EXHIBIT 4.1

GREENWICH CAPITAL ACCEPTANCE, INC.,
Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Seller

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2006

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-9

Exhibit G-3	Form of Final Certification of Trustee	G-3
Exhibit H	Form of Lost Note Affidavit	H
Exhibit I-1	Form of ERISA Representation for Residual Certificate	I-1
Exhibit I-2	Form of ERISA Representation for ERISA Restricted Trust Certificates	I-2
Exhibit J-1	Form of Investment Letter [Non-Rule 144A]	J-1
Exhibit J-2	Form of Rule 144A Investment Letter	J-2
Exhibit K	Form of Transferor Certificate	K
Exhibit L	Transfer Affidavit for Residual Certificate Pursuant to Section 6.02(e)	L
Exhibit M	Form of Back-Up Certification	M
Exhibit N	List of Servicers and Servicing Agreements	N
Exhibit O	Transaction Parties	O
Exhibit P	Form of Trustee Certification	P
Exhibit Q	Form of Certification Regarding Servicing Criteria to be Addressed in Report on Assessment of Compliance	Q
Exhibit R	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility	R
Exhibit S	[Reserved]	S
Exhibit T	[Reserved]	T
Exhibit U	Additional Disclosure Notification	U
Exhibit V	Yield Maintenance Allocation Agreement	V
Exhibit W	Yield Maintenance Agreement	W
Exhibit X	Class 2A-1C2 Yield Maintenance Agreement	X
Exhibit Y	Certificate Insurance Policy	Y

Schedule I	Mortgage Loan Schedule
Schedule II	Final Maturity Reserve Schedule

This Pooling and Servicing Agreement is dated as of September 1, 2006 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a New York corporation, as seller (the “Seller”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust Fund, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. The Certificates will consist of sixteen classes of certificates, designated as (i) the Class 1A-1A Certificates, (ii) the Class 2A-1A Certificates, (iii) the Class 2A-1B1 Certificates, (iv) the Class 2A-1B2 Certificates, (v) the Class 2A-1C1 Certificates, (vi) the Class 2A-1C2 Certificates, (vii) the Class B-1 Certificates, (viii) the Class B-2 Certificates, (ix) the Class B-3 Certificates, (x) the Class B-4 Certificates, (xi) the Class B-5 Certificates, (xii) the Class B-6 Certificates, (xiii) the Class B-7 Certificates, (xiv) the Class C Certificates, (xv) the Class P Certificates and (xvi) the Class R Certificates.

For federal income tax purposes, the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund, the Yield Maintenance Trust, the Yield Maintenance Trust Account, the Yield Maintenance Account, the Yield Maintenance Agreement, the Class 2A-1C2 Yield Maintenance Account, the Class 2A-1C2 Yield Maintenance Agreement, the Final Maturity Reserve Trust and the Final Maturity Reserve Account (the “Excluded Trust Property”)) comprises two REMICs in a tiered REMIC structure: the “Lower-Tier REMIC” and the “Upper-Tier REMIC.” Each Certificate, other than the Class R Certificate, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein. The LIBOR Certificates also represent the right to receive (i) payments in respect of the Final Maturity Reserve Account, (ii) payments in respect of Basis Risk Shortfalls from the Basis Risk Reserve Fund as provided in Section 5.07 and (iii) payments in respect of Basis Risk Shortfalls from the Yield Maintenance Account as provided in Section 5.01(h). In addition, the Class 2A-1C2 Certificates also represent the right to receive payments in respect of Basis Risk Shortfalls from the Class 2A-1C2 Yield Maintenance Account as provided in Section 5.01(i). The owners of the Class C Certificates beneficially own the Basis Risk Reserve Fund, the Final Maturity Reserve Account, the Final Maturity Reserve Trust, the Yield Maintenance Trust, the Yield Maintenance Trust Account, the Yield Maintenance Account and the Class 2A-1C2 Yield Maintenance Account. The Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC.

The Lower-Tier REMIC will hold as its assets all of the assets constituting the Trust Fund (exclusive of the Excluded Trust Property) and will issue interests (the “Lower-Tier Regular Interests”) (which will be uncertificated and will represent the regular interests in the Lower-Tier REMIC) and a residual interest (the “Class LT-R Interest”) which will also be uncertificated and which will represent the sole class of residual interest in the Lower-Tier REMIC. The Trustee will hold the Lower-Tier Regular Interests as assets of the Upper-Tier REMIC.

For purposes of the REMIC Provisions, the startup day for each REMIC created hereby is the Closing Date. All REMIC regular and residual interests created hereby will be retired on or before the Latest Possible Maturity Date.

Lower-Tier REMIC

The following table sets forth (or describes) the designation, interest rate, and initial principal balance of each Lower-Tier Interest in the Lower-Tier REMIC, each of which, other than the LT-R Lower-Tier Interest) is hereby designated as a regular interest in the Lower-Tier REMIC (the “Lower-Tier Regular Interests):

Designation	Interest Rate	Initial Principal Balance	Corresponding Class of Certificate

LT-1A-1A	(1)	$416,229,500.00	1A-1A
LT-2A-1A	(1)	$533,452,500.00	2A-1A
LT-2A-1B1	(1)	$100,000,000.00	2A-1B1
LT-2A-1B2	(1)	$122,271,500.00	2A-1B2
LT-2A-1C1	(1)	$50,000,000.00	2A-1C1
LT-2A-1C2	(1)	$83,363,500.00	2A-1C2
LT-B-1	(1)	$34,578,000.00	B-1
LT-B-2	(1)	$27,374,000.00	B-2
LT-B-3	(1)	$8,644,500.00	B-3
LT-B-4	(1)	$20,891,000.00	B-4
LT-B-5	(1)	$15,848,000.00	B-5
LT-B-6	(1)	$13,687,000.00	B-6
LT-B-7	(1)	$7,202,500.00	B-7
LT-P		$50.00	P
LT-Q	(1)	$1,447,952,377.79	N/A
LT-I	(2)	(2)	N/A
LT-R	(3)	(3)	N/A

(1)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Regular Interests is a per annum rate equal to the Net WAC.

(2)
The LT-I Interest is an interest only interest that does not have a principal balance but has a notional amount as of any Distribution Date equal to the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period (or in the case of the first Distribution Date, as of the Cut-off Date). For any Distribution Date before the Distribution Date in October 2016, it shall bear interest for the related Accrual Period at a fixed rate of 0.00%, and for each Distribution Date commencing on the Distribution Date in October 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, it shall bear interest for the related Accrual Period at a fixed rate equal to the Final Maturity Reserve Rate.

(3)	The LT-R Interest is the sole Class of residual interest in the Lower-Tier REMIC. It does not have an interest rate or a principal balance.

On each Distribution Date, Available Funds shall be distributed in payment of principal on the Lower-Tier Regular Interests as follows:

i.
concurrently to the LT-1A-1A, LT-2A-1A, LT-2A-1B1, LT-2A-1B2, LT-2A-1C1, LT- 2A-2C, LT-B-1, LT-B-2, LT-B-3, LT-B-4, LT-B-5, LT-B-6, LT-B-7, and LT-P Interests until the principal balance of each such Lower-Tier Regular Interest equals 50% of the Class Principal Balance of the Corresponding Class of Certificates immediately after such Distribution Date;

ii.
to the LT-Q Interest until its principal balance equals the excess, if any, of (I) the aggregate Pool Balance immediately after such Distribution Date over (II) the aggregate of the principal balances of the Lower-Tier Regular Interests (other than the LT-Q and the LT-I Interests) after taking into account distributions on such Distribution Date under priority (i) above; and

iii.	finally, to the Lower-Tier Regular Interests, as distributions of interest at the interest rates shown in the table above.

On each Distribution Date, after taking into account principal distributions under priorities (i) and (ii) above, Realized Losses attributable to principal and any Net Deferred Interest shall each be allocated among the Lower-Tier Regular Interests in the same manner that principal is distributed among such Lower-Tier Regular Interests.

On each Distribution Date, Prepayment Penalty Amounts shall be distributed to the LT-P Interest.

Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Principal Balance for each Class of Certificates, each of which, except for the Class R Certificates, is hereby designated a REMIC regular interest in the Upper-Tier REMIC for purposes of the REMIC Provisions:

Class	Original Class Principal Balance or Class Notional Balance	Pass-Through Rate

Class 1A-1A	$832,459,000.00	(1)
Class 2A-1A	$1,066,905,000.00	(1)
Class 2A-1B1	$200,000,000.00	(1)
Class 2A-1B2	$244,543,000.00	(1)
Class 2A-1C1	$100,000,000.00	(1)
Class 2A-1C2	$166,727,000.00	(1)
Class B-1	$69,156,000.00	(1)
Class B-2	$54,748,000.00	(1)
Class B-3	$17,289,000.00	(1)
Class B-4	$41,782,000.00	(1)
Class B-5	$31,696,000.00	(1)
Class B-6	$27,374,000.00	(1)
Class B-7	$14,405,000.00	(1)
Class C	(2)	(2)
Class P	$100.00	(3)
Class R	(4)	(4)

(1)	Calculated pursuant to the definition of “Pass-Through Rate.”

(2)
The Class C Interest shall have an initial principal balance of $14,410,327.79. The Class C Interest also comprises a notional component having a notional amount that at all times will equal the aggregate of the principal balances of the Lower-Tier Regular Interests (i.e., the Pool Balance). For each Distribution Date (and the related Accrual Period), the notional component shall bear interest at a rate equal to the excess of (a) the weighted average of the interest rates on the Lower-Tier Regular Interests (other than the LT-I Interest), weighted on the basis of the principal balance of each such Lower-Tier Interest, over (b) the Adjusted Lower-Tier WAC. For any Distribution Date, interest that accrues on the notional component of the Class C Interest shall be deferred to the extent of any increase in the Overcollateralized Amount on such date. Such deferred interest shall not itself bear interest. In addition, any Net Deferred Interest allocated to the Class C Certificate shall increase its principal balance. In addition to the rights set forth above, the Class C Certificates shall also evidence ownership of the LT-I Interest in the Lower-Tier REMIC.

(3)
The Class P Certificate shall not bear interest at a stated rate. The Class P Certificate shall have an initial Class Principal Balance of $100.00. Prepayment Penalty Amounts paid with respect to the Mortgage Loans shall be distributed to the Class P Certificates.

(4)	The Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC and does not have a principal balance or a pass-through rate.

ARTICLE I
DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01.   Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months unless otherwise indicated in this Agreement.

“Acceptable Successor Servicer”: A FHLMC- or FNMA-approved servicer that is (i) reasonably acceptable to the Trustee and (ii) acceptable to each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trustee that such entity’s acting as a successor servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates (without regard to the Certificate Insurance Policy).

“Account”: The Distribution Account, the Yield Maintenance Trust Account, the Yield Maintenance Account, the Class 2A-1C2 Yield Maintenance Account, the Final Maturity Reserve Account, the Basis Risk Reserve Fund, the Servicing Account or the Policy Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately preceding such Distribution Date. Interest for such Classes will be calculated based upon a 360-day year and the actual number of days in each Accrual Period. With respect to any Distribution Date and each Lower-Tier Regular Interest, the calendar month preceding such Distribution Date. Interest for each Lower-Tier Regular Interest will be calculated based on a 360-day year and assuming each month has 30 days.

“Additional Disclosure Notification”: As defined in Section 3.19(a).

“Additional Form 10-D Disclosure”: As defined in Section 3.19(a).

“Additional Form 10-K Disclosure”: As defined in Section 3.19(b).

“Adjusted Cap Rate”: Any of the Group 1 Adjusted Cap Rate, the Group 2 Adjusted Cap Rate or the Subordinate Adjusted Cap Rate.

“Adjusted Lower-Tier WAC”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the Lower-Tier Regular Interests (other than the Class LT-I Interest), weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by first (a) subjecting the interest rate on the LT-P and LT-Q Interests to a cap of 0.00%, and (b) subjecting the interest rate on each of the LT-1A-1A, LT-2A-1A, LT-2A-1B1, LT-2A-1B2, LT-2A-1C1, LT-2A-1C2, LT-B-1, LT-B-2, LT-B-3, LT-B-4, LT-B-5, LT-B-6, and LT-B-7 Interests to a cap equal to the product of Pass-Through Rate for the Corresponding Class of Certificates for such Distribution Date multiplied by the quotient of the actual number of days in the Accrual Period divided by 30.

“Adjustment Date”: With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administrator”: Deutsche Bank National Trust Company or its successor in interest, or any successor administrator appointed as herein provided.

“Advance”: With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Servicer including the Trustee in its capacity as successor Servicer in respect of such Distribution Date pursuant to Section 5.05 (or by the Trustee pursuant to Section 7.02 as successor Servicer) or by the Servicer in accordance with the Servicing Agreement for such Distribution Date.

“Adverse REMIC Event”: Either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement dated as of September 1, 2006, as amended, supplemented and otherwise modified from time to time.

“Allocated Realized Loss Amount”: For any Distribution Date and any Class of Offered Certificates, an amount equal the sum of any Realized Losses allocated to that Class of Certificates on such Distribution Date and any Allocated Realized Loss Amounts previously allocated to such Class pursuant to Section 5.03 minus any amounts distributed to such Class pursuant to Section 5.01(a)(iv) in respect of Allocated Realized Loss Amounts.

“Apportioned Principal Balance”: With respect to any Class of Subordinate Certificates, either Loan Group and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group for such date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for such date.

“Assignment”: With respect to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”: With respect to any Distribution Date and any Loan Group, an amount equal to (i) the sum, without duplication, of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in such Loan Group, (b) Net Liquidation Proceeds, Insurance Proceeds (including from primary mortgage insurance policies), Principal Prepayments (excluding Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in such Loan Group received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of Mortgage Loans in such Loan Group, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicer pursuant to the Servicing Agreement and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans in such Loan Group, (e) the aggregate of the Purchase Prices, Substitution Adjustments, Repurchase Prices and other amounts collected for purchases or substitutions pursuant to Section 2.03 deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in such Loan Group, (f) the aggregate of any Advances made by the Servicer for that Distribution Date in respect of the Mortgage Loans in such Loan Group, (g) the aggregate of any Advances made by the Trustee (as successor Servicer) for such Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in such Loan Group and (h) the Termination Price allocated to such Loan Group on the Distribution Date on which the Trust Fund is terminated, (i) to the extent of amounts attributable to interest, the Class 2A-1C2 Premium Amount payable on such Distribution Date to the Certificate Insurer from the applicable Loan Group, (j) to the extent of amounts attributable to interest, the Expense Fees for such Distribution Date in respect of the Mortgage Loans in such Loan Group, (k) to the extent of amounts attributable to interest or principal, as applicable, amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in such Loan Group and other amounts as to which the Servicer, the Trustee and the Custodian are entitled to be reimbursed pursuant to Section 4.03, first, to the extent of amounts attributable to interest, and second, if such amounts are insufficient, to the extent of amounts attributable to principal, the amount payable to the Trustee pursuant to Section 8.05 and the Custodian pursuant to Section 19 of the Custodial Agreement in respect of Mortgage Loans in such Loan Group or if not related to a Mortgage Loan, allocated to each Loan Group on a pro rata basis and (l) amounts deposited in the Distribution Account, as the case may be, in error, in respect of Mortgage Loans in such Loan Group.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Reserve Fund”: A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”: With respect to any Distribution Date and the LIBOR Certificates, the sum of:

(i) the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (ii) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Pass-Through Rate, determined without regard to clause (ii) in the definition thereof.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof). On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Bulk PMI Fee”: Not applicable.

“Bulk PMI Fee Rate”: Not applicable.

“Bulk PMI Policy”: Not applicable.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Texas, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”: The right to terminate this Agreement and the Trust Fund pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”: As defined in Section 10.01(a) hereof.

“Certificate”: Any Regular Certificate, Residual Certificate, Class C Certificate or Class P Certificate.

“Certificate Group 1”: At any time, the Group 1 Certificates.

“Certificate Group 2”: At any time, the Group 2 Certificates.

“Certificate Group”: Either Certificate Group 1 or Certificate Group 2, as the context requires.

“Certificate Insurance Policy”: The Certificate Guaranty Insurance Policy (No. AB1037BE) with respect to the Insured Certificates, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Insured Certificates, a form of which is attached hereto as Exhibit Y.

“Certificate Insurer”: Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

“Certificate Insurer Default”: The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms; (b) the entry of a decree or order of a court or agency having jurisdiction in respect of the Certificate Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law appointing a conservator or receiver or liquidator or other similar official of the Certificate Insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the Certificate Insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of 90 consecutive days; (c) the Certificate Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Certificate Insurer or of or relating to all or substantially all of its property; or (d) the Certificate Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

“Certificate Insurer Reimbursement Amount”: For any Distribution Date, the sum of (a) all amounts previously paid by the Certificate Insurer in respect of Insured Amounts and Preference Amounts for which the Certificate Insurer has not been reimbursed prior to such Distribution Date and (b) interest accrued on the foregoing at the Late Payment Rate from the date the Trustee received such amounts paid by such Certificate Insurer to such Distribution Date.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”: With respect to each Certificate of a given Class (other than the Class C and Class R Certificates) and any date of determination, the product of (i) the Class Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 6.02 hereof. Deutsche Bank National Trust Company will act as Certificate Registrar, for so long as it is the Trustee under this Agreement.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Residual Certificate for any purpose hereof; provided that solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the NIMS Insurer, the Servicer or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Certification Parties”: As defined in Section 3.06.

“Certifying Person”: As defined in Section 3.06.

“Class”: Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 2A-1C2 Premium Amount”: With respect to any Distribution Date and the Class 2A-1C2 Certificates, the product of one-twelfth of the Insurer Premium Rate and the Class Principal Balance of the Class 2A-1C2 Certificates on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, on the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Class 2A-1C2 Strike Rate”: With respect to any Distribution Date and the Class 2A-1C2 Yield Maintenance Agreement, the strike rate for such date set forth on Exhibit I to the Class 2A-1C2 Yield Maintenance Agreement.

“Class 2A-1C2 Yield Maintenance Account”: The account established and maintained by the Trustee pursuant to Section 5.12, which shall be entitled “Yield Maintenance Account, Deutsche Bank National Trust Company, in trust for the registered Holders of Class 2A-1C2 Certificates, HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9” and which must be an Eligible Account.

“Class 2A-1C2 Yield Maintenance Agreement”: The interest rate cap agreement for the benefit of the Class 2A-1C2 Certificates by and between the Yield Maintenance Provider and the Administrator, on behalf of the Yield Maintenance Trust, including the ISDA Master Agreement between the Yield Maintenance Provider and the Administrator, the schedule thereto and the related confirmation (Ref. No. 38409), dated as of October 2, 2006 attached as Exhibit X hereto. The Yield Maintenance Agreement shall be an asset of the Trust Fund and not of any REMIC.

“Class 2A-1C2 Yield Maintenance Distributable Amount”: With respect to each Distribution Date and the Class 2A-1C2 Certificates, an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to the applicable strike rate cap set forth on Schedule I, over (y) the applicable Class 2A-1C2 Strike Rate, (ii) the related Class 2A-1C2 Yield Maintenance Notional Balance and (iii) a fraction, the numerator of which is the actual number days in the related interest Accrual Period and the denominator of which is 360.

“Class 2A-1C2 Yield Maintenance Notional Balance”: For any Distribution Date, the lesser of (i) the amount set forth on Schedule I to the Class 2A-1C2 Yield Maintenance Agreement for the Class 2A-1C2 Certificates and (ii) the Class Principal Balance of the Class 2A-1C2 Certificates.

“Class 2A-1C2 Yield Maintenance Payment Amount”: With respect to each Distribution Date, an amount equal to any Basis Risk Shortfalls with respect to the Class 2A-1C2 Certificates for such date.

“Class B-1 Principal Distribution Amount”: For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 82.500% and thereafter 86.000% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $14,407,472.79.

“Class B-2 Principal Distribution Amount”: For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 87.250% and thereafter 89.800% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $14,407,472.79.

“Class B-3 Principal Distribution Amount”: For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 88.750% and thereafter 91.000% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $14,407,472.79.

“Class B-4 Principal Distribution Amount”: For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B- 3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 92.375% and thereafter 93.900% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $14,407,472.79.

“Class B-5 Principal Distribution Amount”: For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 95.125% and thereafter 96.100% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $14,407,472.79.

“Class B-6 Principal Distribution Amount”: For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 97.500% and thereafter 98.000% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $14,407,472.79.

“Class B-7 Principal Distribution Amount”: For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date) (vii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such Distribution Date)and (viii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 98.750% and thereafter 99.000% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $14,407,472.79.

“Class C Distributable Amount”: With respect to any Distribution Date, the amount of interest that has accrued on the Class C Notional Balance, as described in the Preliminary Statement, but that has not been distributed pursuant to Section 5.01(a)(iv)(K) hereof prior to such Distribution Date. In addition, such amount shall include the initial Overcollateralized Amount (less the $100 of such amount allocated to the Class P Certificates) to the extent such amount has not been distributed on prior Distribution Dates as part of the Overcollateralization Release Amount.

“Class C Notional Balance”: With respect to any Distribution Date (and the related Accrual Period) the aggregate principal balance of the Lower-Tier Regular Interests (the Pool Balance) as specified in the Preliminary Statement.

“Class LT-R Interest”: As described in the Preliminary Statement.

“Class Principal Balance”: As to any Distribution Date, with respect to any Class of Certificates (other than the Class C and Class R Certificates), the Original Class Principal Balance thereof as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates (provided, however, that the Certificate Insurer will be subrogated to the amount of any Realized Losses paid by it to the Insured Certificates), (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount, and (b) increased by (x) the amount of Deferred Interest allocated to such Class of Certificates on such Distribution Date as set forth in Section 5.02 and (y) increased pursuant to Sections 5.01(h) and 5.08; provided, that any amounts distributed to a Class in respect of Allocated Realized Loss Amounts pursuant to Sections 5.01(a)(iv) and 5.01(h) will not further increase the Certificate Principal Balance of such Class.

“Class Subordination Percentage”: With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates immediately before such Distribution Date.

“Close of Business”: As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: October 4, 2006.

“Code”: The Internal Revenue Code of 1986, as amended.

“Commission”: U.S. Securities and Exchange Commission.

“Compensating Interest Payment”: With respect to any Distribution Date, the amount specified to be paid by the Servicer pursuant to Section 11.04(ix) of the Servicing Addendum to the Servicing Agreement.

“Controlling Person”: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

“Cooperative Corporation”: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement and the assignment of the Security Agreement in blank; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original, if available, or a copy of the executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”: Shares issued by a Cooperative Corporation.

“Cooperative Unit”: A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: GC0609, HarborView Mortgage Loan Trust 2006-9, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Seller. With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, the offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit.

“Corresponding Class”: With respect to each class of Lower Tier Regular Interests or Middle Tier Regular Interests, the Class or Classes of Certificates corresponding to such class as set forth in the Preliminary Statement.

“Countrywide”: Countrywide Home Loans, Inc., and its successors and assigns, in its capacity as Originator of the Mortgage Loans.

“Countrywide Servicing”: Countrywide Home Loans Servicing LP, as Servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto, and any successors thereto.

“Credit Enhancement Percentage”: For any Distribution Date and any Class of Certificates, the percentage obtained by dividing (i) the sum of (x) the aggregate Class Principal Balance of the Subordinate Certificates subordinate to such Class and (y) the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans.

	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before October 2012 or Stepdown Date	Target Credit Enhancement Percentage on or after October 2012 or Stepdown Date

Senior	9.400%	23.500%	18.800%
B-1	7.000%	17.500%	14.000%
B-2	5.100%	12.750%	10.200%
B-3	4.500%	11.250%	9.000%
B-4	3.050%	7.625%	6.100%
B-5	1.950%	4.875%	3.900%
B-6	1.000%	2.500%	2.000%
B-7	0.500%	1.250%	1.000%

“Custodial Agreement”: The Custodial Agreement dated as of September 1, 2006, between the Trustee and the Bank of New York, as custodian.

“Custodial Fee”: The monthly fee payable to the Custodian for its services rendered under the Custodial Agreement as determined pursuant to a separate letter agreement between the Custodian and the Trustee.

“Custodian”: The Bank of New York, and its successors acting as custodian of the Mortgage Files.

“Cut-off Date”: With respect to any Mortgage Loan, the Close of Business in New York City on September 1, 2006.

“Cut-off Date Aggregate Principal Balance”: The aggregate of the Cut-off Date Principal Balances of all of the Mortgage Loans.

“Cut-off Date Collateral Balance”: As to any Distribution Date, the aggregate Stated Principal Balance of all Mortgage Loans as of September 1, 2006.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-off Date whether or not received as of the Cut-off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Deferred Interest”: With respect to each Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

“Deficiency Amount”: Means with respect to the Insured Certificates, (a) for any Distribution Date prior to the Final Distribution Date, the sum of (1) the excess, if any, of the Monthly Interest Distributable Amount on the Insured Certificates for such Distribution Date, net of any Net Interest Shortfalls, Basis Risk Shortfalls and Net Deferred Interest, over the amount of Available Funds to pay such net amount on the Insured Certificates on such Distribution Date and (2) the amount, if any, of any Realized Losses allocable to the Insured Certificates on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date, other than pursuant to a claim on the Certificate Insurance Policy) and (b) for the Final Distribution Date, the sum of (x) the amount set forth in clause (a)(1) above and (y) the aggregate outstanding Certificate Principal Balance of the Insured Certificates, after giving effect to all payments of principal on the Insured Certificates on such Final Distribution Date, other than pursuant to a claim on the Certificate Insurance Policy on that Distribution Date.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”: Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the Servicing Agreement, on which the Servicer determines the amount of all funds required to be remitted to the Trustee on the Servicer Remittance Date with respect to the Mortgage Loans.

“Disqualified Organization”: A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distressed Mortgage Loan”: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the Servicer on behalf of the Trust Fund has accepted a deed in lieu of foreclosure.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 4.02 hereof for the benefit of the Certificate Insurer and the Certificateholders and designated “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9” and which must be an Eligible Account.

“Distribution Account Income”: As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”: The 19th day of each month, or, if such day is not a Business Day, the next Business Day commencing in October 2006.

“Distribution Date Statement”: As defined in Section 5.04(a) hereof.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of:

(i)
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of each Rating Agency at the time any amounts are held on deposit therein;

(ii)
an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Trustee on behalf of the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)
a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv)
an account otherwise acceptable to each Rating Agency without reduction or withdrawal of its then current ratings of the Certificates (without regard to the Certificate Insurance Policy) as evidenced by a letter from such Rating Agency to the Trustee. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”: (i) the Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C Certificates, the Subordinate Certificates and the Residual Certificate and (ii) any Class 1A-1A or Class 2A-1A Certificates that are not rated at least “AA-” (or its equivalent) by at least one nationally rated statistical rating organization upon acquisition.

“Event of Default”: As defined in the Servicing Agreement.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Expense Fee”: With respect to any Mortgage Loan, the sum of (i) the Servicing Fee, (ii) the Trustee Fee, (iii) any Bulk PMI Fee, if applicable, and (iv) with respect to any Lender-Paid Mortgage Insurance Loan, the Lender-Paid Mortgage Insurance Fee.

“Expense Fee Rate”: With respect to any Mortgage Loan, the per annum rate at which the Expense Fee accrues for such Mortgage Loan as set forth in the Mortgage Loan Schedule.

“Extra Principal Distribution Amount”: For any Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”: The Distribution Date occurring in November 2036 (other than the Insured Certificates, which is December 2037).

“Final Maturity Reserve Account”: The account created pursuant to Section 5.09 of this Agreement.

“Final Maturity Reserve Amount”: For each Distribution Date prior to the Distribution Date in October 2016, zero. For each Distribution Date commencing on the Distribution Date in October 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, an amount equal to the least of (x) the product of (i) the quotient of the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the first day of the related Due Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to the Distribution Date), (y) the Interest Remittance Amount after making any withdrawals from the Distribution Account pursuant to Section 4.03(a) (excluding clause (xv) therein) and (z) the Final Maturity Reserve Shortfall for such Distribution Date. Notwithstanding the foregoing, if on any Distribution Date the aggregate Stated Principal Balance of Mortgage Loans having 40-year original terms to maturity on such Distribution Date is less than or equal to the applicable amount set forth in the Final Maturity Reserve Schedule, the Final Maturity Reserve Amount shall equal zero.

“Final Maturity Reserve Rate”: A per annum rate equal to the product of (i) 1.00% and (ii) a fraction, the numerator of which is the aggregate Stated Principal Balance as of the Cut-off Date of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance as of the Cut-off Date of all of the Mortgage Loans.

“Final Maturity Reserve Schedule”: With respect to each Distribution Date on or after the Distribution Date in October 2016 through and including Final Maturity Reserve Termination Date, the aggregate principal balance set forth on Schedule II hereto for that Distribution Date.

“Final Maturity Reserve Shortfall”: With respect to any Distribution Date commencing on the Distribution Date in October 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the lesser of (i) the excess of $105,527,083.74 over amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such Distribution Date other than distributions from the Final Maturity Reserve Account) and (ii) the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (b) amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such Distribution Date other than distributions from the Final Maturity Reserve Account).

“Final Maturity Reserve Termination Date”: The earlier of (i) the Distribution Date in November 2036 or (ii) the termination of the Trust Fund.

“Final Maturity Reserve Trust”: The corpus of a trust created pursuant to Section 5.09 of this Agreement and designated as the “Final Maturity Reserve Trust,” consisting of the Final Maturity Reserve Account, but which is not an asset of any REMIC.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or contemplated by Sections 2.03 and 10.01), a determination made by the Servicer, and reported to the Trustee, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Form 8-K Disclosure Information”: As defined in Section 3.07(c)(i).

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”: Greenwich Capital Financial Products, Inc., and its successors and assigns.

“Gross Margin”: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Adjusted Cap Rate”: For any Distribution Date and for the Group 1 Certificates, the Net WAC Cap for such Distribution Date, determined by first reducing the Net WAC by a per annum rate equal to the product of (i) the Net Deferred Interest for Loan Group 1 for that Distribution Date multiplied by (ii) 12, divided by the Pool Balance for Loan Group 1 as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Cut-off Date).

“Group 1 Certificates”: The Class 1A-1A Certificates.

“Group 1 Mortgage Loan”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Adjusted Cap Rate”: For any Distribution Date and for the Group 2 Certificates, the Net WAC Cap for such Distribution Date, determined by first reducing the Net WAC by a per annum rate equal to the product of (i) the Net Deferred Interest for Loan Group 2 for that Distribution Date multiplied by (ii) 12, divided by the Pool Balance for Loan Group 2 as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Cut-off Date).

“Group 2 Certificates”: The Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates.

“Group 2 Mortgage Loan”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Indemnification Agreement”: The Indemnification Agreement dated as of the Closing Date among the Depositor, the Seller, Greenwich Capital Markets, Inc. and the Certificate Insurer, including any amendments and supplements thereto.

“Indemnified Persons”: The Trustee (individually in its corporate capacity and in all capacities hereunder), the Depositor, the Servicer, the Custodian, the NIMS Insurer and the Certificate Insurer and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

“Indenture”: An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or the Residual Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

“Index”: With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Certificate other than the Class C and Class R Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial LIBOR Rate”: 5.32250%.

“Initial Loan Group 1 Balance”: $918,828,541.62.

“Initial Loan Group 2 Balance”: $1,962,665,886.17.

“Insurance Proceeds”: With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicing Agreement.

“Insured Amount”: As defined in the Certificate Insurance Policy.

“Insured Certificates”: The Class 2A-1C2 Certificates.

“Insurer Premium Rate”: 0.08% per annum.

“Interest Distributable Amount”: With respect to any Distribution Date and each Class of Certificates (other than the Class C, Class P and Class R Certificates), the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest Remittance Amount”: For any Distribution Date and Loan Group, the sum of (i) the portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in such Loan Group and (ii) Principal Prepayments for such Loan Group received during the related Prepayment Period up to the amount of related Deferred Interest for such Distribution Date.

“Interest Shortfall”: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a) Principal Prepayments in part received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate for such Mortgage Loan on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(b) Principal Prepayments in full received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(c) any Relief Act Reductions for such Distribution Date.

“Late Payment Rate”: The meaning given to such term in the Certificate Insurance Policy.

“Latest Possible Maturity Date”: As determined as of the Cut-off Date, the Distribution Date following the fifth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

“Lender-Paid Mortgage Insurance Loan”: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

“Lender-Paid Mortgage Insurance Fee”: As to any Distribution Date and each Lender Paid Mortgage Insurance Mortgage Loan, an amount equal to the product of the Lender-Paid Mortgage Insurance Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Lender-Paid Mortgage Insurance Fee Rate”: For each Lender-Paid Mortgage Insurance Loan and any Distribution Date, the per annum rate required to be paid in connection with the related lender-paid mortgage insurance policy for such Mortgage Loan on such Distribution Date.

“LIBOR”: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 am (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

(b) The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”: The Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates and the Subordinate Certificates.

“LIBOR Determination Date”: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the Servicing Agreement.

“Liquidation Expenses”: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”: With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”: Either of Loan Group 1 or Loan Group 2, as the context requires.

“Loan Group Balance”: As to each Loan Group and any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans on that day.

“Loan Group 1”: At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”: At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”: With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower-Tier Regular Interest”: As described in the Preliminary Statement.

“Lower-Tier REMIC”: As described in the Preliminary Statement.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Maximum Loan Rate”: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”: Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”: The system of recording transfers of mortgages electronically maintained by MERS.

“MIN”: The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”: With respect to each Class of Certificates (other than the Class C, Class P and Class R Certificates) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the lesser of the related Pass-Through Rate and the related Adjusted Cap Rate on the Class Principal Balance of that Class immediately prior to that Distribution Date, in each case, reduced by any Interest Shortfalls allocated to such Class (allocated to each Certificate based on its respective entitlements to interest irrespective of any Interest Shortfalls for such Distribution Date) pursuant to Section 5.01; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the applicable provisions of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. and its successors.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of September 1, 2006, regarding the transfer of the Mortgage Loans by the Seller (including the Seller’s rights and interest in the Servicing Agreement) to or at the direction of the Depositor.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)	the Mortgage Loan identifying number;

(ii)	the state and five-digit ZIP code of the Mortgaged Property;

(iii)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(iv)
a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(v)
if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-off Date;

(vi)	the original months to maturity;

(vii)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(viii)	the Loan-to-Value Ratio at origination;

(ix)	the Loan-to-Collateral Value Ratio at origination;

(x)	the Loan Rate in effect immediately following the Cut-off Date;

(xi)	the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xii)	the stated maturity date;

(xiii)	the Servicing Fee Rate;

(xiv)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv)	the original principal balance of the Mortgage Loan;

(xvi)	the Stated Principal Balance of the Mortgage Loan on the Cut-off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvii)	the Index and Gross Margin specified in related Mortgage Note;

(xviii)	the next Adjustment Date, if applicable;

(xix)	the Maximum Loan Rate, if applicable;

(xx)	the Value of the Mortgaged Property;

(xxi)	the sale price of the Mortgaged Property, if applicable;

(xxii)	the product code;

(xxiii)	whether the Mortgage Loan is a Lender-Paid Mortgage Insurance Loan, and the applicable Lender-Paid Mortgage Insurance Fee Rate, if applicable;

(xxiv)	the Expense Fee Rate therefor; and

(xxv)	the respective Loan Group.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee shall not disclose such information except to the extent disclosure may be required by any law or regulatory or administrative authority; provided, however, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and any auditors in connection with the performance of its responsibilities hereunder.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”: Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”: The obligor on a Mortgage Note.

“MTA”: The twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“MTA Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“Net Deferred Interest”: With respect to each Loan Group and any Distribution Date, the greater of (i) the excess, if any, of the Deferred Interest for the related Due Date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period and (ii) zero.

“Net Interest Shortfall”: With respect to any Distribution Date, the excess of the Interest Shortfall, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicer under the Servicing Agreement with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, related Servicing Advances, related Servicing Fees and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the Expense Fee Rate and, commencing on the Distribution Date in October 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the Final Maturity Reserve Rate.

“Net Maximum Rate”: For any Mortgage Loan and any Distribution Date, the maximum rate at which interest could accrue on such Mortgage Loan net of the sum of (a) the Expense Fee Rate and (b) commencing on the Distribution Date in October 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the Final Maturity Reserve Rate.

“Net Maximum Rate Cap”: For any Distribution Date will equal the applicable Net WAC Cap, computed for this purposes on the basis of the assumption that each Mortgage Loan accrued interest for the related Accrual Period at its Net Maximum Rate.

“Net Monthly Excess Cashflow”: For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the LIBOR Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates and (C) the Principal Remittance Amount.

“Net Realized Losses”: For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the sum of (a) the amount of any increases to the Class Principal Balance of that Class pursuant to Section 5.08 due to Recoveries and (b) any payments received pursuant to Section 5.01(h)(ii) from the Yield Maintenance Account.

“Net WAC”: With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Net WAC Cap”: For the LIBOR Certificates (other than the Class 2A-1C2 Certificates) and any Distribution Date is equal to the product of (x) the Net WAC and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. For the Class 2A-1C2 Certificates and any Distribution Date is equal to the excess, if any, of (x) the Net WAC Cap for the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2 and Class 2A-1C1 Certificates and the Subordinate Certificates for such Distribution Date over (y) the Insurer Premium Rate for such Distribution Date.

“NIM Redemption Amount”: As defined in Section 10.01(a).

“NIM Securities”: Any net interest margin securities issued by a trust or other special purpose entity pursuant to an Indenture, the principal assets of such issuing entity include the Class P and Class C Certificates and the payments received thereon, which principal assets back such securities.

“NIMS Agreement”: Any agreement pursuant to which the NIM Securities are issued.

“NIMS Insurer”: One or more insurance issuing financial guaranty insurance policies in connection with the issuance of NIM Securities.

“Nonrecoverable”: The determination by the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Notice”: As defined in the Certificate Insurance Policy.

“Offered Certificates”: The Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1, Class 2A-1C2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable.

“One-Month LIBOR”: The average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Seller, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Class Principal Balance”: With respect to each Class of Certificates other than the Class C, Class P and Class R Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Originator”: Countrywide or any other originator contemplated by Item 1110 (§ 229.1110) of Regulation AB.

“OTS”: The Office of Thrift Supervision.

“Outstanding Mortgage Loan”: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Overcollateralization Target Amount”: With respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, 0.50% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (x) (I) 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans prior to the Distribution Date in October 2012 or (II) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans on or after the Distribution Date in October 2012 and (y) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Overcollateralized Amount”: For any Distribution Date, an amount equal to (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date) from the Principal Remittance Amount.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to each Class of Offered Certificates and any Distribution Date, the rate set forth below:

(i)
The Pass-Through Rate for the Class 1A-1A Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.210% per annum (0.420% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(ii)
The Pass-Through Rate for the Class 2A-1A Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.210% per annum (0.420% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(iii)
The Pass-Through Rate for the Class 2A-1B1 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.260% per annum (0.520% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(iv)
The Pass-Through Rate for the Class 2A-1B2 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.280% per annum (0.560% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(v)
The Pass-Through Rate for the Class 2A-1C1 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.300% per annum (0.600% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(vi)
The Pass-Through Rate for the Class 2A-1C2 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.210% per annum (0.420% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date, (iii) the Net Maximum Rate Cap and (iv) 10.00% per annum.

(vii)
The Pass-Through Rate for the Class B-1 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.410% per annum (0.615% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(viii)
The Pass-Through Rate for the Class B-2 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.420% per annum (0.630% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(ix)
The Pass-Through Rate for the Class B-3 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.450% per annum (0.675% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(x)
The Pass-Through Rate for the Class B-4 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.600% per annum (0.900% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(xi)
The Pass-Through Rate for the Class B-5 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.700% per annum (1.050% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(xii)
The Pass-Through Rate for the Class B-6 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 1.250% per annum (1.875% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(xiii)
The Pass-Through Rate for the Class B-7 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 2.000% per annum (3.000% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

“Paying Agent”: Any paying agent appointed pursuant to Section 6.05 hereof, initially, the Trustee.

“PCAOB”: The Public Company Accounting Oversight Board.

“Percentage Interest”: With respect to any Certificate (other than a Class C, Class P and Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Principal Balance or Original Class Notional Balance, as applicable, of the related Class. With respect to the Class C, Class P and Class R Certificates, 100%.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)
(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or the Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each of the Rating Agencies and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)
repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by each of the Rating Agencies;

(iv)
securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)
any mutual fund, money market fund, common trust fund or other pooled investment vehicle, including any such fund that is managed by the NIMS Insurer, or for which the NIMS Insurer or any of its affiliates acts as an adviser as long as such fund is rated in at least the second highest rating category by each Rating Agency rating such fund or vehicle; and the NIMS Insurer may trade with itself or an affiliate when purchasing or selling Permitted Investments; and

(vii)
if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”: The Class C, Class P and Class R Certificates.

“Policy Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 4.05 hereof in the name of the Trustee for the benefit of the Class 2A-1C2 Certificateholders and designated “Policy Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9, Class 2A-1C2 Certificates.”

“Pool Balance”: With respect to any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the related Due Period, of the Mortgage Loans in all Loan Groups that were Outstanding Mortgage Loans on that day.

“Preference Amounts”: As defined in the Certificate Insurance Policy.

“Premium Proceeds”: The amount by which the Termination Price paid in connection with the termination pursuant to Section 10.01 hereof exceeds the sum of (i) accrued and unpaid interest and unpaid principal on the Certificates, (ii) any unreimbursed Servicing Advances and Advances and (iii) all amounts, if any, then due and owing to the Trustee and the Certificate Insurer under this Agreement.

“Prepayment Penalty Amount”: With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected and deposited into the Distribution Account during the immediately preceding Prepayment Period, under the terms of the Servicing Agreement.

“Prepayment Period”: With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”: As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-off Date, as increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”: For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans in the related Loan Group immediately prior to such Distribution Date.

“Principal Distribution Amount”: For any Distribution Date and Loan Group, the excess of (x) the related Principal Remittance Amount reduced by the lesser of (a) Principal Prepayments received for the related Loan Group during the related Prepayment Period and (b) the amount of Deferred Interest added to the Principal Balance of the Mortgage Loans in the related Loan Group on the Due Date in the month of such Distribution Date over (y) such Loan Group’s pro rata share, based on the aggregate outstanding Principal Balance of the Mortgage Loans, of the Overcollateralization Release Amount for such Distribution Date.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to each Loan Group and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Servicer in respect of the related Due Period, (b) that portion of the Purchase Price or Repurchase Price, as applicable, representing principal of any repurchased Mortgage Loan in that Loan Group, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group other than Recoveries, (f) all Principal Prepayments (net of Deferred Interest) in part or in full on Mortgage Loans received by the Servicer during the related Prepayment Period, net of Deferred Interest, (g) all Recoveries related to that Loan Group received during the related Prepayment Period, (h) the outstanding principal balance of each Mortgage Loan purchased from the Trust Fund by the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent) and (i) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group.

“Private Certificates”: The Class C, Class P and Class R Certificates.

“Pro Rata Share”: With respect to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Principal Balance of that Class and the denominator of which is the aggregate of the Class Principal Balances of all the Classes of Subordinate Certificates.

“Proprietary Lease”: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”: The Prospectus Supplement, together with the accompanying prospectus, dated August 10, 2006, relating to the Offered Certificates.

“Prospectus Supplement”: That certain prospectus supplement dated October 3, 2006, relating to the initial offering of the Offered Certificates.

“Purchase Agreement”: The Master Mortgage Loan Purchase and Servicing Agreement dated as of April 1, 2003, as amended by that certain Amendment Number One dated November 1, 2004, and as further amended by that certain Amendment Reg AB dated December 1, 2005, between GCFP, as purchaser, and Countrywide, as seller, as reconstituted by the Reconstitution Agreement, and as supplemented by the Representation Letter, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Loans.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the Servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the Servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust Fund in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, and having a claims paying ability which is acceptable to each Rating Agency for pass-through certificates without a certificate insurance policy having the same ratings on the Certificates rated by each Rating Agency as of the Closing Date. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio and a Loan-to-Collateral Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and the Loan-to-Collateral Value Ratio, respectively, of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratio and Loan-to-Collateral Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”: Each of S&P and Moody’s and any respective successors thereto. If Moody’s, S&P or their respective successors shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency or agencies, or other comparable Person or Persons, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Reconstitution Agreement”: The reconstituted servicing agreement dated as of September 1, 2006 among the Seller, the Depositor, Countrywide Home Loans, Inc. and the Servicer and acknowledged by the Trustee, reconstituting the Servicing Agreement.

“Record Date”: With respect to each Distribution Date and the LIBOR Certificates, the Business Day preceding the applicable Distribution Date so long as such Certificates remain Book-Entry Certificates and otherwise the Record Date shall be same as the other Classes of Certificates. For each other Class of Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Recovery”: With respect to any Distribution Date and a Mortgage Loan that became a Liquidated Mortgage Loan in the month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Reference Bank:” A leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, which shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

“Refinancing Mortgage Loan”: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”: Any Certificate other than the Class C, Class P and Class R Certificates.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S”: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

“Regulation S Global Security”: The meaning specified in Section 6.01.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to each party, as set forth on Exhibit Q attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Custodian or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Relief Act Reductions”: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”: An Independent Opinion of Counsel, to the effect that the proposed action described therein would not cause an Adverse REMIC Event.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”: The Servicer’s Remittance Report to the Trustee pursuant to the Servicing Agreement providing information with respect to each Mortgage Loan which is provided no later than the 10th calendar day of each month and which shall contain such information as may be agreed upon by the Trustee and which shall be sufficient to enable the Trustee to prepare the related Distribution Date Statement.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate for such REO Property on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the Servicing Agreement.

“Representation Letter”: The letter from Countrywide to GCFP dated as of the Closing Date, pursuant to which Countrywide, under the terms of the Purchase Agreement, makes additional representations and warranties as agreed upon by GCFP and Countrywide.

“Reportable Event”: As defined in Section 3.19(c).

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Required Reserve Fund Deposit”: With respect to the Class C Certificates and any Distribution Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow otherwise distributable to the Class C Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund to an amount equal to the greater of (a) the unpaid Basis Risk Shortfalls for such Distribution Date with respect to the LIBOR certificates (after giving effect to distributions of amounts received pursuant to the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement) and (b) $1,000.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”: The Class R Certificates.

“Responsible Officer”: When used with respect to the Trustee, any director, any vice president, any assistant vice president, any associate assigned to the Corporate Trust Office (or similar group) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Security”: As defined in Section 6.01.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Sarbanes Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: A written certification signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Depositor, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Security Agreement”: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”: GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”: Any one of the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates.

“Senior Certificate Group”: Either (a) the Class 1A-1A Certificates with respect to Loan Group 1 or (b) the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates with respect to Loan Group 2.

“Senior Certificateholder”: Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”: The date on which the Class Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

“Senior Principal Distribution Amount”: For any Distribution Date, an amount equal to the excess of (x) the aggregate class principal balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to October 2012, 76.50% and thereafter 81.20% and (ii) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $14,407,472.79.

“Senior Termination Date”: For each Senior Certificate Group, the Distribution Date on which the aggregate of the Class Principal Balances of the related Senior Certificates is reduced to zero.

“Servicer”: Countrywide Home Loans Servicing LP, as primary servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto, and any successors thereto.

“Servicer Remittance Date”: With respect to each Mortgage Loan, the 18th day of each month, or if such 18th day is not a Business Day, the preceding Business Day.

“Servicing Account”: Any account established and maintained for the benefit of the Trust Fund by the Servicer or with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the Servicing Agreement.

“Servicing Addendum”: As defined in the Servicing Agreement.

“Servicing Advances”: With respect to the Servicer (including the Trustee in its capacity as successor Servicer), all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer (including the Trustee in its capacity successor Servicer) in the performance of its servicing obligations under the Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof or the Servicing Agreement.

“Servicing Agreement”: The Master Mortgage Loan Purchase and Servicing Agreement dated as of April 1, 2003, as amended by that certain Amendment Number One dated November 1, 2004, and as further amended by that certain Amendment Reg AB dated December 1, 2005, between GCFP, as purchaser, and Countrywide, as seller, as reconstituted by the Reconstitution Agreement, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Loans.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to the Servicer and each Mortgage Loan and for any calendar month, the fee payable to the Servicer determined pursuant to the Servicing Agreement.

“Servicing Fee Rate”: With respect to each Mortgage Loan, the per annum rate of 0.3750%.

“Servicing Function Participant”: Any Subservicer, Subcontractor of the Servicer, the Custodian and the Trustee, respectively.

“Servicing Officer”: Any officer of the Servicer or any Subservicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee, the Custodian and the Depositor on the Closing Date, as such list may from time to time be amended.

“Sponsor”: Greenwich Capital Financial Products, Inc., in its capacity as sponsor under this Agreement.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of the Distribution Date in October 2006, the Cut-off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-off Date Principal Balance of such Mortgage Loan minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 5.01 before such date of determination and (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions of the Servicing Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero; provided that such Stated Principal Balance shall be increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note. With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in October 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and before distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to (a) prior to the Distribution Date in October 2012, 23.50% and (b) on or after the Distribution Date in October 2012, 18.80%.

“Strike Rate”: With respect to any Distribution Date and the Yield Maintenance Agreement, the strike rate for such date set forth on Exhibit I of the Yield Maintenance Agreement.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer (or a Subservicer of the Servicer), the Trustee or the Custodian.

“Subordinate Adjusted Cap Rate”: For any Distribution Date and the Subordinate Certificates, the Net WAC cap for such Distribution Date, computed for this purposes by (a) first reducing the Net WAC for Loan Group 1 by a per annum rate equal to the product of (i) the Net Deferred Interest for Loan Group 1 for that Distribution Date multiplied by (ii) 12, divided by the Pool Balance for Loan Group 1 for such Distribution Date, and (b) by first reducing the Net WAC for Loan Group 2 by a per annum rate equal to the product of (i) the Net Deferred Interest for Loan Group 2 for that Distribution Date multiplied by (ii) 12, divided by the Pool Balance for Loan Group 2 for such Distribution Date.

“Subordinate Certificate”: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 or Class B-7 Certificates.

“Subordinate Class Expense Share”: For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation. In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) the lesser of the Pass-Through Rate for such Class or the Subordinate Adjusted Cap Rate, divided by (b) 12 and (ii) the Class Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

“Subordinate Component”: With respect to each Loan Group and any Distribution Date, the excess of the sum of the related Pool Balance for such Distribution Date over the aggregate Class Principal Balance of the related Senior Certificate Group immediately preceding such Distribution Date. The designation “1” and “2” appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group 1 and Loan Group 2, respectively.

“Subservicer”: Any Person that services Mortgage Loans on behalf of the Servicer, the Trustee or the Custodian, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the REMICs created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display currently so designated as “Page 3750” on the Bridge Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

“Termination Price”: As defined in Section 10.01(a) hereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”: As defined in Section 6.02(e)(ii) hereof.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trigger Event”: With respect to any Distribution Date on or after the Stepdown Date, occurs when:

(a) the sum of the percentages obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans delinquent 60 days or more, that are in foreclosure or that are REO Properties by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous three calendar months divided by 3, exceeds (i) prior to the Distribution Date in October 2012, 29.80% of the current Credit Enhancement Percentage or (ii) on or after the Distribution Date in October 2012, 37.25% of the current Credit Enhancement Percentage; or

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage

October 2008 - September 2009	0.15% for the first month plus an additional 1/12th of 0.25% for each month thereafter
October 2009 - September 2010	0.40% for the first month plus an additional 1/12th of 0.30% for each month thereafter
October 2010 - September 2011	0.70% for the first month plus an additional 1/12th of 0.30% for each month thereafter
October 2011 - September 2012	1.00% for the first month plus an additional 1/12th of 0.35% for each month thereafter
October 2012 - September 2013	1.35% for the first month plus an additional 1/12th of 0.15% for each month thereafter
October 2013 and thereafter	1.50%

“Trust Fund”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, (vi) all right, title and interest of the Seller in and to the Servicing Agreement, (vii) the Basis Risk Reserve Fund, the Final Maturity Reserve Fund, the Class 2A-1C2 Yield Maintenance Agreement, the Yield Maintenance Account and the Class 2A-1C2 Yield Maintenance Account, (viii) the distributions made by the Administrator to the Trustee pursuant to the Yield Maintenance Allocation Agreement, (ix) the Certificate Insurance Policy and (x) all proceeds of the foregoing. Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-off Date and principal received before the Cut-off Date (except any principal collected as part of a payment due after the Cut-off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”: Deutsche Bank National Trust Company, not in its individual capacity but solely as trustee, a national banking association, its successors and assigns, or any successor trustee appointed as herein provided.

“Trustee Certification”: A certification of the Trustee substantially in the form of Exhibit P.

“Trustee Fee”: The trustee shall receive as compensation for its services the aggregate of (1) one Business Day’s investment earnings on amounts on deposit in the Distribution Account and (2) for each Mortgage Loan, a monthly fee paid out of interest collections received from such Mortgage Loan calculated as the product of (a) the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period and (b) the Trustee Fee Rate.

“Trustee Fee Rate”: 0.0006% per annum.

“Undercollateralized Group”: With respect to any Distribution Date and any Loan Group as to which the aggregate Class Principal Balance of the related Classes of Senior Certificates, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Group Balance of the related Loan Group for such Distribution Date, such Classes of Senior Certificates shall constitute an Undercollateralized Group.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by PTE 97-34 (Exemption Application No. D-10245 and D-10246) and by PTE 2000-58 (Exemption Application No. D-10829) and PTE 2002-41 (Exemption Application No. D-11077), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Basis Risk Shortfall”: For each Class of Offered Certificates and any Distribution Date, the aggregate of all Basis Risk Shortfalls for such Class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Pass-Through Rate, computed without regard to the applicable Net WAC Cap, but limited to a rate no greater than the Net Maximum Rate Cap.

“Unpaid Interest Shortfall Amount”: For each class of Offered Certificates (other than the Class C and Class P Certificates) and any Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the applicable Pass-Through Rate for such Class for the related Accrual Period.

“Upper-Tier REMIC”: As described in the Preliminary Statement.

“Value”: With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i) the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 99% of the voting rights shall be allocated among the Classes of Regular Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances then outstanding and 1% of the voting rights shall be allocated to the Class R Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class R Certificate. The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance of each Certificate of such Class and the denominator of which is the Class Principal Balance of such Class; provided, further, however, that any Certificate registered in the name of the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights; and provided, further, however, that all Voting Rights in respect of the Insured Certificates shall be allocated to the Certificate Insurer. The Class C and Class P Certificates shall have no voting rights.

“Writedown Amount”: The reduction described in Section 5.03(c).

“Yield Maintenance Account”: The account established and maintained by the Trustee pursuant to Section 5.12, which shall be entitled “Yield Maintenance Account, Deutsche Bank National Trust Company, in trust for the registered Holders of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9” and which must be an Eligible Account.

“Yield Maintenance Agreement”: The interest rate cap agreement for the benefit of the LIBOR Certificates by and between the Yield Maintenance Provider and the Administrator, on behalf of the Yield Maintenance Trust, including the ISDA Master Agreement between the Yield Maintenance Provider and the Administrator, the schedule thereto and the related confirmation (Ref. No. 38408), dated as of October 2, 2006 attached as Exhibit W hereto. The Yield Maintenance Agreement shall be an asset of the Yield Maintenance Trust and not of the Trust Fund or any REMIC.

“Yield Maintenance Allocation Agreement”: The allocation agreement dated October 4, 2006, among the Administrator, the Trustee and the Sponsor, a copy of which is attached hereto as Exhibit V.

“Yield Maintenance Distributable Amount”: With respect to each Distribution Date and the Offered Certificates, an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to the applicable strike rate cap set forth on Schedule I to the Yield Maintenance Agreement over (y) the applicable Strike Rate, (ii) the related Yield Maintenance Notional Balance and (iii) a fraction, the numerator of which is the actual number days in the related interest Accrual Period and the denominator of which is 360.

“Yield Maintenance Notional Balance”: For any Distribution Date, the lesser of (i) the amount set forth on Schedule I to the Yield Maintenance Agreement for the applicable Class or Classes of Certificates and (ii) the aggregate Class Principal Balance of the related Offered Certificates.

“Yield Maintenance Payment Amount”: With respect to each Distribution Date, an amount equal to the sum of (i) the amount necessary to maintain or restore the Overcollateralization Target Amount, (ii) any Allocated Realized Loss Amounts remaining unpaid, (iii) any Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount not paid out of Available Funds and (iv) any Basis Risk Shortfalls for such date.

“Yield Maintenance Provider”: The Bank of New York, its successors and assigns or any successor Yield Maintenance Provider.

“Yield Maintenance Trust”: The corpus of a trust created pursuant to the Yield Maintenance Allocation Agreement and designated as the “Yield Maintenance Trust” consisting of the Yield Maintenance Trust Account and the Yield Maintenance Agreement, but which is not an asset of the Trust Fund or any REMIC.

“Yield Maintenance Trust Account”: The account, relating to the Yield Maintenance Agreement, established by the Trustee pursuant to Section 5.11 and maintained by the Administrator pursuant to the Yield Maintenance Allocation Agreement and which must be an Eligible Account. The Yield Maintenance Trust Account is an asset of the Yield Maintenance Trust and not of the Trust Fund or any REMIC.

SECTION 1.02. Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest due thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and to the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor after the Cut-off Date with respect to the Mortgage Loans. In exchange for such transfer and assignment, the Depositor shall receive the Certificates.

It is acknowledged and agreed that the Trustee hereunder shall also serve as the Administrator under the Yield Maintenance Allocation Agreement, the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement. The Depositor hereby directs the Administrator to execute, deliver and perform its obligations under the Yield Maintenance Allocation Agreement, the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement, not in its individual capacity, but solely as Administrator on behalf of the Yield Maintenance Trust. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection or indemnification to the Trustee shall apply to the Administrator’s execution and performance of its duties and obligations under the Yield Maintenance Allocation Agreement, the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement.

The Depositor hereby directs the Trustee to execute, not in its individual capacity, but solely as Trustee on behalf of the Trust Fund, the Yield Maintenance Allocation Agreement and perform its duties and obligations thereunder.

It is agreed and understood by the Depositor, the Seller and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreement (other than the right to terminate the Servicer for an Event of Default under Section 14.01 (ix) of the Servicing Agreement) to the extent assigned in the Mortgage Loan Purchase Agreement. The Depositor hereby expressly retains and does not delegate the right to terminate the Servicer for an Event of Default pursuant to Section 14.01 (ix) of the Servicing Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and all rights of the Seller under the Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of the Mortgage Loan documents. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, (i) the Depositor directs the Trustee to appoint The Bank of New York as Custodian, and (ii) the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01 or the Custodial Agreement, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i) the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a certified copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii) the original or copy of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) on behalf of the Trust Fund is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned to “Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9, without recourse;”

(v) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment showing a complete chain of assignments, or, in the case of an intervening Assignment that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and any NIMS Insurer that such original intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi) the original Primary Insurance Policy, if any, or certificate, if any;

(vii) the original or a certified copy of lender’s title insurance policy; and

(viii) with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the HarborView Mortgage Loan Trust 2006-9. Notwithstanding anything herein to the contrary, the Trustee is not responsible for monitoring any MERS Mortgage Loans.

With respect to each Cooperative Loan, the Seller, on behalf of the Depositor, does hereby deliver to the Trustee (or the Custodian) the related Cooperative Loan Documents and the Seller shall take (or cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee) such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust Fund or the Trustee) acceptable to the Trustee, each Rating Agency, recording in such states is not required to protect the Trust Fund’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor and the Trustee, or the Custodian on behalf of the Trustee), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

The Trustee (or the Custodian) agrees to execute and deliver to the Depositor (and to the Trustee if delivered by the Custodian) on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(vii) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date. The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, in lieu of the Seller delivering the above documents, the Servicer shall deliver to the Trustee, or to the Custodian on behalf of the Trustee, prior to the first Distribution Date, an Officer’s Certificate, which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited. All original documents that are not delivered to the Trustee on behalf of the Trust Fund shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust Fund, the Certificateholders and the Certificate Insurer.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

The Depositor shall have the right to receive any and all loan-level information regarding the characteristics and performance of the Mortgage Loans upon request, and to publish, disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

SECTION 2.02. Acceptance by Trustee.

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee and declares that it holds or will hold all other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

The Trustee (or the Custodian on behalf of the Trustee) shall, for the benefit of the Certificateholders and the Certificate Insurer, review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller, any NIMS Insurer and each Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (xv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee and the Custodian on its behalf are under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor, any NIMS Insurer and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or not conforming to the requirements set forth herein, at the conclusion of its review the Trustee (or the Custodian as its designated agent) shall promptly notify the Seller and the Depositor. In addition, upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders or the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator and the Seller.

(a) Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall promptly notify the Originator of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date that the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator’s obligation under the Purchase Agreement and cause the Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the Purchase Agreement) on or prior to the Determination Date following the expiration of such 90 day period. It is understood and agreed that the obligation of the Originator to cure or to repurchase or to substitute for (or, with respect to any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee or any NIMS Insurer on behalf of the Certificateholders.

(b) Upon discovery or receipt of written notice that a document does not comply with the requirements of Section 2.01 hereof, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee (or the Custodian on behalf of the Trustee) shall promptly notify the Seller of such noncompliance, missing document or breach and request that the Seller deliver such missing document or cure such noncompliance or breach within 90 days from the date that the Seller was notified of such missing document, noncompliance or breach, and if the Seller does not deliver such missing document or cure such noncompliance or breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Section 2.04 hereof, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.

(c) The Purchase Price or Repurchase Price (as defined in the Purchase Agreement) for a Mortgage Loan purchased or repurchased under this Section 2.03 or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Seller’s or the Originator’s obligation to repurchase such Mortgage Loan arises. The Trustee, upon receipt of written certification from the Seller or the Originator of the related deposit in the Distribution Account, shall cause the Custodian to release to the Seller or the Originator, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller or the Originator, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the Originator, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and the Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below. It is understood and agreed that the obligation of the Seller to cure or to repurchase or to substitute for (or, with respect to any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(d) Notwithstanding anything to the contrary set forth above, with respect to any breach by the Seller of a representation or warranty made by the Seller herein or in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Certificateholders or the Certificate Insurer, if the Seller would not be in breach of such representation or warranty but for a breach by the Originator of a representation and warranty made by the Originator in the Servicing Agreement, then the Originator thereunder, in the manner and to the extent set forth therein, and not the Seller, shall be required to remedy such breach. In addition to such repurchase or substitution obligation, the Seller shall indemnify the Trust Fund and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in Section 2.04.

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant as described in this Section 2.03(c).

(e) If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(f) [Reserved].

(g) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof. The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon. Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to, the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate. On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Trustee for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and a written certification from the Seller of its remittance of the deposit to the Distribution Account, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(h) Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b) above, if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(i) Notwithstanding the foregoing, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under the Purchase Agreement and (ii) a representation or warranty of the Seller under this Agreement, in each case, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall first request that the Originator cure such breach or repurchase such Mortgage Loan and if the Originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Trustee, the Trustee shall then request that the Seller cure such breach or repurchase such Mortgage Loans.

SECTION 2.04. Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders and the Certificate Insurer as of the Closing Date with respect to the Mortgage Loans:

(i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans at origination have been complied with;

(ii) No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an annual percentage rate (“APR”) or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(iii) With respect to each representation and warranty with respect to any Mortgage Loan made by the Originator in the Purchase Agreement that is made as of the related Closing Date (as defined in the related Purchase Agreement), to the Seller’s knowledge, no event has occurred since the related Closing Date (as defined in the related Purchase Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date;

(iv) Each Group 1 Mortgage Loan has an original principal balance that conforms to Freddie Mac guidelines in effect as of the Closing Date;

(v) No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(vi) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(vii) The Seller has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan;

(viii) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(ix) No Mortgage Loan is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(x) No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(xi) No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(xii) No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(xiii) No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(xiv) No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(xv) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(xvi) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(xvii) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(xviii) No Mortgage Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(xix) With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by Mortgaged Property in the State of Illinois which has a Loan Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(xx) No Mortgage Loan secured by Mortgaged Property in the state of Massachusetts is a “High Cost Home Mortgage Loan” as defined in Part 40 and Part 32, 209 CMR 40.01 et seq., effective March 22, 2001; and

(xxi) No Loan is a “High Cost Home Loan” as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 et seq.).

With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Certificate Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Certificate Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Seller, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(b) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders, any NIMS Insurer or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05. [Reserved].

SECTION 2.06. Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust Fund, any NIMS Insurer, the Certificate Insurer and the Trustee on behalf of the Certificateholders and the Certificate Insurer as follows:

(i) this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust Fund of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust Fund;

(iv) the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of its creditors;

(v) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi) the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii) the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii) to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix) there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07. Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders and the Certificate Insurer that, as of the Closing Date or as of such date specifically provided herein:

(i) The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records. When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v) No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix) There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09. Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor and the Certificate Insurer, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. The Seller shall, within 30 days after the Closing Date, provide the Trustee, the Servicer, the Certificate Insurer and the Depositor a complete list of each party to the HarborView Mortgage Loan Trust 2006-9 transaction.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 3.01. Servicing of the Mortgage Loans.

The Servicer will service the Mortgage Loans pursuant to the terms of the Servicing Agreement. The Depositor hereby directs the Trustee to execute the Reconstituted Servicing Agreement and the Custodial Agreement.

SECTION 3.02. REMIC-Related Covenants.

For as long as each REMIC created hereunder shall exist, the Trustee shall act in accordance herewith to treat each such REMIC as a REMIC, and the Trustee shall comply with any directions of the Depositor or the Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or knowingly permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans or is otherwise permitted pursuant to this Agreement or the Servicing Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 or 2.04 of this Agreement or as otherwise provided in this Agreement or the Servicing Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03. Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Servicing Account maintained by the Servicer pursuant to Section 4.01 or by the Servicer pursuant to the Servicing Agreement have been or will be so deposited) and shall request that the Trustee (or the Custodian, on behalf of the Trustee) deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee (or the Custodian, on behalf of the Trustee), shall promptly release the related Mortgage File to the Servicer, the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicing Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee (or the Custodian, on behalf of the Trustee), shall, upon the request of the Servicer, and upon delivery to the Trustee (or the Custodian, on behalf of the Trustee), of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee (or the Custodian on behalf of the Trustee), to the Servicer.

SECTION 3.04. Assessments of Compliance and Attestation Reports.

(a) Assessments of Compliance.

(i) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 2007, the Trustee, and the Custodian, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Depositor, a report on such party’s assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.07(b), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii) No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Custodian shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Custodian and any Servicing Function Participant engaged by them submit their assessments to the Depositor, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 3.04) of each Servicing Function Participant engaged by it.

(iii) Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Trustee and the Custodian, and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party.

(iv) The Trustee shall include all annual reports on assessment of compliance received by it from the Servicer (or the Subservicer on its behalf) with its own assessment of compliance to be submitted to the Depositor pursuant to this Section.

(v) In the event the Trustee, the Servicer, the Custodian or any Servicing Function Participant engaged by such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.04(a) or to such other applicable agreement with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, notwithstanding any such termination, assignment or resignation.

(b) Attestation Reports.

(i) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 2007, the Trustee and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Trustee, the Custodian, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, to the effect that (i) it has obtained a report on assessment of compliance with the Relevant Servicing Criteria from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of each such assessment of compliance and attestation report the Depositor shall confirm that each assessment submitted pursuant to subsection (a) of this Section 3.04 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(iii) The Trustee shall include each such attestation furnished to it by the Servicer with its own attestation to be submitted to the Depositor pursuant to this Section.

(iv) In the event the Trustee, the Custodian, the Servicer or any Servicing Function Participant engaged by such party is terminated, assigns its rights and duties under or resigns pursuant to the terms of this Agreement, or any applicable custodial agreement, servicing agreement or subservicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.04(b) with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, notwithstanding any such termination, assignment or resignation.

(v) The Trustee’s and the Custodian’s obligation to provide assessments of compliance and attestations under this Section 3.04 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund.

(c) The Trustee’s obligation to provide assessments of compliance and attestations under this Section 3.04 shall terminate when the Trust Fund is no longer required to file reports pursuant to Section 15(d) of the Exchange Act.

SECTION 3.05. Enforcement of Regulation AB Deliverables.

If the Servicer or any Servicing Function Participant engaged by it fails to deliver any certifications, assessments, attestations or statements of compliance to the Trustee within the time specified in the Servicing Agreement the Trustee shall notify the Servicer or any such Servicing Function Participant in writing of such failure, with a copy of such notice to be delivered to the Seller and the Depositor. If at the end of the applicable cure period the Servicer or any Servicing Function Participant has failed to deliver any of the required certifications, assessments, attestations or statements of compliance, the Trustee shall notify the Seller and the Depositor of such failure to deliver the required certifications, assessments, attestations or statements of compliance pursuant to the Servicing Agreement.

SECTION 3.06. Sarbanes-Oxley Certification.

Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Trustee and the Servicer shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”) in the form of Exhibit M hereto upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. A senior officer of the Depositor shall serve as the Certifying Person on behalf of the Trust Fund. Such officer of the Certifying Person can be contacted by facsimile at (203) 618-2596. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable subservicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.06 with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, as the case may be.

SECTION 3.07. Reports Filed with Securities and Exchange Commission.

The Trustee shall reasonably cooperate with the Depositor in connection with the Trust Fund’s satisfying the reporting requirements under the Exchange Act.

(a) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the responsible parties set forth on Exhibit O to the Trustee and Depositor and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit R hereto, within 5 calendar days after the related Distribution Date, (i) the parties to the HarborView Mortgage Loan Trust 2006-9 transaction shall be required to provide to the Trustee (via electronic mail to DBSEC.Notification@DB.com), the Depositor and McKee Nelson LLP, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit U hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure in Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Trustee shall, no later than 10 calendar days after the Distribution Date, forward electronically a copy of the Form 10-D to the Depositor and McKee Nelson LLP. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (or the next succeeding Business Day), (i) the Depositor shall notify the Trustee in writing of any changes to or approval of such Form 10-D and (ii) an officer of the Depositor shall execute the Form 10-D and return an electronic or fax copy of such executed Form 10-D (with an original executed hard copy to follow by overnight mail). Upon receipt of the executed Form 10-D and in the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-D is in final form the Trustee may proceed with the filing of Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in subsection (d)(ii) of this Section 3.07. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will make available on its internet website at https://www.tss.db.com/invr a final executed copy of each Form 10-D filed by the Trustee. Each party to this Agreement acknowledges that the performance by the Depositor and the Trustee of their respective duties under this Section 3.07(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.07(a). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, and for any erroneous, inaccurate or incomplete information or certification provided to the Trustee, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Trustee shall be entitled to rely on such representations in preparing and/or filing any such report.

(b) Reports Filed on Form 10-K.

(i) On or prior to the 90th day after the end of each fiscal year of the Trust Fund in which a Form 10-K is required to be filed or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, the Servicing Agreement and Custodial Agreement, (i) an annual compliance statement for the Servicer and any Servicing Function Participant engaged by such parties (with each of the Trustee and the Custodian, a “Reporting Servicer”) as described under Section 3.05 and in such other agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 3.04(a), and (B) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.04(a) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.04(a) is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.04(b), and (B) if any registered public accounting firm attestation report described under Section 3.04(b) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.06; provided, however, that the Depositor, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the responsible parties set forth on Exhibit O to the Depositor and Trustee (via electronic mail to DBSEC.Notification@DB.com) and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit R hereto, no later than March 10 (with a 5 calendar day cure period) of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties to the HarborView Mortgage Loan Trust 2006-9 transaction shall be required to provide to the Trustee (via electronic mail to DBSEC.Notification@DB.com) and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure in Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor and McKee Nelson LLP. Within three Business Days after receipt of such copy, but no later than March 25th, (i) the Depositor shall notify the Trustee in writing of any changes to or approval of such Form 10-K and (ii) an officer of the Depositor shall execute the Form 10-K and return an electronic or fax copy of such executed Form 10-K (with an original executed hard copy to follow by overnight mail). Upon receipt of the executed Form 10-K and in the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-K is in final form and the Trustee may proceed with the filing of the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in subsection (d)(ii) of this Section 3.07. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will make available on its internet website at https://www.tss.db.com/invr a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Depositor and the Trustee of its duties under this Section 3.07(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.07(b), Section 3.06, Section 3.05, Section 3.04(a) and Section 3.04(b). Neither the Servicer nor the Trustee shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, and for any erroneous, inaccurate or incomplete information or certification provided to the Trustee, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Trustee shall be entitled to rely on such representations in preparing and/or filing any such report.

(c) Reports Filed on Form 8-K.

(i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust Fund a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included in Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the responsible parties set forth on Exhibit O to the Depositor and Trustee and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit R hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than noon Eastern Standard Time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the HarborView Mortgage Loan Trust 2006-9 transaction shall be required to provide to the Trustee (via electronic mail to DBSEC.Notification@DB.com) and the Depositor, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification in the form of Exhibit U hereto and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information in Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor by the close of business California time on the 2nd Business Day after the occurrence of a Reportable Event. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, (i) the Depositor shall notify the Trustee in writing of any change to or approval of such Form 8-K and (ii) an officer of the Depositor shall execute the Form 8-K and return an electronic or fax copy of such executed Form 8-K (with an original executed hard copy to follow by overnight mail). Upon receipt of the executed Form 8-K and in the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 8-K is in final form and the Trustee may proceed with filing of the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in subsection (d)(ii) of this Section 3.07. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will, make available on its internet website at https://www.tss.db.com/invr a final executed copy of each Form 8-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Depositor and the Trustee of their respective duties under this Section 3.07(c) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.07(c). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d) Suspension of Reporting; Amendments; Late Filings.

(i) On or prior to January 30 of the first year in which the Trust Fund is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor and McKee Nelson LLP either via mail, e-mail or telephone. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that that the Trustee has actual knowledge or has received notice that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Additional Form 8-K Disclosure Information or any amendment to such disclosure (other than for the purpose of restating any Distribution Date Statement), the Trustee will electronically notify the Depositor and McKee Nelson LLP and such other parties to the transaction as are affected by such amendment and such parties will cooperate to prepare any necessary 8-KA, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-K or 10-D shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Depositor and the Trustee of their respective duties under this Section 3.07(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section 3.07. The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, and for any erroneous, inaccurate or incomplete information or certification provided to the Trustee, not resulting from its own negligence, bad faith or willful misconduct.

(e) Not later than March 15 of each year (beginning in 2007) (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign the Trustee Certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and affiliates.

Any notice or notification required to be delivered by the Trustee to the Depositor pursuant to this Section 3.07 may be delivered via facsimile to (203) 618-2596 or telephonically by calling (203) 422-4284, any notice or notification required to be delivered to the Trustee may be delivered via electronic mail to DBSEC.Notification@DB.com and any notice or notification required to be delivered by the Trustee to McKee Nelson LLP pursuant to this Section 3.07, may be delivered via e-mail to RBSGC@mckeenelson.com.

SECTION 3.08. Additional Information.

Each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 3.09. Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Section 3.04 through Section 3.09 of this Agreement is to facilitate compliance by the Trustee and the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with the reasonable requests made by the Trustee or the Depositor for delivery of such additional or different information as the Trustee or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 3.10. Indemnification by the Trustee.

(a) The Trustee agrees to indemnify the Depositor, its officers, directors, agents and employees for, and to hold them harmless against, any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Trustee’s failure to file a Form 10-D or Form 10-K in accordance with Section 3.07 or any failure by the Trustee to deliver any information, report or certification, when and as required under Section 8.01, (ii) by reason of the Trustee’s willful misfeasance, reckless disregard, bad faith or negligence in the performance of such obligations pursuant to Section 3.07 or (iii) any material misstatement or omission made in the Trustee Certification; provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), such indemnified Person shall have given the Trustee written notice thereof promptly after such indemnified Person shall have with respect to such claim or legal action knowledge thereof; provided, however, that such agreement by the Trustee to indemnify and hold harmless such Person shall not include or apply to any such losses, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses arising from, caused by or resulting from the actions or omissions of any Person other than the Trustee, including without limitation the negligence, willful misfeasance, bad faith or reckless disregard of duties or obligations under or pursuant to this Agreement, the Servicing Agreement or other applicable agreement by the Depositor or the Servicer, including without limitation any erroneous, inaccurate or incomplete information or certification provided to the Trustee by the Depositor or the Servicer in connection with, or any failure or delay on the part of the Depositor or the Servicer to provide any information or certification necessary to, the Trustee’s performance under Section 3.07. If the indemnification provided for in this Section 3.10 is unavailable or insufficient to hold harmless such indemnified Persons, then the Trustee shall contribute to the amount paid or payable by such indemnified Persons as a result of the losses, claims, damages or liabilities of such indemnified Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement. Notwithstanding the foregoing, in no event shall the Trustee be liable for any consequential, indirect or punitive damages.

(b) The Trust Fund will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

SECTION 3.11. [Reserved].

SECTION 3.12. Reporting Requirements of the Commission.

To the extent that, following the Closing Date, the content of Forms 8-K, 10-D, 10-K, 15 or other Forms required by the Exchange Act and the Rules and Regulations of the Commission and the time by which such Forms are required to be filed, differs from the provisions of this Agreement, the Trustee, the Depositor and the Seller hereby agree that each shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 12.01) in order to comply with such amended reporting requirements and such amendment of this Agreement. Notwithstanding the foregoing, the Trustee shall be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations or immunities under this Agreement.

ARTICLE IV

ACCOUNTS

SECTION 4.01. Servicing Accounts.

(a) The Servicer shall establish and maintain one or more custodial accounts (the “Servicing Accounts”) in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Prepayment Penalty Amounts, Insurance Proceeds, Liquidation Proceeds, Recoveries and advances made from the Servicer’s own funds (less, in the case of the Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the Servicing Agreement) and all other amounts to be deposited in each such Servicing Account. The Servicer is hereby authorized to make withdrawals from and deposits to the Servicing Account for purposes required or permitted by this Agreement and the Servicing Agreement. For the purposes of this Agreement, Servicing Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b) To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the Servicing Accounts and shall immediately remit or cause to be remitted to the Trustee for deposit into the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees and Lender Paid Mortgage Insurance Fees, if any;

(ii) Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and any Recoveries received in the related Prepayment Period;

(iii) Principal Prepayments in part received by the Servicer for such Mortgage Loans in the related Prepayment Period;

(iv) Prepayment Penalty Amounts, if any; and

(v) any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the Servicing Agreement.

(c) Withdrawals may be made from a Servicing Account only to make remittances as provided in Section 4.01(b), to reimburse the Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error, to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01, or as otherwise provided in the Servicing Agreement. As provided in Section 4.01(b), certain amounts otherwise due to the Servicer may be retained by them and need not be remitted to the Trustee.

SECTION 4.02. Distribution Account.

(a) The Trustee shall establish and maintain an account, for the benefit of the Certificateholders and the Certificate Insurer, as a segregated, non-interest bearing trust account which shall be an Eligible Account (the “Distribution Account”). The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the immediately succeeding Distribution Date. The Trustee or their affiliates are permitted to receive additional compensation that could be deemed to be in their economic self-interest for (i) serving as investment adviser, administrator, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee shall, promptly upon receipt from the Servicer on the Servicer Remittance Date deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i) any amounts withdrawn from a Servicing Account pursuant to Section 4.01(b) and the Servicing Agreement and remitted to the Trustee;

(ii) any amounts required to be deposited by the Trustee with respect to the Mortgage Loans pursuant to this Agreement;

(iii) the Purchase Price with respect to any Mortgage Loans purchased by the Seller or the Originator under this Agreement or the Purchase Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 of this Agreement, any purchase price paid by any NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 10.03, and all proceeds of any Mortgage Loans or property acquired with respect thereto purchased by the Terminator pursuant to Section 10.01;

(iv) any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

(v) any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement.

(b) All amounts deposited to the Distribution Account shall be held by the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff charges, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(i) through (viii) and (xii) with respect to the Servicer, need not be remitted by the Servicer to the Trustee. In the event that the Servicer has remitted to the Trustee any amount not required to be credited to the Distribution Account, the Servicer may at any time, by delivery of a written request signed by a Servicing Officer of the deposited in error, direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer. In the event that the Trustee has deposited to the Distribution Account any amount not required to be credited thereto, it may at any time, withdraw such amount from the Distribution Account.

(c) The amount at any time credited to the Distribution Account shall, if invested, be invested at the direction of the Trustee, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as follows. All Permitted Investments and investment income with respect to the investment of funds in the Distribution Account shall be for the benefit of the Trustee. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Business Day prior to the next succeeding Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such applicable Distribution Date). Any and all investment earnings from such Permitted Investments shall be paid to the Trustee, and the risk of loss of moneys resulting from such investments shall be borne by and be the risk of the Trustee. The Trustee shall deposit the amount of any such loss in the Distribution Account within two Business Days of receipt of notification of such loss but not later than the next succeeding Distribution Date.

SECTION 4.03. Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Trustee shall, from time to time, withdraw or transfer funds from the Distribution Account to the Servicer, to the Certificate Insurer or to itself for the following purposes:

(i) to reimburse the Servicer for any Advance of its own funds, the right of the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and the Termination Price) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii) to reimburse the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv) to pay the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Servicer from the Purchase Price for any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation;

(vi) to reimburse the Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii) to reimburse the Servicer for any Advance after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii) to pay the Servicer its monthly Servicing Fee and any other servicing compensation payable pursuant to the Servicing Agreement;

(ix) to pay the Trustee any investment income;

(x) [reserved]

(xi) to pay the Custodial Fee and any other fees, expenses or amounts payable to the Bank of New York as Custodian;

(xii) to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xiii) to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 8.05, 8.17 or 8.18 (including those related the Custodial Agreement);

(xiv) to reimburse the Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Section 8.19;

(xv) to pay the Certificate Insurer, the Class 2A-1C2 Premium Amount;

(xvi) to remove amounts deposited in error;

(xvii) to reimburse the Administrator for expenses, costs and liabilities incurred by or reimbursable to it as a result of the performance of its duties under the Yield Maintenance Allocation Agreement, the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement pursuant to Section 8.19; and

(xviii) to clear and terminate the Distribution Account pursuant to Section 10.01.

(b) The Trustee shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (viii), inclusive and (xi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Trustee without being deposited in the Distribution Account under Section 4.02(b).

(c) In order to comply with its duties under the USA PATRIOT Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, each such party’s name, address and other identifying information.

(d) On each Distribution Date, the Trustee, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such amounts to the Holders of the Certificates and any other parties entitled thereto in accordance with Section 5.01.

SECTION 4.04. [Reserved].

SECTION 4.05. Certificate Insurance Policy.

(a) On or prior to the Closing Date, the Trustee, on behalf of the Trust Fund, shall cause to be established and maintained the Policy Account, into which amounts received by the Trustee pursuant to the Certificate Insurance Policy shall be deposited for the benefit of the Insured Certificates. Amounts on deposit in the Policy Account shall not be invested and shall not be held in an interest-bearing account.

(b) As soon as possible, and in no event later than 12:00 noon New York time on the second Business Day immediately preceding any Distribution Date, the Trustee shall furnish the Certificate Insurer with a completed Notice in the form set forth as Exhibit A to the Endorsement to the Certificate Insurance Policy in the event that (a) the related Available Funds (other than any amounts in respect of Insured Amounts) are insufficient to pay the Monthly Interest Distributable Amount (net of any Net Interest Shortfalls, Basis Risk Shortfalls or Net Deferred Interest) with respect to the Holders of the Insured Certificates on such Distribution Date or (b) a Realized Loss is to be allocated to the Class 2A-1C2 Certificates on such Distribution Date; provided, however, that if such Distribution Date is the Final Distribution Date, the Notice shall also include the aggregate outstanding Class Principal Balances on each Class of the Insured Certificates, after giving effect to all payments of principal on the Insured Certificates on such Final Distribution Date, other than pursuant to the Certificate Insurance Policy. The Notice shall specify the amount of Insured Amounts for each Class of Insured Certificate and shall constitute a claim for an Insured Amount pursuant to the Certificate Insurance Policy.

(c) Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Insured Certificates, the Trustee shall deposit such Insured Amount into the Policy Account. All such amounts on deposit in the Policy Account shall remain uninvested. On or prior to each Distribution Date, the Trustee shall transfer amounts on deposit in the Policy Account to the Distribution Account and shall distribute such Insured Amounts to the Insured Certificates pursuant to Section 5.01.

The Trustee shall include on each Distribution Date any Insured Amounts received by it from or on behalf of the Certificate Insurer for such Distribution Date (i) in the amount distributed to the Holders of the Insured Certificates pursuant to Section 5.01 and (ii) in the amount deemed to have been distributed to the Class 2A-1C2 regular interests and deposited for their benefit into the Distribution Account. If on any Distribution Date the Trustee determines that the Certificate Insurer has paid more under the Certificate Insurance Policy than is required by the terms thereof, the Trustee shall promptly return the excess amount to the Certificate Insurer.

Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be used solely for payment to the Holders of the Insured Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee or the Trust Fund. Any funds remaining in the Policy Account on the first Business Day after each Distribution Date shall be remitted promptly to the Certificate Insurer. The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by the Certificate Insurer and deposited into the Policy Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of the Insured Certificates and (B) the amount of funds available to make distributions on the Insured Certificates. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior written notice to the Trustee.

(d) The Trustee shall (i) receive as attorney-in-fact of the Holders of the Insured Certificates any Insured Amount or Preference Claim delivered to it by the Certificate Insurer for payment to such Holders and (ii) distribute any such Insured Amount to such Holder as set forth in Section 5.01. Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurer’s rights, as applicable, as subrogee for payments distributable pursuant to the Certificate Insurance Policy, Insured Amounts disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund with respect to the Insured Certificates, nor shall such disbursement of Insured Amounts discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Certificate Insurer shall become owner of such amounts to the extent covered by such Insured Amounts as the deemed assignee of such Holders. The Trustee hereby agrees on behalf of the Holders of the Insured Certificates (and each such Holder, by its acceptance of its Insured Certificate, hereby agrees) for the benefit of the Certificate Insurer that, to the extent the Certificate Insurer pays any Insured Amount or Preference Claim, either directly or indirectly (as by paying through the Trustee), to the Holders of the Insured Certificates, the Certificate Insurer will be entitled to be subrogated to any rights of such Holder to receive the amounts for which such Insured Amount or Preference Claim was paid, to the extent of such payment, and will be entitled to receive the Certificate Insurer Reimbursement Amount as set forth in Section 5.01.

In the event the Trustee receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on an Insured Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall (i) promptly notify the Certificate Insurer and (ii) comply with the provisions of the Certificate Insurance Policy, to obtain payment by the Certificate Insurer of such voided scheduled payment. The Trustee shall furnish to the Certificate Insurer its records listing the payments on the affected Insured Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

(e) At the end of the Term of the Certificate Insurance Policy (as defined in the Certificate Insurance Policy), the Trustee shall return the Certificate Insurance Policy to the Certificate Insurer for cancellation.

(f) The Trustee shall promptly notify the Certificate Insurer of either of the following as to which it has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Insured Certificates as to which it has actual knowledge. Each Holder of an Insured Certificate, by its purchase of such Insured Certificates, and the Trustee each hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder of an Insured Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(g) With respect to this Section 4.05, the terms “receipt” and “received” shall mean actual delivery to the Certificate Insurer, if any, prior to 12:00 p.m., New York time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York time, shall be deemed to be “received” on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been “received.” The Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended notice.

(h) All references herein to the ratings assigned to the Insured Certificates and to the interests of any Certificateholders therein shall be without regard to the Certificate Insurance Policy.

ARTICLE V

FLOW OF FUNDS

SECTION 5.01. Distributions.

(a) Distributions From Available Funds. On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), the Trustee, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for each Loan Group for such Distribution Date and, based on the Distribution Date Statement, make the following disbursements and transfers as set forth below:

(i) From the Interest Remittance Amount for the related Loan Group, the Available Funds for each Loan Group shall be distributed on each Distribution Date other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Terminator pursuant to Section 10.01(a) in the following order of priority:

(A)
on the Distribution Date commencing in October 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, for deposit in the Final Maturity Reserve Account, the Final Maturity Reserve Amount;

(B)
from the remaining Interest Remittance Amount for the related Loan Group to the holders of the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such Class is entitled, in each case, on a pro rata basis to each such Class in the related Certificate Group based on the amounts due such Class; provided, that if the Interest Remittance Amount for Loan Group 1 is insufficient to pay the Class 1A-1A Certificates, the related Monthly Interest Distributable Amount, the Trustee shall withdraw the amount of such deficiency shortfalls from the remaining Interest Remittance Amount for Loan Group 2 after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, and if the Interest Remittance Amount for Loan Group 2 is insufficient to pay the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates the related Monthly Interest Distributable Amount, the Trustee shall withdraw the amount of such deficiency shortfalls from the remaining Interest Remittance Amount for Loan Group 1 after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A Certificates;

(C)	from the remaining Interest Remittance Amounts for both Loan Groups, reimbursement amounts owed to the Certificate Insurer;

(D)	from the remaining Interest Remittance Amounts for both Loan Groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

(E)	from the remaining Interest Remittance Amounts for both Loan Groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

(F)	from the remaining Interest Remittance Amounts for both Loan Groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

(G)	from the remaining Interest Remittance Amounts for both Loan Groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

(H)	from the remaining Interest Remittance Amounts for both Loan Groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

(I)	from the remaining Interest Remittance Amounts for both Loan Groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

(J)	from the remaining Interest Remittance Amounts for both Loan Groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount; and

(K)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below;

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated to the Monthly Interest Distributable Amounts with respect to the LIBOR Certificates on a pro rata basis, based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the LIBOR Certificates will not be entitled to reimbursement for any such interest shortfalls.

(ii) On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount for each Loan Group will be distributed in the following amounts and order of priority:

(A)	from the related Principal Distribution Amount for the related Loan Group, concurrently as follows:

(1)
to the holders of the Class 1A-1A Certificates, the Principal Distribution Amount for Loan Group 1, based on its Certificate Principal Balance immediately prior to such Distribution Date, until its Certificate Principal Balance is reduced to zero; and

(2)
to the holders of the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, the Principal Distribution Amount for Loan Group 2, pro rata based on their respective Certificate Principal Balances immediately prior to such Distribution Date, until their respective Certificate Principal Balances are reduced to zero;

(B)	to the Certificate Insurer, any Certificate Insurer Reimbursement Amounts due to the Certificate Insurer;

(C)	from the Principal Distribution Amount for both Loan Groups

(1)	to the holders of the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(2)	to the holders of the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(3)	to the holders of the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4)	to the holders of the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5)	to the holders of the Class B-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(6)	to the holders of the Class B-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(7)	to the holders of the Class B-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(8)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below.

(iii) On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount for each Loan Group will be distributed in the following amounts and order of priority:

(A)	from the Senior Principal Distribution Amount for the related Loan Group, concurrently as follows:

(1)
to the holders of the Class 1A-1A Certificates, the Principal Distribution Amount for Loan Group 1, based on its Certificate Principal Balance immediately prior to such Distribution Date, until its Certificate Principal Balance is reduced to zero; and

(2)
to the holders of the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, the Principal Distribution Amount for Loan Group 2, pro rata based on their respective Certificate Principal Balances immediately prior to such Distribution Date, until their respective Certificate Principal Balances are reduced to zero;

(B)	to the Certificate Insurer any Certificate Insurer Reimbursement Amounts due to the Certificate Insurer; and

(C)	from the Principal Distribution Amount for both Loan Groups

(1)	to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

(2)	to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount

(3)	to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

(4)	to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

(5)	to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

(6)	to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount

(7)	to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount; and

(8)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below.

(iv) On each Distribution Date, other than the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, the Net Monthly Excess Cashflow shall be distributed as follows:

(A)
to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of Realized Losses previously allocated to reduce the Certificate Principal Balance of such certificates, pro rata, to each such Class based on the Class Principal Balance of each such Certificate prior to such Distribution Date as a distribution in respect of principal, but only to the extent of Recoveries for that Distribution Date:

(B)
as part of the Principal Distribution Amount, to pay to the holders of the Senior Certificates and the Subordinate Certificates in reduction of their certificate principal balances, the principal portion of Realized Losses incurred on the Mortgage Loans in the preceding calendar month; pro rata, to each such Class based on the Class Principal Balance of each such Certificate prior to such Distribution Date as a distribution in respect of principal;

(C)
to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, pro rata, to each such Class based on the Class Principal Balance of each such Certificate prior to such Distribution Date as a distribution in respect of principal;

(D)	to the Certificate Insurer, any unpaid remaining Certificate Insurer Reimbursement Amounts;

(E)
to the Holders of the Senior Certificates and the Subordinate Certificates, the amount of any Interest Shortfalls allocated thereto for such Distribution Date, on a pro rata basis based on Interest Shortfalls allocated thereto, to the extent not covered by the Servicing Fee on that Distribution Date;

(F)
to the Holders of the Senior Certificates and the Subordinate Certificates, any Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid Interest Shortfalls previously allocated thereto;

(G)
to the Holders of the Senior Certificates, pro rata, and then to the Holders of the Subordinate Certificates, sequentially, in that order, the amount of any Basis Risk Shortfall remaining unpaid as of such Distribution Date;

(H)
to the Holders of the Senior Certificates and the Subordinate Certificates, in an amount equal to any Interest Shortfalls resulting from Relief Act Reductions for such Distribution Date, pro rata, based on the amount of Interest Shortfalls resulting from Relief Act Reductions allocated to each Class for such Distribution Date;

(I)
to the Holders of the Senior Certificates, pro rata, and then to the Holders of the Subordinate Certificates, sequentially, in that order, the principal portion of any Allocated Realized Loss Amounts remaining unreimbursed;

(J)	to the Basis Risk Reserve Fund, any Required Reserve Fund Deposit;

(K)	to the Holders of the Class C Certificates, the Class C Distributable Amount on the final Distribution Date; and

(L)	to the Holder of the Class R Certificate, any Available Funds, other than any portion thereof in respect of Premium Proceeds, then remaining.

(v) On the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, Available Funds will be applied in the amounts and in the order specified above, except, no amounts will distributed pursuant to Sections 5.01(a)(iv)(K) and 5.01(a)(iv)(L) above, and the portion of Available Funds remaining after the distribution pursuant to Sections 5.01(a)(i), 5.01(a)(ii), 5.01(a)(iii) and 5.01(a)(iv) will be applied in the following order:

(A)	in the amounts and the priority set forth in Section 5.01(a)(ii);

(B)	to the Holders of the Class C Certificates, the Class C Distributable Amount; and

(C)	to the Holder of the Class R Certificate, any Available Funds, other than any portion thereof in respect of Premium Proceeds, then remaining.

(vi) With respect to any Distribution Date and Insured Amounts, the Trustee shall make payments pursuant to Sections 5.01(a)(i), 5.01(a)(ii) and 5.01(a)(iii), after application of Available Funds, with respect to the Class 2A-1C2 Certificates, from the amount received by the Trustee under the Certificate Insurance Policy for such Distribution Date pursuant to Section 4.02. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be applied solely to payments to the Class 2A-1C2 Certificateholders and may not be applied to satisfy any other Classes of Certificates or costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund.

(b) Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance of each Certificate of that Class.

(c) On each Distribution Date, the Monthly Interest Distributable Amounts for the Classes of Senior Certificates and Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Senior Certificates, the Monthly Interest Distributable Amount to which they would otherwise be entitled and (B) in the case of the Subordinate Certificates, interest accrued at the related Pass-Through Rate on the related Apportioned Principal Balance of each such Class, by Net Interest Shortfalls with respect to the related Loan Group.

(d) Notwithstanding the priorities and allocations set forth in Section 5.01(a) above, if on any Distribution Date on which the Senior Certificates related to a Loan Group constitute an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates of such Undercollateralized Group in the same order and priority and allocation provided in Section 5.01(a), first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Subordinate Certificates and the Residual Certificates in the same order and priority as provided in Section 5.01(a)(ii), (iii) and (iv). In the event that the Senior Certificates related to a Loan Group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds from the Loan Group not related to an Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates related to such other Loan Group. Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(e) Distributions on Physical Certificates. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(f) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

(g) Distributions from Final Maturity Reserve Account. On the Final Maturity Reserve Termination Date, the Trustee shall distribute the funds on deposit in the Final Maturity Reserve Account on such date in the following order of priority:

(i) to the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, pro rata, after giving effect to principal distributions on such Distribution Date pursuant to Sections 5.01(a)(ii) or (iii) above, as applicable, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero;

(ii) to the Certificate Insurer, any reimbursement amounts due to the Certificate Insurer in respect of principal;

(iii) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, after giving effect to principal distributions on such Distribution Date pursuant to Sections 5.01(a)(ii) or (iii) above, as applicable, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero;

(iv) to the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, pro rata, any Interest Distributable Amounts for each such Class remaining unpaid on such Distribution Date, in the same priorities as set forth in Section 5.01(a)(i);

(v) to the Certificate Insurer, any reimbursement amounts due to the Certificate Insurer in respect of any Interest Distributable Amount;

(vi) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, any Interest Distributable Amounts for each such Class remaining unpaid on such Distribution Date; and

(vii) to the extent of any funds remaining in the Final Maturity Reserve Account after payment pursuant to clauses (i) through (vi) above, to the Class C Certificates;

(h) Distributions from Yield Maintenance Account. On each Distribution Date beginning on the Distribution Date in May 2010 through and including the Distribution Date in July 2014, the Trustee shall distribute the funds on deposit in the Yield Maintenance Account for such date after making all distributions under Section 5.01(a)(iv) above and Section 5.01(i) below as follows:

(i) to the Offered Certificates, any amounts necessary to maintain the applicable Overcollateralization Target Amount;

(ii) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, any Allocated Realized Loss Amounts to the extent unpaid;

(iii) to the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, pro rata, any Unpaid Interest Shortfall Amounts to the extent unpaid;

(iv) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, any Unpaid Interest Shortfall Amounts to the extent unpaid;

(v) to the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, pro rata, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the extent unpaid; and

(vi) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the extent unpaid.

(i) Distributions from Class 2A-1C2 Yield Maintenance Account. On each Distribution Date beginning on the Distribution Date in November 2006 through and including the Distribution Date in January 2015, the Trustee shall distribute the funds on deposit in the Yield Maintenance Account for such date after making all distributions under Section 5.01(a)(iv) above as follows:

(i) to the Class 2A-1C2 Certificates any Basis Risk Shortfalls to the extent unpaid; and

(ii) any remaining amounts, to the Class C Certificates.

(j) On each Distribution Date, the Trustee, as Paying Agent, shall withdraw all Prepayment Penalty Amounts from funds on deposit in the Distribution Account and shall distribute such amounts to the Holders of the Class P Certificates.

SECTION 5.02. Allocation of Net Deferred Interest.

For any Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the Classes of Certificates in proportion to the excess, if any, for each such Class of (i) the Monthly Interest Distributable Amount accrued at the Pass-Through Rate for such Class, over (ii) the amount of the Monthly Interest Distributable Amount for such Class and for such Distribution Date calculated at the related Adjusted Cap Rate for such Class. Any Net Deferred Interest that is not allocable to any Class of LIBOR Certificates pursuant to the preceding sentence shall be allocated to the Class C Certificates.

On each Distribution Date, any amount of Net Deferred Interest allocable to a Class of Certificates on such Distribution Date will be added as Principal to the outstanding Class Principal Balance of such Class of Certificates.

SECTION 5.03. Allocation of Realized Losses.

(a) On or prior to each Distribution Date, the Trustee shall aggregate the loan-level information provided by the Servicer with respect to the total amount of Realized Losses, if any, with respect to the Mortgage Loans in each Loan Group for the related Distribution Date and include such information in the Distribution Date Statement.

(b) On each Distribution Date, Realized Losses that occurred during the related prepayment period shall be allocated as follows:

first, to Net Monthly Excess Cashflow;

second, to the Overcollateralized Amount, until such amount has been reduced to zero;

third, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Balance of each such Class is reduced to zero; and

fourth, to the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, pro rata, until the Class Principal Balance of each such class is reduced to zero; provided, however, that all losses allocable to the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates will be allocated sequentially, first, to the Class 2A-1C1 and Class 2A-1C2 Certificates, pro rata as a group; second, to the Class 2A-1B1 and Class 2A-1B2 Certificates, pro rata as a group; and third, to the Class 2A-1A Certificates, in that order, for so long as such certificates are outstanding.

(c) The Class Principal Balance of first, the Class C Certificates and second, the Class of Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04. Statements.

(a) On each Distribution Date, the Trustee shall make available to each Certificateholder, the Certificate Insurer, the Yield Maintenance Provider, the Seller, any NIMS Insurer and each Rating Agency, a statement based, as applicable, on loan-level information obtained from the Servicer (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date. Information in the Distribution Date Statement relating to or based on amounts available in the Yield Maintenance Account and the Class 2A-1C2 Yield Maintenance Account shall be based on information provided by the Yield Maintenance Provider regarding any Yield Maintenance Distributable Amounts and Class 2A-1C2 Yield Maintenance Distributable Amounts required to be paid by the Yield Maintenance Provider for the related Distribution Date pursuant to the Yield Maintenance Agreement or the Class 2A-1C2 Yield Maintenance Agreement, as applicable. The Distribution Date Statement shall include the following information, in each case, with respect to such Distribution Date:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii) [Reserved];

(iv) the aggregate amount of Servicing Fees and Custodial Fees for the related Due Period;

(v) the amount of Advances for each Loan Group and the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi) the Loan Group Balance for each Loan Group and the Net WAC for each Loan Group at the Close of Business at the end of the related Due Period;

(vii) the Pool Balance and the Loan Group Balance for such Distribution Date;

(viii) for each Loan Group, the aggregate Principal Balance of the MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix) for each Loan Group, the amount of fees, expenses or indemnification amounts paid by the Trust Fund with an identification of the general purpose of such amounts and the party receiving such amounts;

(x) for each Loan Group, the number, weighted average remaining term to maturity, weighted average life and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xi) for each Loan Group, the number and aggregate unpaid principal balance of the related Mortgage Loans, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month, using the MBA method;

(xii) for each Loan Group, the book value (if available) of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiii) for each Loan Group, the aggregate amount of Principal Prepayments with respect to each Loan Group made during the related Prepayment Period;

(xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the related Due Period for each Loan Group and the cumulative amount of Realized Losses and the amount of Realized Losses, if any, allocated to each Class of Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xv) the Class Principal Balance of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvi) for each Loan Group, the Monthly Interest Distributable Amount and the Interest Distributable Amount in respect of each related Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xvii) for each Loan Group, the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date after giving effect to any distributions made thereon, on such Distribution Date;

(xviii) for each Loan Group, the related Available Funds;

(xix) for each Loan Group, the Pass-Through Rate and related Adjusted Cap Rate for each Class of Certificates for such Distribution Date;

(xx) for each Loan Group, the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the Mortgage Loan Purchase Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxi) for each Loan Group, the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(d);

(xxii) current Recoveries allocable to each Loan Group;

(xxiii) cumulative Recoveries allocable to each Loan Group;

(xxiv) the amount of any Basis Risk Shortfall and Unpaid Basis Risk Shortfall, if any, for each Class after giving effect to any distributions made thereon, on such Distribution Date;

(xxv) for each Loan Group, the amount of Deferred Interest and Net Deferred Interest, if any, for such Loan Group;

(xxvi) the amount of the Certificate Insurer Reimbursement Amount, if any;

(xxvii) the Deficiency Amount, if any, to be paid by the Certificate Insurer;

(xxviii) the amount of Net Deferred Interest, if any, added to the Class Principal Balance of the Certificates

(xxix) the amount of any Unpaid Interest Shortfall Amount;

(xxx)  the amount of any Final Maturity Reserve Amount deposited in the Final Maturity Reserve Account, and, on the Final Maturity Reserve Termination Date, the amount distributed from the Final Maturity Reserve Account to each Class of Certificates;

(xxxi) the Overcollateralized Amount for that Distribution Date;

(xxxii) the Overcollateralization Target Amount for that Distribution Date;

(xxxiii) the amount remitted by the Administrator to the Trustee pursuant to the Yield Maintenance Allocation Agreement; and

(xxxiv) the amount of any Class P Distributable Amount.

The Trustee shall make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “https://www.tss.db.com/invr.” Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

In addition to the information listed above, such Distribution Date Statement or the report on Form 10-D for such Distribution Date shall also include any other information required by Item 1121 (§ 229.1121) of Regulation AB.

(b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to any NIMS Insurer, the Certificate Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person or any NIMS Insurer, such information as is reasonably necessary to provide to such Person or any NIMS Insurer a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person or any NIMS Insurer was a Certificateholder and such other customary information which a Certificateholder reasonably requests to prepare its tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05. Remittance Reports; Advances.

(a) No later than the 10th calendar day of each month, the Servicer shall deliver to the Trustee and the Certificate Insurer by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) the Remittance Report with respect to the Distribution Date. No later than the Close of Business New York time on the fifth Business Day prior to the related Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01. The Trustee shall have no duty or obligation to calculate, recompute or verify any information in the Remittance Report or other loan level information that it receives from the Servicer.

(b) If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to the Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Servicer shall, on the Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee, for such Mortgage Loan except to the extent the Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Servicer shall continue to make such Advances through the date that the Servicer is required to do so under the Servicing Agreement. If the Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Trustee (i) stating that the Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06. Compensating Interest Payments.

The amount of the Servicing Fee payable to the Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Interest Shortfalls relating to such Distribution Date are required to be paid but are not actually paid by the Servicer on the applicable Servicer Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Servicer.

SECTION 5.07. Basis Risk Reserve Fund.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1, Class 2A-1C2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, a Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b) On each Distribution Date, other than the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, Net Monthly Excess Cashflow shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit pursuant to Section 5.01(a)(iv)(J).

(c) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1, Class 2A-1C2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 or Class B-7 Certificates, the Trustee, as Paying Agent for the Trustee, shall withdraw (i) first, from the Class 2A-1C2 Yield Maintenance Account, the amount of such Basis Risk Shortfall for the Class 2A-1C2 Certificates for distribution to the Class 2A-1C2 Certificates on such Distribution Date pursuant to Section 5.01(i), (ii) second, from the Yield Maintenance Account, the amount of such Basis Risk Shortfall for such Classes of Certificates for distribution on such Distribution Date pursuant to Section 5.01(h), and (iii) third, from the Basis Risk Reserve Fund, the amount of any such remaining Basis Risk Shortfall for distribution on such Distribution Date to the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates any related Basis Risk Shortfall for such Distribution Date on a pro rata basis, based on the respective amounts of Basis Risk Shortfalls for such Distribution Date and then sequentially to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates in that order up to the amount of Basis Risk Shortfalls due each such Class for such Distribution Date.

(d) Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments. Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class C Certificateholders. The Class C Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class C Certificateholder(s) shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I. For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class C Certificateholders.

(e) Upon termination of the Trust Fund any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class C Certificateholders.

SECTION 5.08. Recoveries.

(a) With respect to any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), to the Class Principal Balance of such Class will be increased by the amount of a Recovery collected with regard to the related Loan Group allocated to such Class for such Distribution Date as follows:

(i) first, the Class Principal Balance of each Class of Senior Certificates related to the Loan Group from which the Recovery was collected, will be increased, pro rata based on Realized Losses allocated to such Class, up to the amount by which Net Realized Losses previously allocated to each such Class exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class, and

(ii) second, the Class Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount by which Net Realized Losses previously allocated to each such Class exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class.

(b) To the extent that the Certificate Insurer has made a payment in respect of Realized Losses and such amount has not previously been reimbursed pursuant to Section 5.01(a)(i)(C), 5.01(a)(ii)(B), 5.01(a)(iii)(B) or 5.01(a)(iv)(D), the Certificate Insurer will be subrogated to the rights of the Holders of the Insured Certificates and will be entitled to the amount of any such Realized Losses paid by it to the Insured Certificates that remains unreimbursed prior to any Recoveries being allocated to the Holders of the Insured Certificates.

SECTION 5.09. The Final Maturity Reserve Trust.

(a) The Final Maturity Reserve Trust is hereby established as a separate trust, the corpus of which shall be held by the Trustee, in trust, for the benefit of the holders of the Certificates (other than the Class P Certificates) and the Certificate Insurer. The Trustee shall establish an account (the “Final Maturity Reserve Account”). The Final Maturity Reserve Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b) The Trustee shall deposit into the Final Maturity Reserve Account any Final Maturity Reserve Amounts pursuant to Section 5.01(a)(i)(A). The Trustee shall distribute the funds in the Final Maturity Reserve Account pursuant to Section 5.01(g).

(c) Funds in the Final Maturity Reserve Account shall be invested in Permitted Investments at the written direction of the Holders of the Class C Certificates. Any earnings on such amounts shall be distributed pursuant to Section 5.01(g). The Class C Certificates shall evidence ownership of the Final Maturity Reserve Trust for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class C Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholders as to investment of funds on deposit in the Final Maturity Reserve Account, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I.

(d) Upon termination of the Final Maturity Reserve Trust, any amounts remaining in the Final Maturity Reserve Account shall be distributed pursuant to the priorities in Section 5.01(g).

(e) For federal income tax purposes, any Certificateholder that receives a principal payment from the Final Maturity Reserve Trust shall be treated as selling a portion of its Certificate to the Class C Certificateholder and as having received the amount of the principal payment from the Class C Certificateholder as the proceeds of the sale. The portion of the Certificate that is treated as having been sold shall equal the amount of the corresponding reduction in the Class Principal Balance of such Certificate. Principal payments received from the Final Maturity Reserve Trust shall not be treated as distributions from any REMIC created hereby. All principal distributions from the Final Maturity Reserve Account shall be accounted for hereunder in accordance with this Section 5.09(e).

SECTION 5.10. Yield Maintenance Agreement; Class 2A-1C2 Yield Maintenance Agreement.

(a) On or prior to the Closing Date, the Administrator, pursuant to the Yield Maintenance Allocation Agreement, shall enter into the Yield Maintenance Agreement. The Administrator shall perform the duties as set forth in the Yield Maintenance Agreement and Yield Maintenance Allocation Agreement.

(b) On or prior to the Closing Date, the Trustee, on behalf of the Trust Fund, is hereby authorized and directed to enter into the Class 2A-1C2 Yield Maintenance Agreement. On the Business Day prior to each Distribution Date beginning in November 2006 through and including the Distribution Date in January 2015, the Trustee shall deposit the Class 2A-1C2 Distributable Amount into the Class 2A-1C2 Yield Maintenance Account. On each Distribution Date beginning in November 2006 through and including the Distribution Date in January 2015, the Trustee shall distribute the amount, if any, in the Class 2A-1C2 Yield Maintenance Account in accordance with the priority set forth in Section 5.01(i).

Upon the earlier of the Distribution Date in February 2015 and the termination of the Trust Fund, the Class 2A-1C2 Yield Maintenance Agreement shall be terminated.

SECTION 5.11. Yield Maintenance Trust; Yield Maintenance Trust Account.

Pursuant to the Yield Maintenance Allocation Agreement, the Administrator shall establish and maintain (i) the Yield Maintenance Trust into which it shall deposit the Yield Maintenance Agreement and (ii) the Yield Maintenance Trust Account into which, on the day prior to each Distribution Date, it will deposit the Yield Maintenance Distributable Amount, if any, paid by the Yield Maintenance Provider pursuant to the Yield Maintenance Agreement.

On each Distribution Date, after remitting the Yield Maintenance Payment Amount to the Trustee, any amounts remaining on deposit in the Yield Maintenance Trust Account shall be distributed in accordance with Section 3(a)(ii) of the Yield Maintenance Allocation Agreement.

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Yield Maintenance Trust Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Yield Maintenance Trust Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Yield Maintenance Trust Account be treated as a partnership. The Yield Maintenance Trust Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust Fund, or the payment in full of the Offered Certificates, all amounts remaining on deposit in the Yield Maintenance Trust Account shall be distributed to the Class C Certificateholders or their designees. The Yield Maintenance Trust Account shall not be part of the Trust Fund or of any REMIC and any payments to the Holders of the Offered Certificates to pay certain interest shortfalls will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

The Administrator shall terminate the Yield Maintenance Agreement upon the occurrence of an event of default or termination event under the Yield Maintenance Agreement of which the Administrator has actual knowledge. In the event that the Yield Maintenance Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Administrator shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Offered Certificates, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the Offered Certificates), execute a replacement contract comparable to the Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by such Yield Maintenance Agreement as certified to the Administrator by the Depositor; provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider.

Upon the earlier of the Distribution Date in July 2014 and the termination of the Trust Fund, the Yield Maintenance Agreement shall be terminated.

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Administrator, and the Administrator is hereby directed, to deposit into the Yield Maintenance Trust Account the amounts described above.

For federal income tax purposes, the right of the Offered Certificates to receive payments from the Yield Maintenance Trust Account may have more than a de minimis value.

SECTION 5.12. Yield Maintenance Account; Class 2A-1C2 Yield Maintenance Account.

The Trustee is hereby directed to establish and maintain with itself, a separate, segregated account titled “Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9” (the “Yield Maintenance Account”) for the benefit of the Offered Certificates and a separate, segregated account titled “Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of Class 2A-1C2 Certificates of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9” (the “Class 2A-1C2 Yield Maintenance Account”). Each of the Yield Maintenance Account and the Class 2A-1C2 Yield Maintenance Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts on deposit in the Yield Maintenance Account and the Class 2A-1C2 Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

On each Distribution Date, the Administrator shall remit the Yield Maintenance Payment Amount to the Trustee for deposit into the Yield Maintenance Account for distribution by the Trustee pursuant to the priorities set forth in Section 5.01(h). On each Distribution Date, the Trustee shall deposit the Yield Maintenance Payment Amount received pursuant to the Class 2A-1C2 Yield Maintenance Agreement into the Class 2A-1C2 Yield Maintenance Account for distribution pursuant to the priorities set forth in Section 5.01(i).

If the Seller or its affiliate is the Holder of an Offered Certificate, the Seller or its affiliate shall remit to the Trustee the portion of Yield Maintenance Distributable Amounts received by the Holder of such Certificate on any Distribution Date, and the Trustee shall remit such amounts to the Yield Maintenance Provider. If the Seller or its affiliate is the Holder of a Class 2A-1C2 Certificate, the Seller or its affiliate shall remit to the Trustee the portion of Yield Maintenance Distributable Amounts received by the Holder of such Certificate on any Distribution Date, and the Trustee shall remit such amounts to the Yield Maintenance Provider. For purposes of this Agreement, the Trustee shall have no duty to confirm that each amount received by it from the Seller or its affiliate with respect to the preceding two sentences is the correct amount.

The Administrator and the Trustee shall terminate the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement, respectively, upon the occurrence of an event of default or termination event under the Yield Maintenance Agreement or the Class 2A-1C2 Yield Maintenance Agreement, as applicable, of which a Responsible Officer of the Trustee has actual knowledge. In the event that the Yield Maintenance Agreement is terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Trustee shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Offered Certificates, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the Offered Certificates), direct the Administrator to execute a replacement contract comparable to the such Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by such Yield Maintenance Agreement as certified to the Administrator by the Depositor. In the event that the Class 2A-1C2 Yield Maintenance Agreement is terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Trustee shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Class 2A-1C2 Certificates, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the Class 2A-1C2 Certificates), execute a replacement contract comparable to such Class 2A-1C2 Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by such Class 2A-1C2 Yield Maintenance Agreement as certified to the Trustee by the Depositor. In each case, provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider.

Upon the earlier of the Distribution Date in July 2014 and the termination of the Trust Fund, the Yield Maintenance Account shall be terminated. Upon the earlier of the Distribution Date in January 2015 and upon the termination of the Trust Fund, the Class 2A-1C2 Yield Maintenance Account shall be terminated.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A through D. Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1A-1A, Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1, Class 2A-1C2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates; provided, however, that the Offered Certificates shall only be sold to initial investors in minimum total investment amounts of $100,000. The Class C, Class P and Class R Certificates are issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust Fund by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise. Subject to Section 6.02(c), the Senior Certificates (other than the Residual Certificate) and the Subordinate Certificates shall be Book-Entry Certificates.

The Private Certificates shall be offered and sold in reliance either on (i) the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibits C-1, C-2 or C-3 hereto, as applicable, (each, a “Restricted Global Security”) or (ii) Regulation S and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits C-1, C-2 or C-3 hereto, as applicable, (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities or Regulation S Global Securities, as applicable, may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust Fund shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust Fund, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b) Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar, any NIMS Insurer, the Paying Agent and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of such Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee, the Paying Agent and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Paying Agent, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c) If (x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Seller’s expense execute on behalf of the Trust Fund and authenticate definitive, fully registered certificates (the “Definitive Certificates”). Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall notify any NIMS Insurer of the availability of Definitive Certificates and the Trustee, the Certificate Registrar, the Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d) No transfer, sale, pledge or other disposition of any Private Certificate, other than a Private Certificate sold in an offshore transaction in reliance on Regulation S, shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates. In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

None of the Depositor, the Seller, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer, any NIMS Insurer, the Depositor or the Trust Fund, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, any NIMS Insurer, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Final Maturity Reserve Trust, the Yield Maintenance Agreement and, in the case of the Class 2A-1C2 Certificates, the Class 2A-1C2 Yield Maintenance Agreement, shall be made unless the Certificate Registrar shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit I-2, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Final Maturity Reserve Trust, the Yield Maintenance Agreement and, in the case of the Class 2A-1C2 Certificates, the Class 2A-1C2 Yield Maintenance Agreement, to or on behalf of a Plan without the delivery to the Certificate Registrar of a representation letter as described above shall be void and of no effect. If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) or for the Paying Agent making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Residual Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of such Residual Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Residual Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for the Paying Agent making any distributions due on the Residual Certificate to the Holder thereof or taking any other action with respect to such Holder win the provisions of this Agreement so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii). The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its ratings of the Certificates (determined in the case of the Insured Certificates, without giving effect to the Certificate Insurance Policy) and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f) Notwithstanding any provision to the contrary herein, so long as a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates remains outstanding and is held by or on behalf of the Depository, transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates, in whole or in part, shall only be made in accordance with Section 6.01 and this Section 6.02(f).

(i) Subject to clauses (ii) and (iii) of this Section 6.02(f), transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates shall be limited to transfers of such a Restricted Global Security or Regulation S Global Security, as applicable, in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Certificate Registrar of (A) instructions from the Depository directing the Certificate Registrar to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholders’ held through a Regulation S Global Security, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit J-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. Person and pursuant to and in accordance with Regulation S, the Certificate Registrar shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Certificate Registrar of (A) instructions from the Depository directing the Certificate Registrar to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit J-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Certificate Registrar will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv) Other Exchanges. In the event that a Restricted Global Security or Regulation S Global Security, as applicable, is exchanged for Certificates in definitive registered form without interest coupons, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. Persons, or otherwise comply with Regulation S under the Securities Act, as the case may be, and as may be from time to time adopted by the Depositor and the Certificate Registrar.

(v) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 6.02(f)(iii).

(g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Depositor, any NIMS Insurer, the Certificate Registrar (and with respect to the Insured Certificates, the Certificate Insurer) and the Depositor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust Fund and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Depositor and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04. Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer (with respect to the Insured Certificates), the Paying Agent, any NIMS Insurer and any agent of the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer, the Paying Agent or any NIMS Insurer may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust Fund, the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer, the Paying Agent, any NIMS Insurer or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05. Appointment of Paying Agent.

(a) The Trustee, subject to the consent of the NIMS Insurer, may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee hereby appoints itself as the initial Paying Agent. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 4.03 hereof and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b) The Trustee, as Paying Agent, shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VII

DEFAULT

SECTION 7.01. Event of Default.

(a) If an Event of Default described in a Servicing Agreement (other than an Event of Default under Section 14.01 (ix)) shall occur and be continuing, then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Rating Agencies, the Depositor, the Certificate Insurer and the Seller. The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the Event of Default on any Servicer Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to the Servicing Agreement (including but not limited to Advances to the extent required pursuant to the Servicing Agreement). Pursuant to the Servicing Agreement, on or after the receipt by the Servicer (and by the Trustee if such notice is given by the Certificate Insurer or the Holders) of such written notice, all authority and power of the Servicer under the Servicing Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

SECTION 7.02. Trustee to Act.

(a) From and after the date the Servicer (and the Trustee, if notice is sent by the Certificate Insurer or the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee immediately shall be the successor in all respects to the Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession, including the immediate obligation to make Advances. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement; provided, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by each Rating Agency as evidenced by a letter to such effect from such Rating Agency. Pending appointment of a successor to the Servicer under the Servicing Agreement, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received hereunder. Except with respect to the making of Advances the defaulting Servicer was required to make but did not make, the successor Servicer, including the Trustee in such capacity, shall not be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties made by it in the Servicing Agreement or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Trustee, to the Servicer under the Servicing Agreement shall during the term of its service as Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer pursuant to the terms and conditions of the Servicing Agreement, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer under the Servicing Agreement.

(c) Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(d) The Trustee shall be entitled to be reimbursed by the Trust Fund (pursuant to Section 4.03(a)(xii)), in the event that the Servicer does not reimburse the Trustee under the Servicing Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively.

SECTION 7.03. Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of the Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to each Rating Agency and the Certificate Insurer.

SECTION 7.04. Notification to Certificateholders.

(a) Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, to each Rating Agency, to any NIMS Insurer and the Certificate Insurer.

(b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders, any NIMS Insurer and the Certificate Insurer notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01. Duties of the Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. If the instrument is not corrected to the satisfaction of the Trustee, the Trustee shall provide notice thereof to the Certificateholders and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders or any NIMS Insurer.

On each Distribution Date, the Trustee, as Paying Agent, shall make monthly distributions the Certificateholders from funds in the Distribution Account, the Basis Risk Reserve Fund, the Yield Maintenance Account, the Class 2A-1C2 Yield Maintenance Account and the Final Maturity Reserve Account, as applicable, in each case as provided in Sections 5.01, 5.07, 5.09, 5.12 and 10.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of any NIMS Insurer or Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv) the Trustee shall not be responsible for any act or omission of the Servicer (except in its capacity as successor servicer to the extent provided in Section 7.02(a)), the Depositor, the Seller or the Custodian; and

(v) the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice at the Corporate Trust Office of such Event of Default.

The Trustee shall not appoint any Subcontractor without receiving the prior written consent of the Depositor to appoint any Subcontractor, which consent shall not be unreasonably withheld. If the Trustee appoints a Subcontractor without receiving such prior written consent, the Trustee shall be deemed to be in breach of this Agreement and may be removed by the Depositor.

The Trustee shall promptly notify the Depositor and the Sponsor of knowledge thereof (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the responsible parties listed on Exhibit O. On or before March 1 of each year, the Depositor shall distribute the information on Exhibit O to the Trustee.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement.

SECTION 8.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01 hereof:

(i) the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii) the Trustee may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by any NIMS Insurer or the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, liability or payment of such estimated expenses from any NIMS Insurer or the Certificateholders, as applicable, as a condition to such proceeding. If the Servicer fails to reimburse the Trustee in respect of the reasonable expense of every such examination relating to the Servicer, the Trustee shall be reimbursed by the Trust Fund;

(vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as the Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

(vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith;

(viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(ix) in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to certain individuals and certain entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

It is expressly understood and agreed that the Trustee shall be entitled to all the rights, protections, immunities, and indemnities set forth herein, with respect to the Reconstitution Agreement, the Servicing Agreement, and the Custodial Agreement, and any actions taken or omitted by the Trustee pursuant to the terms thereof, as if such rights, protections, immunities, and indemnities were specifically set forth therein.

SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Depositor or the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the countersignature and authentication on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Certificate Insurance Policy, any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Servicer); or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04. Trustee and Custodian May Own Certificates.

The Trustee and the Custodian, in their respective individual capacities, or in any capacity other than as Trustee or Custodian hereunder, may become the owner or pledgee of any Certificates with the same rights they would have if they were not Trustee or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05. Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Trustee Fee as compensation for its services hereunder. In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee is required to make under Section 3.07 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof) or under the Certificate Insurance Policy (including the reasonable compensation, expenses and disbursements of its counsel) or incurred or made by the Trustee under each of the Yield Maintenance Allocation Agreement, the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Certificateholders or the Trust Fund hereunder or thereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06. Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, each having a combined capital and surplus of at least $50,000,000 and (except with respect to the initial Trustee) a minimum long-term debt rating in the third highest rating category by each Rating Agency and in each Rating Agency’s two highest short-term rating categories, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust Fund will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07. Resignation or Removal of Trustee.

The Trustee (including the Trustee as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Certificate Insurer, the Seller, any NIMS Insurer and each Rating Agency. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 and is reasonably acceptable to any NIMS Insurer and the Certificate Insurer or, in the case of notice of resignation of the Trustee (in consultation with the Depositor) shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 and is reasonably acceptable to any NIMS Insurer and the Certificate Insurer, in each case, by written instrument, with a copy of such written instrument delivered to (i) the resigning Trustee, (ii) the successor Trustee, (iii) any NIMS Insurer and (iv) the Certificate Insurer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (a) shall cease to be eligible in accordance with the provisions of Section 8.06 hereof shall fail to resign after written request therefor by the Depositor or any NIMS Insurer or if at any time the Trustee, (b) shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (c) shall fail to deliver to the Depositor and the Sponsor the assessment of compliance or an attestation report required under Section 3.04 hereto within 15 calendar days of March 1 of each calendar year in which Exchange Act reports are required or (d) shall fail to file any Form 10-D or Form 10-K when due pursuant to Section 3.07 hereof (other than as a result of the failure of the Depositor to sign and return to the Trustee such Form 10-D or Form 10-K within the time limitations of Section 3.07 or any other party to deliver information in a timely manner as set forth in Section 3.07), then the Depositor or any NIMS insurer may immediately remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee reasonably acceptable to the NIMS Insurer and that meets the requirements of Section 8.06, by written instrument, with a copy of such written instrument delivered to (i) the Trustee so removed, (ii) the successor Trustee, (iii) to the Certificate Insurer and (iv) to any NIMS Insurer.

The Majority Certificateholders (or any NIMS Insurer in the event of failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee acceptable to the NIMS Insurer, in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee, as provided in Section 8.08 hereof. As long as the Certificate Insurance Policy is in effect, the Trustee will send a written notice to the Certificate Insurer of any such resignation, removal or appointment. If the Trustee is removed pursuant to this Section 8.07, it shall be reimbursed any outstanding and unpaid fees and expenses, and if removed under the authority of the immediately preceding paragraph, the Trustee or the shall also be reimbursed any outstanding and unpaid costs and expenses.

SECTION 8.08. Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, any NIMS Insurer, the Seller, its predecessor Trustee and, as long as the Certificate Insurance Policy is in effect, the Certificate Insurer, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Seller, the predecessor Trustee and, as long as the Certificate Insurance Policy is in effect, the Certificate Insurer shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee, as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Certificate Insurer, to any NIMS Insurer and to each Rating Agency.

SECTION 8.09. Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons, approved by the Trustee and any NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and any NIMS Insurer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11. Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee on behalf of the Trust Fund, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

(a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee (for the avoidance of doubt, in its individual capacity and as Trustee on behalf of the Trust Fund), its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b) The Trustee shall afford the Seller, the Depositor, the Certificate Insurer and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Certificate Insurer and any requesting Certificateholder with its most recent audited financial statements. The Trustee shall cooperate fully with the Seller, the Depositor, the Certificate Insurer and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor, the Certificate Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Seller, the Depositor, the Certificate Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13. Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Certificate Insurer and the Certificateholders.

SECTION 8.14. Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust Fund with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16. Appointment of Custodians.

The Trustee may, and at the direction of the Depositor shall, appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement. The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders and the Certificate Insurer having an interest in any Mortgage File held by such custodian. Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The initial custodian of the Mortgage Loans shall be The Bank of New York. The Bank of New York shall be compensated by the Trust Fund for its services as custodian.

SECTION 8.17. Indemnification.

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund incurred hereunder or under or with respect to any Certificate, the Custodial Agreement, the Servicing Agreement or under or pursuant to the Mortgage Loan Purchase Agreement, without negligence or willful misconduct on the Trustee’s part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee’s duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; and

(ii) notwithstanding anything to the contrary in this Section 8.17, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 8.17 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

SECTION 8.18. Limitation of Liability of Trustee and Administrator; Indemnification.

The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Yield Maintenance Agreement, the Class 2A-1C2 Yield Maintenance Agreement or the Yield Maintenance Allocation Agreement. The Administrator shall not have any liability for any failure or delay in payments to the Trustee which are required under the Yield Maintenance Allocation Agreement where such failure or delay is due to the failure of delay of the Yield Maintenance Provider in making such payment to the Administrator pursuant to the Yield Maintenance Agreement. In addition, notwithstanding anything to the contrary in the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement, the Administrator shall not be required to make any payment to the Yield Maintenance Provider. Any payment to the Yield Maintenance Provider shall be paid on behalf of the Administrator by Greenwich Capital Markets, Inc. The Trustee and the Administrator and their respective directors, officers, employees and agents shall be entitled to be indemnified and held harmless by the Trust Fund from and against any and all losses, claims, expenses or other liabilities that arise by reason of or in connection with the performance or observance by the Trustee or the Administrator of its respective duties or obligations under the Yield Maintenance Allocation Agreement, the Yield Maintenance Agreement or the Class 2A-1C2 Yield Maintenance Agreement, as applicable, except to the extent that the same is due to the Administrator’s negligence, willful misconduct or fraud.

SECTION 8.19. Administrator’s Fees and Expenses.

The Administrator’s fees under the Yield Maintenance Allocation Agreement, the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement shall be paid from a portion of the Trustee Fee. In addition, the Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses in the performance of its duties under the Yield Maintenance Allocation Agreement, the Yield Maintenance Agreement or the Class 2A-1C2 Yield Maintenance Agreement or the administration of the Yield Maintenance Trust (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct. If funds in the Distribution Account are insufficient therefor, the Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.

SECTION 8.20. Resignation or Removal of the Administrator.

The Administrator may at any time resign and be discharged from its duties and obligations under the Yield Maintenance Allocation Agreement by giving written notice thereof to the Depositor, the Certificate Insurer, the Seller, GCFP, any NIMS Insurer, the Trustee and each Rating Agency. Upon receiving such notice of resignation of the Administrator, GCFP shall promptly appoint a successor Administrator that is acceptable to any NIMS Insurer by written instrument, in triplicate, one copy of which instrument shall be delivered to each of (i) the resigning Administrator, (ii) the successor Administrator and (iii) any NIMS Insurer. If no successor Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Administrator may petition any court of competent jurisdiction for the appointment of a successor Administrator.

GCFP (or any NIMS Insurer in the event of failure of the Administrator to perform its obligations hereunder) may at any time remove the Administrator by written instrument or instruments delivered to GCFP, the Depositor, the Administrator and the Trustee; GCFP shall thereupon use its best efforts to appoint a successor Administrator acceptable to the NIMS Insurer, in accordance with this Section.

Any resignation or removal of the Administrator and appointment of a successor Administrator, pursuant to any of the provisions of this Section 8.20 shall not become effective until acceptance of appointment by the successor Administrator. As long as the Certificate Insurance Policy is in effect, the Administrator will send a written notice to the Certificate Insurer of any such resignation, removal or appointment. If the Administrator is removed pursuant to this Section 8.20, it shall be reimbursed any outstanding and unpaid fees and expenses.

Notwithstanding anything to the contrary contained herein, in the event that the Trustee resigns or is removed as Trustee hereunder, the Administrator shall have the right to resign immediately as Administrator by giving written notice to GCFP, the Depositor and the Trustee, with a copy to each Rating Agency, the Certificate Insurer and any NIMS Insurer. Any Person appointed as successor Trustee pursuant to Section 8.07 shall also be required to serve as successor Administrator under the Yield Maintenance Agreement and the Yield Maintenance Allocation Agreement.

SECTION 8.21. Closing Opinion of Counsel.

On or before the Closing Date, the Trustee shall cause to be delivered to the Depositor, the Seller, the Certificate Insurer and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., and the Seller as to the due authorization, execution and delivery of this Agreement by the Trustee and the enforceability thereof.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01. REMIC Administration.

(a) As set forth in the Preliminary Statement to this Agreement, two REMIC elections shall be made by the Trust Fund. The Trustee shall sign and file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement. Following the Closing Date, the Trustee shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for each interest in any REMIC created hereby shall be the Latest Possible Maturity Date.

(c) Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including the Trustee’s duties as tax return preparer).

(d) The Trustee shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative. The expenses of preparing and filing such Tax Returns shall be borne by the Trustee. Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns. In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns. The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Under those regulations, debt issued to one Person generally is aggregated in determining if there is OID. Because certain Classes of Regular Certificates are expected to be issued to one Person (which intends to continue to hold the Regular Certificates indefinitely and, in any case, for at least 30 days), the Trustee, on behalf of the Trust Fund and upon receipt of written direction from the Depositor, will determine the existence and amount of any OID as if those Classes of Regular Certificates were one debt instrument and based solely on information provided by the Depositor to the Trustee.

(e) The Trustee shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, however, shall have no information or other tax reporting obligations with respect to the Final Maturity Reserve Trust. In addition, the Administrator shall have no information or other tax reporting obligations with respect to the Yield Maintenance Trust.

(f) The Trustee (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee or the Holder of a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and any NIMS Insurer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Residual Certificate will consult with the Trustee, the NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee or any NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder in which it owns the residual interest by federal or state governmental authorities. To the extent that such Trust Fund taxes are not paid by the Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j) The Trustee shall not enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k) The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h), and not as assets of any REMIC. The Holders of the Class C Certificates are the owners of the Basis Risk Reserve Fund. The Trustee shall treat the rights of the Holders of the LIBOR Certificates to receive distributions to cover Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class C Certificates in favor of the related Holders of the LIBOR Certificates. Thus, the LIBOR Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

(l) The Trustee shall treat the Final Maturity Reserve Trust as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) owned by the holders of the Class C Certificates and not assets of any REMIC. The Class C Certificateholder shall be treated as the owner of the Final Maturity Reserve Trust and any payments made from the Final Maturity Reserve Trust to beneficial owners of Certificates (other than the Class C Certificates) shall be treated for federal income tax purposes as payments made by the Class C Certificateholder in exchange for an interest in the Certificates then owned by such beneficial owners.

(m)  The Trustee shall treat each of the Yield Maintenance Trust, the Yield Maintenance Trust Account, the Yield Maintenance Account and the Class 2A-1C2 Yield Maintenance Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h), and not as assets of any REMIC. The Holders of the Class C Certificates are the owners of the Yield Maintenance Trust, the Yield Maintenance Trust Account, the Yield Maintenance Account and the Class 2A-1C2 Yield Maintenance Account. The Trustee shall treat the rights of the Holders of the LIBOR Certificates and the Holders of the Class 2A-1C2 to receive distributions to cover Basis Risk Shortfalls as payments under the cap contracts written by the Holders of the Class C Certificates in favor of the related Holders of the LIBOR Certificates. Thus, the LIBOR Certificates and the Class 2A-1C2 Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in one or two interest rate cap contracts, as applicable. For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

(n) For federal income tax purposes, upon any sale of the property held by the Trust Fund pursuant to Section 10.01(a), any NIM Redemption Amount and any Premium Proceeds paid by the Servicer shall not be treated as a portion of the purchase price paid for such property but shall instead be treated as an amount paid by the Servicer to the Holder of the Class C Certificates pursuant to a cash settled call option with respect to the property held by the Trust Fund.

SECTION 9.02. Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless the Depositor, the Trustee and any NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not result in an Adverse REMIC Event.

ARTICLE X

TERMINATION

SECTION 10.01. Termination.

(a) The respective obligations and responsibilities of the Seller, the Depositor and the Trustee created hereby (other than the obligation of the Trustee, as Paying Agent, to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Class Principal Balance of each Class of Certificates has been reduced to zero an no Certificate Insurer Reimbursement Amounts are owed to the Certificate Insurer, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans by the Terminator as described in the following paragraph and (iv) the Latest Possible Maturity Date. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Following the date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the Cut-off Date Collateral Balance (the “Call Option Date”), the Servicer (in such context, the “Terminator”), with the prior written consent of the NIMS Insurer (which consent shall not be unreasonably withheld) or the NIMS Insurer may, at its option, terminate this Agreement by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to (A) the greater of (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon by (w) the Terminator, (x) the NIMS Insurer, (y) the Holders of a majority in Percentage Interest of the Class C Certificates and (z) if the Holders of the LIBOR Certificates will not receive all amounts due and payable as a result of the exercise of the option by the Terminator, the Trustee, in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(b)), plus, (B) in each case, accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and all amounts, if any, then due and owing to the Trustee and the Certificate Insurer under this Agreement, plus any Basis Risk Shortfalls then remaining unpaid or which is due to the exercise of such option (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the Class Principal Balance of, each Class of Certificates issued pursuant to this Agreement; and, provided, further, that if there are any NIM Securities outstanding, the Servicer may only exercise its option after receiving the prior written consent of the holders of such NIM Securities and, if such consent is given, the Termination Price shall also include an amount equal to the sum of (1) any accrued interest on the NIM Securities, (2) the unpaid principal balance of any such NIM Securities and (3) any other reimbursable expenses owed by the issuer of the NIM Securities (the “NIM Redemption Amount”). If the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Servicer, if it is Terminator, and the Holders of a majority of Percentage Interest of the Class C Certificates as provided in (ii) above in their good faith business judgment, and such determination shall take into consideration an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Servicer, if it is the Terminator, the Holders of a majority in Percentage Interest of the Class C Certificates and the Terminator in their reasonable discretion, such appraisal to be obtained by the Holders of a majority in Percentage Interest of the Class C Certificates at their expense, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such fair market value determination. No such purchase by the Terminator will be permitted without the consent of the NIMS Insurer and the consent of the Certificate Insurer if a draw on the Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the Final Distribution Date.

If the Terminator does not exercise its option as described above, then the NIMS Insurer shall have the right to exercise such option and (i) the NIMS Insurer shall remit the Termination Price in immediately available funds to the Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Servicer shall promptly deposit such funds in the Distribution Account and (ii) upon the termination of the Trust Fund, the Trustee will transfer the property of the Trust Fund to the NIMS Insurer. The NIMS Insurer shall be obligated to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund by the NIMS Insurer and shall indemnify and hold harmless the Servicer for all losses, liabilities or expenses resulting from any claims directly resulting from or relating to the termination of the Trust Fund by the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer’s negligence, bad faith or willful misconduct. No such purchase by the Servicer or the NIMS Insurer will be permitted without the consent of the Certificate Insurer if a draw on the Certificate Insurance Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date.

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Servicing Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

No such purchase by the Servicer will be permitted without the consent of the Certificate Insurer if a draw on the Certificate Insurance Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date.

(b) Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Certificate Insurer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c) Upon presentation and surrender of the Certificates, the Trustee, as Paying Agent, shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date; provided, however, that with respect to amounts that would otherwise be distributed to the Class R Certificates (i) with respect to the Group 1 Mortgage Loans on the final Distribution Date, such amounts, if any, shall be distributed to the Class 2A-1A, Class 2A-1B1, Class 2A-1B2, Class 2A-1C1 and Class 2A-1C2 Certificates, pro rata up to the amount by which the aggregate Class Principal Balance of the classes of Senior Certificates related to Loan Group 2 on such date is greater than the Loan Group Balance of the related Group 2 Mortgage Loans for such Distribution Date and (ii) with respect to the Group 2 Mortgage Loans on the final Distribution Date, such amounts, if any, shall be distributed to the Class 1A-1A Certificates up to the amount by which the aggregate Class Principal Balance of the classes of Senior Certificates related to Loan Group 1 on such date is greater than the Loan Group Balance of the related Group 1 Mortgage Loans for such Distribution Date.

(d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and within six months, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Servicer for payment.

SECTION 10.02. Additional Termination Requirements.

(a) In the event the purchase option provided in Section 10.01 is exercised, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund, and each REMIC created hereunder; and

(ii) The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90 day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer obtained at the expense of the Seller.

(b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to undertake the foregoing steps.

SECTION 10.03. NIMS Insurer Optional Repurchase Right of Distressed Mortgage Loans.

The NIMS Insurer, if any, may repurchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances or Servicing Fees allocable to such Distressed Mortgage Loan. Any such repurchase shall be accomplished by the NIMS Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Trustee for deposit into the Distribution Account. The NIMS Insurer shall not use any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders.

ARTICLE XI

DISPOSITION OF TRUST FUND ASSETS

SECTION 11.01. Disposition of Trust Fund Assets.

Neither the Trust Fund, nor this Agreement, may be terminated or voided, or any disposition of the assets of the Trust Fund effected, other than in accordance with the terms hereof, except to the extent that Holders representing no less than the entire beneficial ownership interest of the Certificates have consented in writing to such action.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor and the Trustee (with the consent of any NIMS Insurer) without the consent of the Certificateholders and, with respect to any amendment that adversely affects the interest of any of the Certificate Insurer or the Holders of the Insured Certificates, with the prior written consent of the Certificate Insurer, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action listed in (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, any NIMS Insurer, the Certificate Insurer and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency (without regard to the Certificate Insurance Policy) or (ii) an Opinion of Counsel to the effect that such amendment shall not adversely affect in any material respect the interests of any Certificateholder (without taking into account the benefits under the Certificate Insurance Policy), is permitted by the Agreement and all the conditions precedent, if any, have been complied with, delivered to the Trustee, any NIMS Insurer and the Certificate Insurer.

In addition, this Agreement may be amended from time to time by Seller, the Depositor and the Trustee with the consent of any NIMS Insurer, the Majority Certificateholders and the Certificate Insurer (if the proposed amendment adversely affects in any respect the rights and interest of the Certificate Insurer) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 5.01(a) hereof, to the consent of the Bank of New York, as Custodian; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66 2/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, each of the Trustee and the NIMS Insurer shall not consent to any amendment to (1) this Agreement unless they shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust Fund pursuant to Section 8.05 hereof), to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with and (2) the Reconstitution Agreement unless it shall have first received the consent of the Certificate Insurer.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust Fund, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer, the Certificate Insurer, the NIMS Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust Fund, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and the Certificate Insurer.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust Fund, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall, with the prior written consent of any NIMS Insurer, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee by such Certificateholder or any NIMS Insurer. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, any NIMS Insurer and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates or the rights of any NIMS Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder or any NIMS Insurer, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder, the NIMS Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

By accepting its Insured Certificate, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default exists and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement (other than the right to receive distributions on the Insured Certificates) without any further consent of the Holders of the Insured Certificates and the Holders of the Insured Certificates shall exercise any such rights only upon the written consent of the Certificate Insurer; provided, however, each Holder of an Insured Certificate and the Certificate Insurer will have the right to receive statements and reports hereunder. Notwithstanding the foregoing, the Certificate Insurer shall have no power without the consent of the Holder of each Insured Certificate affected thereby to: (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Percentage Interest of the Holders of the Insured Certificates, the applicable Pass-Through Rate or the Termination Price with respect to any of the Insured Certificates; (ii) reduce the percentage of Percentage Interests specified in Section 12.01 which are required to amend this Agreement; (iii) create or permit the creation of any lien against any part of the Trust Fund; (iv) modify any provision in any way which would permit an earlier retirement of the Insured Certificates; or (v) amend this sentence.

SECTION 12.04. Governing Law; Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Certificate Insurer and the Trustee in writing by the Seller, (b) in the case of the Trustee, to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor, the Certificate Insurer and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller, the Certificate Insurer and the Trustee in writing by the Depositor; and (d) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: HarborView 2006-9 (telecopy number 212-208-3547), or such other address or telecopy number as may be furnished to the Depositor, the Seller and the Trustee in writing by the Certificate Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Event of Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above. Any notice required to be delivered by the Trustee to the Depositor pursuant to Section 3.19 may be delivered by the Trustee, notwithstanding any provision of this Agreement to the contrary, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mark Hagelin (telephone number (203) 618-2596; fax number (203) 422-4284; e-mail mark.hagelin@gcm.com), or such other address or telecopy number as may be furnished to the Trustee in writing by the Depositor.

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08. Notice to the Rating Agencies.

(a) The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies, the Certificate Insurer and any NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Event of Default that has not been cured or waived;

(iii) the resignation or termination of the Servicer or the Trustee;

(iv) the final payment to Holders of the Certificates of any Class; and

(v) any change in the location of any Account.

(b) If the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, the Trustee shall notify the Rating Agencies of any event that would result in the inability of the Trustee to make Advances as successor Servicer:

(c) The Trustee shall promptly furnish to each Rating Agency copies of the following, unless such documents were made available on the Trustee’s website:

(i) each Distribution Date Statement described in Section 5.04 hereof;

(ii) each annual statement as to compliance described in Section 3.05 hereof;

(iii) each annual assessment of compliance and attestation report described in Section 3.05 hereof; and

(iv) each notice delivered to the Trustee pursuant to Section 5.05(b) hereof which relates to the fact that the Servicer has not made an Advance.

(d) All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Residential Mortgages

If to S&P, to:

Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Facsimile number: (212) 438-2661

SECTION 12.09. Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

The Certificate Insurer is an intended third-party beneficiary of this Agreement with respect to the rights of the Classes of Insured Certificates. Any right conferred to the Certificate Insurer shall be suspended after the occurrence and during the continuation of a Certificate Insurer Default. During any period of suspension, the Certificate Insurer’s rights hereunder shall vest in the Holders of the Insured Certificates (to the extent such Holders otherwise has such rights hereunder). At such time as the Class Principal Balance of the Insured Certificates has been reduced to zero and the Certificate Insurer has been reimbursed for all amounts to which it is entitled hereunder, the Certificate Insurer’s rights hereunder shall terminate.

The Depositor shall promptly notify the Custodian and the Trustee in writing of the issuance of any Class of NIMS Securities and the identity of any related NIMS Insurer. Thereafter, the NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall be subject to and have the right to enforce the provisions of this Agreement so long as the NIMS Securities remaining outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment of such NIMS Securities. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Yield Maintenance Provider and its successors and assignees under each of the Yield Maintenance Agreement and the Class 2A-1C2 Yield Maintenance Agreement, as applicable, the Holders of the Certificates and the NIMS Insurer, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

SECTION 12.11. Acts of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Fund, if made in the manner provided in this Section 12.11.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust Fund in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13. Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Depositor agrees to provide to any Certificateholders, any NIM Security Holder and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

The Trustee shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc.), upon the request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K filed with the Securities and Exchange Commission pursuant to this Agreement and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent in the Trustee’s possession). Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

SECTION 12.14. Transfer of Servicing.

The Trustee shall not consent to or approve the assignment of the Servicing Agreement or the servicing thereunder or the delegation of a substantial portion of Countrywide Home Loans, Inc.’s rights or duties thereunder (other than to Countrywide Home Loans Servicing, LP) unless it shall have first received both (i) written approval from the Certificate Insurer (which approval shall not be unreasonably withheld) and (ii) a letter from each Rating Agency to the effect that such action on the part of the Servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates (without regard to the Certificate Insurance Policy). The Trustee (on behalf of the Trust Fund) shall be entitled to conclusively rely upon documents received by it pursuant to clauses (i) and (ii) above in providing such written approval to the Servicer and shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement with respect to such approval.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor

By:	/s/ Shakti Radhakishun
Name: /s/ Shakti Radhakishun Title: Senior Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:	/s/ Shakti Radhakishun
Name: /s/ Shakti Radhakishun Title: Senior Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Barbara Campbell
Name: Barbara Campbell Title: Vice President

By:	/s/ Karlene Benvenuto
Name: Karlene Benvenuto Title: Authorized Signer

SCHEDULE I

MORTGAGE LOAN SCHEDULE

SCHEDULE II

FINAL MATURITY RESERVE SCHEDULE

EXHIBIT A

FORM OF SENIOR CERTIFICATE

CLASS [___]A[-1[___]] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF THE RATING OF THIS CERTIFICATE IS BELOW “AA-” OR ITS EQUIVALENT WHEN IT IS ACQUIRED, THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

ON OR PRIOR TO THE TERMINATION OF THE YIELD MAINTENANCE AGREEMENT AND THE FINAL MATURITY RESERVE TRUST, THIS CERTIFICATE MAY NOT BE ACQUIRED BY A TRANSFEREE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR BY ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING, UNLESS IT REPRESENTS AND WARRANTS THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH CERTIFICATE, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA OR SOME OTHER APPLICABLE EXEMPTION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL FURTHER BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH CERTIFICATE IN VIOLATION OF THE FOREGOING. [For the Class 1A-1A and Class 2A-1A Certificates Only.]

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60. [For certificates other than the Class 1A-1A and Class 2A-1A Certificates Only.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

Certificate No.:	[___]

Cut-Off Date:	September 1, 2006

First Distribution Date:	October 19, 2006

Initial Certificate Principal
Balance of this Certificate
(“Denomination”):	$[___]

Original Class Certificate
Principal Balance of this
Class:	$[___]

Percentage Interest:	100%

Pass-Through Rate:	Variable

CUSIP:	[41161V [___]

Class:	[___]A[-1[___]]

Assumed Final Distribution Date:	November 19, 2036

[For the Class 2A-1C2 Certificates Only: December 19, 2037]

HarborView Mortgage Loan Trust

Mortgage Loan Pass-Through Certificates, Series 2006-9

Class [___]A[-1[___]]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the pooling and servicing agreement dated as of September 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee

By

This is one of the Certificates referenced in the within-mentioned Agreement

By

Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, as Certificate Registrar

EXHIBIT B

FORM OF SUBORDINATE CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:	1

Cut-Off Date:	September 1, 2006

First Distribution Date:	October 19, 2006

Initial Certificate Principal
Balance of this Certificate
(“Denomination”):	$[___]

Original Class Certificate
Principal Balance of this
Class:	$[___]

Percentage Interest:	100%

Pass-Through Rate:	Variable

CUSIP:	41161V [___]

Class:	B-[___]

Assumed Final Distribution Date:	November 19, 2036

HarborView Mortgage Loan Trust

Mortgage Loan Pass-Through Certificates, Series 2006-9

Class B-[___]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the pooling and servicing agreement dated as of September 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee

By

This is one of the Certificates referenced in the within-mentioned Agreement

By

Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, as Certificate Registrar

EXHIBIT C-1

FORM OF CLASS C CERTIFICATE

THIS CERTIFICATE DOES NOT EVIDENCE AN INTEREST IN ANY REMIC CREATED PURSUANT TO THE AGREEMENT REFERENCED HEREIN.

THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT ACQUIRED SUCH CERTIFICATE (I)(A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) AS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND THAT (II) SUCH HOLDER IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THE TRUSTEE OF ANY SUCH PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING FOR, OR ON BEHALF OF, ANY SUCH PLAN TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF A PLAN WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

C-1-1

Certificate No.:	1

Cut-Off Date:	September 1, 2006

Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[___]

Original Class Principal Balance of this Class:	$[___]

Percentage Interest:	100%

Class:	C

C-1-2

HarborView Mortgage Loan Trust

Mortgage Loan Pass-Through Certificates, Series 2006-9

Class C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable as set forth herein and in the pooling and servicing agreement dated as of September 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL ACCEPTANCE, INC. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-1-3

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class C Certificate in violation of the restrictions mentioned above.

C-1-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates referenced in the within-mentioned Agreement

By

Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, as Certificate Registrar

C-1-5

EXHIBIT C-2

FORM OF CLASS P CERTIFICATE

THIS CERTIFICATE DOES NOT EVIDENCE AN INTEREST IN ANY REMIC CREATED PURSUANT TO THE AGREEMENT REFERENCED HEREIN.

THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A, AS EVIDENCED BY AN INVESTMENT LETTER DELIVERED BY THE TRANSFEREE TO THE CERTIFICATE REGISTRAR, IN SUBSTANTIALLY THE FORM ATTACHED TO THE AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

C-2-1

Certificate No.:	1

Cut-Off Date:	September 1, 2006

First Distribution Date:	October 19, 2006

Initial Certificate Principal Balance of this Certificate:	$100

Original Class Principal Balance of this Class:	$100

Percentage Interest:	100%

Class:	P

C-2-2

HarborView Mortgage Loan Trust

Mortgage Loan Pass-Through Certificates, Series 2006-9

Class P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable as set forth herein and in the pooling and servicing agreement dated as of September 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL ACCEPTANCE, INC. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-2-3

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class P Certificate in violation of the restrictions mentioned above.

C-2-4

 IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee
By

This is one of the Certificates

referenced in the within-mentioned Agreement

By

Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, as Certificate Registrar

C-2-5

EXHIBIT C-3

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	1

Cut-Off Date:	September 1, 2006

Percentage Interest:	100%

Class:	R

C-3-1

HarborView Mortgage Loan Trust

Mortgage Loan Pass-Through Certificates, Series 2006-9

Class R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable as set forth herein and in the pooling and servicing agreement dated as of September 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL ACCEPTANCE, INC. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Registrar and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-3-2

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

C-3-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as Trustee
By

This is one of the Certificates

referenced in the within-mentioned Agreement

By

Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, as Certificate Registrar

C-3-4

EXHIBIT D

FORM OF REVERSE CERTIFICATE

HarborView Mortgage Loan Trust

Mortgage Loan Pass-Through Certificates, Series 2006-9

Reverse Certificate

This Certificate is one of a duly authorized issue of Certificates designated as HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholder for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, distributions will be made on the 19th day of each month, or if the 19th day is not a Business Day, then on the next succeeding Business Day (the “Distribution Date”), commencing on the Distribution Date in October 2006, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made, (i) in the case of a Physical Certificate, by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder, by wire transfer as set forth in the Agreement and (ii) in the case of a Book-Entry Certificate, to the Depository, which shall credit the amounts of such distributions to the accounts of its Depository Participants in accordance with its normal procedures. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Certificate Registrar specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time, by the Depositor, the Seller, the Trustee and Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Subject to the terms of the Agreement, each Class of Book-Entry Certificates will be registered as being held by the Depository or its nominee and beneficial interests will be held by Certificate Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $25,000 and integral dollar multiples of $1 in excess thereof, provided, that, such certificates must be purchased in minimum total investments of at least $100,000.

Each of the Class C, Class P and Class R Certificates shall be issued as a single certificate and will be maintained in physical form.

The Depositor, the Seller, the Trustee, the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Seller, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate of the Stated Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance, the Servicer, with the prior written consent of the NIMS Insurer or at the direction of the NIMS Insurer may, at its option, terminate the Agreement by purchasing all of the outstanding Mortgage Loans and REO Properties at the Termination Price as provided in the Agreement. In the event that the Servicer does not exercise its right of optional termination, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan and (iii) the Latest Possible Maturity Date.

To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

___________________________________________________________________________________________________________________________ ___________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal ZIP code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________________________________________.

Dated: _____________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________________________________________________________________________________ ___________________________________________________________________________________________________________________________ for the account of ___________________________________________________________________________________________________,

account number __________________________________, or, if mailed by check, to _____________________________________________

__________________________________________________________________________________________________________________________

Applicable statements should be mailed to ________________________________________________________________________________

____________________________________________________________________________________________________________.

This information is provided by  _________________________________________________________________________________,

the assignee named above, or __________________________________________________________________________________________,

as its agent.

EXHIBIT E

[RESERVED]

E-1

EXHIBIT F

REQUEST FOR RELEASE

Date

[Addressed to Trustee

or, if applicable, custodian]

In connection with the administration of the mortgages held by you as [Trustee] [Custodian, on behalf of the Trustee] under a certain Pooling Agreement dated as of September 1, 2006 among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, and Deutsche Bank National Trust Company, as Trustee (the “Pooling Agreement”), the undersigned [Servicer] hereby requests a release of the Mortgage File held by you as [Trustee] [Custodian, on behalf of the Trustee] with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The [Servicer] hereby certifies that all amounts received in connection with the loan have been or will be credited to a Servicing Account or the Distribution Account (whichever is applicable) pursuant to the Pooling and Servicing Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The [Servicer] hereby certifies that a Qualified Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

4. Mortgage Loan repurchased. (The [Servicer] hereby certifies that the Purchase Price has been credited to a Servicing Account or the Distribution Account (whichever is applicable) pursuant to the Pooling and Servicing Agreement.)

5. Other. (Describe)

F-1

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualified Substitute Mortgage Loan (in which case the Mortgage File will be retained by us without obligation to return to you).

Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

[Name of [Servicer]]
By:

Name:
Title: Servicing Officer

F-2

EXHIBIT G-1

FORM OF RECEIPT OF MORTGAGE NOTE

RECEIPT OF MORTGAGE NOTE

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement dated as of September 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company, as Trustee, we hereby acknowledge the receipt of the original Mortgage Note with respect to each Mortgage Loan listed on Exhibit 1, with any exceptions thereto listed on Exhibit 2.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By:

Name:
Title:

Dated:

G-1-1

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

[To be retained in a separate closing binder entitled “HarborView 2006-9 Mortgage Loan Schedule” at the Washington DC offices of McKee Nelson LLP]

G-1-2

EXHIBIT 2

EXCEPTION REPORT

[To be retained in a separate closing binder entitled “HarborView 2006-9 Mortgage Loan Schedule” at the Washington DC offices of McKee Nelson LLP]

G-1-3

EXHIBIT G-2

FORM OF INTERIM CERTIFICATION OF TRUSTEE

INTERIM CERTIFICATION OF TRUSTEE

[date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Greenwich Capital Financial Products, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Re:

Pooling and Servicing Agreement dated as of September 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company,
as Trustee, HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule) it has received:

(i)	all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;
(ii)	such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and
(iii)

based on the Trustee’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (xx), (xxi) and (xxiv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

G-2-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By:

Name:

Title:

G-2-2

EXHIBIT G-3

FORM OF FINAL CERTIFICATION OF TRUSTEE

FINAL CERTIFICATION OF TRUSTEE

[date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Greenwich Capital Financial Products, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Re:

Pooling and Servicing Agreement dated as of September 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company,
as Trustee, HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (xx), (xxi) and (xxiv) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

G-3-1

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:

Name:

Title:

G-3-2

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of Greenwich Capital Financial Products, Inc. (the “Seller”) and who has personal knowledge of the facts set out in this affidavit.

On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made. The Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

The Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9, to accept the transfer of the above described loan from the Seller.

The Seller agrees to indemnify Deutsche Bank National Trust Company and Greenwich Capital Acceptance, Inc. and hold them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.

By:

STATE OF	)
	)	ss:
COUNTY OF	)

On this ____ day of ___________ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 20__.

My commission expires _______________.

H-1

EXHIBIT I-1

FORM OF ERISA REPRESENTATION FOR RESIDUAL CERTIFICATE

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Deutsche Bank National Trust Company

1761 East St. Andrew Place,

Santa Ana, CA 92705-4934

Attention: GC0605

Re:	Harbor View Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9, Class R Certificate

Ladies and Gentlemen:

1. The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2. The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar the Depositor or the Trust Fund.

I-1-1

3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of September 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company, as Trustee, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and the Certificate Registrar have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

[Transferee]
By:

Name:
Title:

I-1-2

EXHIBIT I-2

FORM OF ERISA REPRESENTATION

FOR ERISA RESTRICTED TRUST CERTIFICATES

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Deutsche Bank National Trust Company

1761 East St. Andrew Place,

Santa Ana, CA 92705-4934

Attention: GC0605

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9, ERISA Restricted Trust Certificates

Ladies and Gentlemen:

1. The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2. The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and any NIMS Insurer shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer, any NIMS Insurer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar the Depositor or the Trust Fund.

I-2-1

3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of September 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company, as Trustee, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and the Certificate Registrar have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

[Transferee]

By:

Name:
Title:

I-2-2

EXHIBIT J-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Deutsche Bank National Trust Company

1761 East St. Andrew Place,

Santa Ana, CA 92705-4934

Attention: GC0605

Re:	HarborView Mortgage Loan Trust Mortgage Loan

Pass-Through Certificates, Series 2006-9, Class [C][P][R]

Ladies and Gentlemen:

In connection with our acquisition the Class [C][P][R] Certificates (the “Certificates”) of the above-captioned series, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

J-1-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:

Authorized Officer

J-1-2

EXHIBIT J-2

FORM OF RULE 144A INVESTMENT LETTER

[date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Deutsche Bank National Trust Company

1761 East St. Andrew Place,

Santa Ana, CA 92705-4934

Attention: GC0605

Re:	HarborView Mortgage Loan Trust Mortgage Loan

Pass-Through Certificates, Series 2006-9, Class [C][P][R]

Ladies and Gentlemen:

In connection with our acquisition of the Class [C][P][R] Certificates (the “Certificates”) of the above-captioned series, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (d) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

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Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:

Authorized Officer

J-2-2

ANNEX 1 TO EXHIBIT J-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___     Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___     Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___     Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___     Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

[1]

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

J-2-3

___     Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___     State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___     ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___     Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___     Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___     Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

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vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:

Name:
Title:
Date:

J-2-5

ANNEX 2 TO EXHIBIT J-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

J-2-6

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:

Name: Title:

IF AN ADVISER:

Print Name of Buyer

Date:

J-2-7

EXHIBIT K

FORM OF TRANSFEROR CERTIFICATE

[date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06380

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2006-9

Deutsche Bank National Trust Company

One Federal Street

Boston, MA 02110

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9, Class R

Ladies and Gentlemen:

In connection with our proposed transfer of an Ownership Interest in the Class R Certificate, we hereby certify that (a) we have no knowledge that the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) we have not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

Very truly yours,

[_____________________]

By:

K-1

EXHIBIT L

TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATE

PURSUANT TO SECTION 6.02(e)

HARBORVIEW MORTGAGE LOAN TRUST

MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-9,

CLASS R

STATE OF	)
	)	ss:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of ______________________, the proposed Transferee of a 100% Ownership Interest in the Class R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”) dated as of September 1, 2006, relating to the above-referenced Certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company, as Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest for its own account and not in a capacity as trustee, nominee or agent for another party.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

4.

The Transferee has been advised of, and understands that a tax may be imposed on a “pass-through entity” holding the Certificate if, at any time during the taxable year of the pass-through entity, a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 6.02(e) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(e) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a “Transferor Certificate”).

7.	The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.
8.	The Transferee’s taxpayer identification number is __________.
9.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of the REMIC provisions and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ______ day of ________________, 20__.

[NAME OF TRANSFEREE]

By:

Name: Title:

[Corporate Seal]
ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this _______ day of _________, 20__.

NOTARY PUBLIC

My Commission expires the ____ day of ______________, 20__.

EXHIBIT M

FORM OF BACK-UP CERTIFICATION

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06380

Attention: Corporate Trust, HarborView Mortgage Loan Trust 2006-9

Deutsche Bank National Trust Company

One Federal Street

Boston, MA 02110

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-9,

The Trustee hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Trustee’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Trustee under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Trustee required by the Trust Agreement, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Trust Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

M-1

In giving the certifications above, the Trustee has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), subservicer(s), depositor, custodian(s)]

Date:

[Signature] [Title]

M-2

EXHIBIT N

LIST OF SERVICERS AND SERVICING AGREEMENTS

1.

The Master Mortgage Loan Purchase and Servicing Agreement dated as of April 1, 2003, as amended by that certain Amendment Number One dated November 1, 2004, and as further amended by that certain Amendment Reg AB dated December 1, 2005, between Greenwich Capital Financial Products, Inc. (“GCFP”), as purchaser, and Countrywide Home Loans, Inc. (“CHL”), as seller, as reconstituted by the Reconstitution Agreement dated as of September 1, 2006 by and among GCFP, Greenwich Capital Acceptance, Inc., as depositor, CHL, Countrywide, Home Loans Servicing, LP, as servicer, and is acknowledged by Deutsche Bank National Trust Company, as trustee, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Loans.

N-1

EXHIBIT O

TRANSACTION PARTIES

Certificate Insurer	Ambac Assurance Corporation
Custodian	The Bank of New York
Depositor	Greenwich Capital Acceptance, Inc.
Originator	Countrywide Home Loans, Inc.
Servicer	Countrywide Home Loans Servicing LP
Sponsor and Seller	Greenwich Capital Financial Products, Inc.
Trustee	Deutsche Bank National Trust Company
Yield Maintenance Provider	The Bank of New York

O-1

EXHIBIT P

FORM OF TRUSTEE CERTIFICATE

Re:	HarborView Mortgage Loan Trust (the “Trust”) Mortgage Loan Pass-Through Certificates, Series 2006-9

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee of the Trust, hereby certify to Greenwich Capital Acceptance, Inc. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 10-D required to be filed in respect of the period covered by such Form 10-K of the Depositor relating to the above-referenced trust (the “Exchange Act periodic reports”);

2. Based on my knowledge, the information prepared by the Trustee, contained, in these distribution reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling Agreement, dated September 1, 2006 (the “Pooling Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as the seller (the “Seller”) and the Trustee, as trustee.

Deutsche Bank National Trust Company, as Trustee

By:

[Name] [Title] [Date]

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EXHIBIT Q

SERVICING CRITERIA

The assessment of compliance to be delivered by Deutsche Bank National Trust Company (“Deutsche Bank”), in its capacities as Trustee, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria:”

Servicing Criteria		Applicable Servicing Criteria for Deutsche Bank

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

Servicing Criteria		Applicable Servicing Criteria for Deutsche Bank

Reference	Criteria

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

Servicing Criteria		Applicable Servicing Criteria for Deutsche Bank

Reference	Criteria

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

EXHIBIT R

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 3.07. If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “5.04 statement” are required to be included in the periodic Distribution Date statement under Section 5.04, provided by the Trustee, based upon information provided by the responsible party; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 5.04 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Distribution Date.
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	5.04 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	5.04 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	5.04 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses	5.04 statement

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

5.04 statement

(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	5.04 statement
(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	5.04 statement
(4) Beginning and ending principal balances of the asset-backed securities.	5.04 statement

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

5.04 statement
(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	5.04 statement

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

5.04 statement

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

5.04 statement Updated pool composition information fields to be as specified by Depositor from time to time.
(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	5.04 statement Form 10-D report: Depositor

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

5.04 statement
(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: Servicer
(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	5.04 statement

(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

Form 10-D report: Depositor Form 10-D report: Depositor Form 10-D report: Depositor
Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor

2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Issuing entity
Servicer
Master Servicer
Originator
Custodian

Seller Depositor Trustee Depositor Servicer Master Servicer Originator Custodian
3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor
4	Defaults Upon Senior Securities
	Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	N/A
5	Submission of Matters to a Vote of Security Holders
	Information from Item 4 of Part II of Form 10-Q	Trustee
6	Significant Obligors of Pool Assets
	Item 1112(b) – Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

	7	Significant Enhancement Provider Information
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A

Item 1115(b) – Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference

N/A N/A Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required a to definite agreements that are fully disclosed in the prospectus.

Depositor

1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.

Depositor
1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Servicer or Trustee, with respect to any of the following:
Sponsor (Seller), Depositor, Servicer, Trustee, Swap Provider, Cap Provider, Custodian

Depositor/Servicer/Trustee
2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 5.04 statement.

N/A
3.03	Material Modification to Rights of Security Holders
	Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting material modification
5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
	Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor

5.06	Change in Shell Company Status
	[Not applicable to ABS Issuers]	Depositor
6.01	ABS Informational and Computational Material
	[Not included in reports to be filed under Section 4.07]	Depositor
6.02	Change of Master Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.

Trustee or Master Servicer
6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.

Depositor
6.04	Failure to Make a Required Distribution	Trustee
6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
	If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) – Significant Obligor Financial Information	N/A
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporating by reference	N/A N/A

Item 1115(b) – Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference

N/A N/A Depositor
		Seller Depositor Trustee Issuing entity Servicer Master Servicer Originator Custodian	Seller Depositor Trustee Issuing entity Servicer Master Servicer Originator Custodian

Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Seller
Depositor
Trustee

Issuing entity
Master Servicer
Originator
Custodian
Credit Enhancer/Support Provider, if any
Significant Obligor, if any

Seller Depositor Trustee (only with respect to affiliations and relationships with the sponsor, depositor or issuing entity) Issuing entity Master Servicer Originator Custodian Depositor Depositor
Item 1122 – Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
Item 1123 – Servicer Compliance Statement	Master Servicer

EXHIBIT S

[RESERVED]

S-1

EXHIBIT T

[RESERVED]

T-1

EXHIBIT U

ADDITIONAL DISCLOSURE NOTIFICATION

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: GC0609, HarborView Mortgage Loan Trust 2006-9

Fax: (714) 656-2626

E-mail: DBSEC.Notification@DB.com

Attn:  Corporate Trust Services – HARBORVIEW MORTGAGE LOAN TRUST 2006-9-SEC REPORT PROCESSING

RE: **Additional Form [____] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.04, 3.05, 3.06, 3.07, 3.08 and 3.09 of the Pooling and Servicing Agreement dated as of September 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company, as Trustee, the undersigned, as [____], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [____].

Description of Additional Form [____] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [____] Disclosure:

Any inquiries related to this notification should be directed to [____], phone number: [____]; email address: [____].

[NAME OF PARTY] as [role]

By:

Name:
Title:

U-1

EXHIBIT V

YIELD MAINTENANCE ALLOCATION AGREEMENT

V-1

EXECUTION

YIELD MAINTENANCE ALLOCATION AGREEMENT

This Yield Maintenance Allocation Agreement, dated as of October 4, 2006 (this “Agreement”), among Deutsche Bank National Trust Company (“Deutsche Bank”), not in its individual capacity, but solely in its capacity as administrator for the yield maintenance trust (in such capacity, the “Administrator”) and as trustee under the Pooling and Servicing Agreement, as hereinafter defined (in such capacity, the “Trustee”) and Greenwich Capital Financial Products, Inc. (“GCFP”).

WHEREAS, the Administrator, on behalf of a separate trust established hereunder will enter into the Yield Maintenance Agreement dated as of October 4, 2006 (the “Yield Maintenance Agreement”), a copy of which is attached hereto as Exhibit A, between the Administrator and The Bank of New York (the “Yield Maintenance Provider”), the counterparty to the Yield Maintenance Agreement; and

WHEREAS, it is desirable to appoint the Administrator, and the Administrator desires to accept such appointment, to receive and distribute funds payable by the Yield Maintenance Provider to the Administrator under the Yield Maintenance Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement dated as of September 1, 2006 (the “Pooling and Servicing Agreement”), among Greenwich Capital Assurance, Inc., as depositor, GCFP and the Trustee relating to the HarborView Mortgage Loan Trust (the “Trust”) Mortgage Loan Pass-Through Certificates, Series 2006-9 (the “Certificates”), or in the related Indenture as the case may be, as in effect on the date hereof.

2. Yield Maintenance Trust. There is hereby established a separate trust (the “Yield Maintenance Trust”), into which the Administrator shall deposit the Yield Maintenance Agreement. The Yield Maintenance Trust shall be maintained by the Administrator. The sole assets of the Yield Maintenance Trust shall be the Yield Maintenance Agreement and the Yield Maintenance Trust Account (each as hereinafter defined).

3. Administrator.

(a) The Administrator is hereby authorized and directed to execute the Yield Maintenance Agreement and is appointed to receive all funds paid to the Administrator by the Yield Maintenance Provider or its successors in interest under the Yield Maintenance Agreement (including any termination payments under the Yield Maintenance Agreement) and the Administrator accepts such appointment and hereby agrees to receive such amounts, deposit such amounts into the Yield Maintenance Trust Account, and to distribute on each Distribution Date such amounts in the following order of priority:

(i)

first, for deposit into the Yield Maintenance Account (established under the Pooling and Servicing Agreement), an amount equal to the sum of the following amounts remaining outstanding after distribution of the Net Monthly Excess Cashflow: (A) an amount necessary to maintain or restore the Overcollateralization Target Amount for the related Distribution Date; (B) any Allocated Realized Loss Amounts remaining unpaid; (C) any Unpaid Interest Shortfall Amounts; and (D) any Basis Risk Shortfalls;

(ii)

second, to GCFP (as majority holder of the Class C Certificates) or its designee, any amounts remaining after payment of clause (i) above, provided, however, that upon the issuance of notes by an issuer (the “Issuer”), secured by all or a portion of the Class C Certificates and the Class P Certificates (the “NIM Notes”), GCFP, as majority holder of the Class C Certificates, or its designee, hereby instructs the Administrator to make any payments under this clause 3(a)(ii):

(A) to the Indenture Trustee for the Issuer, for deposit into the Note Account (each as defined in the related Indenture), for distribution in accordance with the terms of the Indenture until satisfaction and discharge of the Indenture; and

(B) after satisfaction and discharge of the Indenture, to the Holders of the Class C Certificates, pro rata based on the outstanding Notional Amount of each such Certificate.

(b) The Administrator agrees to hold any amounts received from the Yield Maintenance Provider in trust upon the terms and conditions and for the exclusive use and benefit of the Trustee and the Indenture Trustee, as applicable (in turn for the benefit of the Certificateholders, the Noteholders, GCFP and the NIMS Insurer, if any) as set forth herein. The rights, duties and liabilities of the Administrator in respect of this Agreement shall be as follows:

(i) The Administrator shall have the full power and authority to do all things not inconsistent with the provisions of this Agreement that may be deemed advisable in order to enforce the provisions hereof. The Administrator shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Administrator shall not be required to take any action to exercise or enforce any of its rights or powers hereunder which, in the opinion of the Administrator, shall be likely to involve expense or liability to the Administrator, unless the Administrator shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense.

(ii) The Administrator shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any party hereto or the NIMS Insurer, if any, or otherwise as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Administrator or exercising any right or power conferred upon the Administrator under this Agreement.

2

(iii) The Administrator may perform any duties hereunder either directly or by or through agents or attorneys of the Administrator. The Administrator shall not be liable for the acts or omissions of its agents or attorneys so long as the Administrator chose such Persons with due care.

4. Yield Maintenance Trust Account.

The Administrator shall segregate and hold all funds received from the Yield Maintenance Provider under the Yield Maintenance Agreement (including any termination payments) separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Administrator one or more segregated accounts (the “Yield Maintenance Trust Account”). The Yield Maintenance Trust Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys of the Administrator. Amounts on deposit in the Yield Maintenance Trust Account shall not be invested and shall not be held in an interest-bearing account.

5. Replacement Yield Maintenance Agreement.

The Administrator shall, at the direction of the NIMS Insurer, if any, or, with the consent of the NIMS Insurer, if any, at the direction of GCFP (as majority holder of the Class C Certificates) or its designee, enforce all of its rights and exercise any remedies under the Yield Maintenance Agreement. In the event the Yield Maintenance Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), GCFP (as majority holder of the Class C Certificates) or its designee, shall find a replacement counterparty to enter into a replacement Yield Maintenance Agreement.

Any termination payment under the Yield Maintenance Agreement received by the Administrator from the Yield Maintenance Provider shall be deposited into a separate, non-interest bearing account, established by the Administrator and shall be used to make any upfront payment required under a replacement Yield Maintenance Agreement.

Notwithstanding anything contained herein, in the event that a replacement Yield Maintenance Agreement cannot be obtained within 30 days after receipt by the Administrator of a termination payment paid by the terminated Yield Maintenance Provider, the Administrator shall deposit such termination payment into a separate, non-interest bearing account, established by the Administrator and the Administrator shall, on each Distribution Date, withdraw from such account, an amount equal to the Yield Maintenance Agreement Payment, if any, that would have been paid to the Trust by the original Yield Maintenance Provider (computed in accordance with Exhibit A) and distribute such amount in accordance with Section 3(a) of this Agreement. On the Distribution Date immediately after the termination date of the original Yield Maintenance Agreement, the Administrator shall withdraw any funds remaining in such account and distribute such amount in accordance with Section 3(a)(ii) of this Agreement.

3

6. Representations and Warranties of Deutsche Bank. Deutsche Bank represents and warrants as follows:

(a) Deutsche Bank is duly organized and validly existing as a national trust company under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Administrator hereunder.

(b) The execution, delivery and performance of this Agreement by Deutsche Bank as Trustee have been duly authorized in the Pooling and Servicing Agreement.

(c) This Agreement has been duly executed and delivered by Deutsche Bank as Administrator and the Trustee and is enforceable against Deutsche Bank in such capacities in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

7. Replacement of Administrator.

Any corporation, bank, trust company or association into which the Administrator may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Administrator shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Administrator, shall be the successor of the Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.

No resignation or removal of the Administrator and no appointment of a successor Administrator shall become effective until the appointment by GCFP, as majority holder of the Class C Certificates, or its designee, of a successor Administrator acceptable to the NIMS Insurer, if any. Any successor Administrator shall execute such documents or instruments necessary or appropriate to vest in and confirm to such successor Administrator all such rights and powers conferred by this Agreement.

The Administrator may resign at any time by giving written notice thereof to the other parties hereto with a copy to the NIMS Insurer, if any. If a successor Administrator shall not have accepted the appointment hereunder within 30 days after the giving by the resigning Administrator of such notice of resignation, the resigning Administrator may petition any court of competent jurisdiction for the appointment of a successor Administrator acceptable to the NIMS Insurer, if any.

In the event of a resignation or removal of the Administrator, GCFP, as majority holder of the Class C Certificates, or its designee shall promptly appoint a successor Administrator acceptable to the NIMS Insurer, if any. If no such appointment has been made within 10 days of the resignation or removal, the NIMS Insurer, if any, may appoint a successor Administrator.

4

8. Administrator Obligations.

Whenever the Administrator, as a party to the Yield Maintenance Agreement, has the option or is requested in such capacity, whether such request is by the Yield Maintenance Provider, to take any action or to give any consent, approval or waiver that it is on behalf of the Yield Maintenance Trust entitled to take or give in such capacity (including, without limitation, in connection with an amendment of such agreement or the occurrence of a default or termination event thereunder), the Administrator shall promptly notify the parties hereto and the NIMS Insurer, if any, of such request in such detail as is available to it and shall, on behalf of the parties hereto and the NIMS Insurer, if any, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as GCFP, as majority holder of the Class C Certificates, or its designee, or the NIMS Insurer, if any, shall direct in writing; provided that if no such direction is received prior to the date that is established for taking such action or giving such consent, approval or waiver (notice of which date shall be given by the Administrator to the parties hereto and the NIMS Insurer, if any), the Administrator may abstain from taking such action or giving such consent, approval or waiver.

The Administrator shall forward to the parties hereto and the NIMS Insurer, if any, on the Distribution Date following its receipt thereof copies of any and all written notices, statements, reports and/or other material communications and information (collectively, the “Yield Maintenance Agreement Reports”) that it receives in connection with the Yield Maintenance Agreement or from the Yield Maintenance Provider. The Administrator shall have no information or other tax reporting obligations with respect to the Yield Maintenance Trust or the Yield Maintenance Trust Account.

9. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the general obligations law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(b) Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Administrator irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Administrator waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

(c) This Agreement may be amended, supplemented or modified in writing by the parties hereto, but only with the consent of GCFP and the NIMS Insurer, if any.

(d) This Agreement may not be assigned or transferred without the prior written consent of GCFP and the NIMS Insurer, if any; provided, however, the parties hereto acknowledge and agree to the assignment of the rights of GCFP (as majority holder of the Class C Certificates) or its designee, pursuant to the Sale Agreement, the Trust Agreement and the Indenture.

5

(e) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(f) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

(h) The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

(i) The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

10. Third-Party Beneficiary. Each of the Trustee, GCFP (as majority holder of the Class C Certificates) or its designee and the Indenture Trustee, if any, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement. If any default occurs on the part of the Yield Maintenance Provider under the Yield Maintenance Agreement in the making of a payment due under the Yield Maintenance Agreement or in any other obligation of the Yield Maintenance Provider under the Yield Maintenance Agreement, the Administrator may and, upon the request of the Trustee, GCFP (as majority holder of the Class C Certificates) or its designee or the Indenture Trustee, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

11. Administrator and Trustee Rights. In connection with its execution and delivery of this Agreement and the Yield Maintenance Agreement and its performance of its duties and obligations hereunder and thereunder, the Administrator shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement, and the Indenture Trustee under the Indenture, in each case as if specifically set forth herein with respect to the Administrator.

In connection with its execution and delivery of this Agreement and its performance of its duties and obligations hereunder, the Trustee shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement as if specifically set forth herein with respect to the Administrator.

6

12. Limited Recourse. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement. Notwithstanding any other provisions of this Agreement, the obligations of the Trustee under this Agreement are non-recourse to the Trustee, its assets and its property, and shall be payable solely from the assets of the Trust Fund, and following realization of such assets, any claims of any party hereto shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, Trustee, agent or affiliate of the Trustee or any person owning, directly or indirectly, any legal or ben eficial interest in the Trustee, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amount payable under this Agreement. The parties hereto shall not enforce the liability and obligations of the Trustee to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against the Trustee, subject to the following sentence, or the Exculpated Parties. The agreements in this paragraph shall survive termination of this Agreement and the performance of all obligations hereunder.

7

EXECUTION

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity but solely as Administrator under this Agreement

By:

Name:
Title:

By:

Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement

By:

Name:
Title:

By:

Name:
Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as majority holder of the Class C Certificates

By:

Name:
Title:

EXHIBIT A

YIELD MAINTENANCE AGREEMENT

SEE EXHIBIT W TO THE POOLING AND SERVICING AGREEMENT

EXHIBIT W

YIELD MAINTENANCE AGREEMENT

W-1

Dated: October 2, 2006

Rate Cap Transaction

Re: BNY Reference No. 38408

Ladies and Gentlemen:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the “Transaction”) between The Bank of New York (“BNY”), a trust company duly organized and existing under the laws of the State of New York, and Deutsche Bank National Trust Company (“Deutsche Bank”), not in its individual capacity, but solely as administrator (in such capacity, the “Administrator”) under the Yield Maintenance Allocation Agreement, dated as of October 4, 2006 (the “Yield Maintenance Allocation Agreement”), among the Administrator, Greenwich Capital Financial Products, Inc. (“GCFP”) and Deutsche Bank, not in its individual capacity, but solely as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement dated as of September 1, 2006 among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), GCFP, as seller (the “Seller”) and the Trustee (the “Pooling and Servicing Agreement”). The trust established under the Yield Maintenance Allocation Agreement (the “Yield Maintenance Trust”) is referred to herein as the “Counterparty”. This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.         Form of Agreement. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the “Master Agreement”), shall be deemed to have been executed by you and us on the date we entered into the Transaction. Except as otherwise specified, references herein to Sections shall be to Sections of the ISDA Form Master Agreement and the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Yield Maintenance Allocation Agreement or the Pooling and Servicing Agreement.

Ref No. 38408

2.	Certain Terms. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Notional Amount:	With respect to any Calculation Period the amount set forth for such period on Schedule I attached hereto.

Trade Date:	October 2, 2006

Effective Date:	April 19, 2010

Termination Date:	July 19, 2014, subject to adjustment in accordance with the Following Business Day Convention.

FIXED AMOUNTS

Fixed Amount Payer:	Counterparty represents and warrants that it has directed GCFP to make payment of the Fixed Amount on its behalf.

Fixed Amount:	[ ]

Fixed Amount Payer Payment Date:	October 4, 2006

FLOATING AMOUNTS

Floating Rate Payer:	BNY

Cap Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Ceiling Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Option:

USD-LIBOR-BBA, provided, however, if the Floating Rate Option for a Calculation Period is greater than Ceiling Rate then the Floating Rate Option for such Calculation Period shall be deemed equal to Ceiling Rate.

Designated Maturity:	One month

Spread:	Inapplicable

Floating Rate Payer Period End Dates:	The 19th day of each month, beginning on May 19, 2010 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Reset Dates:	The first day of each Calculation Period or Compounding Period, if Compounding is applicable.

Compounding:	Inapplicable

Business Days for Payments By both parties:	New York

Calculation Agent:	BNY

Ref No. 38408

3.	Additional Provisions:

1) Reliance. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

2) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Certificates issued under the Pooling and Servicing Agreement (the “Certificates”).

4.	Provisions Deemed Incorporated in a Schedule to the Master Agreement:
1)	No Netting Between Transactions. The parties agree that subparagraph (ii) of Section 2(c) will apply to any Transaction.

Ref No. 38408

2)	Termination Provisions. Subject to the provisions of Paragraph 4(11) below, for purposes of the Master Agreement:
(a)	“Specified Entity” is not applicable to BNY or the Counterparty for any purpose.
(b)	The “Breach of Agreement” provision of Section 5(a)(ii) will not apply to BNY or the Counterparty.
(c)	The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to BNY (except with respect to credit support furnished pursuant to Paragraph 4 9) below or the Counterparty.
(d)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to BNY or the Counterparty.
(e)	“Default under Specified Transaction” is not applicable to BNY or the Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BNY or the Counterparty.
(f)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to BNY or to the Counterparty.
(g)

The “Bankruptcy” provisions of Section 5(a)(vii)(2) will not apply to the Counterparty; the words “trustee” and “custodian” in Section 5(a)(vii)(6) will not include the Trustee; and the words “specifically authorized “ are inserted before the word “action” in Section 5(a)(vii)(9).

(h)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to BNY or the Counterparty.
(i)	The “Automatic Early Termination” provision of Section 6(a) will not apply to BNY or to the Counterparty.
(j)	Payments on Early Termination. For the purpose of Section 6(e):
(i)	Market Quotation will apply.
(ii)	The Second Method will apply.
(k)	“Termination Currency” means United States Dollars.
(l)	No Additional Amounts Payable by Counterparty. The Counterparty shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) or 2(d)(ii).

Ref No. 38408

3)	Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f);
(ii)

the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

(iii)

the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.
(i)	The following representation will apply to BNY:

(x) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

(ii)	The following representation will apply to the Counterparty:

The beneficial owner of payments made to it under this Agreement is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

Ref No. 38408

4)	Documents to be delivered. For the purpose of Section 4(a):
(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

BNY and Counterparty	Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any tax.	Upon the execution and delivery of this Agreement	Yes
(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

BNY

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.

		Upon the execution and delivery of this Agreement	Yes
Counterparty

(i) a copy of the executed Pooling and Servicing and Yield Maintenance Allocation Agreement, and (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this letter agreement on behalf of the Counterparty.

		Upon the execution and delivery of this Agreement	Yes
BNY	A copy of the most recent publicly available regulatory call report.	Promptly after request by the other party	Yes
BNY	Legal Opinion as to enforceability of the Agreement.	Upon the execution and delivery of this Agreement.	Yes
Yes

Ref No. 38408

5)	Miscellaneous.
(a)	Address for Notices: For the purposes of Section 12(a):

Address for notices or communications to BNY:

The Bank of New York

Swaps and Derivative Products Group

Global Market Division

32 Old Slip 15th Floor

New York, New York 10286

Attention: Steve Lawler

with a copy to:

The Bank of New York

Swaps and Derivative Products Group

32 Old Slip 16th Floor

New York, New York 10286

Attention: Andrew Schwartz

Tele: 212-804-5103

Fax: 212-804-5818/5837

(For all purposes)

Address for notices or communications to the Counterparty:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attn: Harborview 2006-9

(b)	Process Agent. For the purpose of Section 13(c):

BNY appoints as its Process Agent: Not Applicable

The Counterparty appoints as its Process Agent: Not Applicable

(c)

Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c):

BNY is not a Multibranch Party.

Ref No. 38408

The Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is BNY.

(f)	Credit Support Document.	Not applicable for either BNY (except with respect to credit support furnished pursuant to Paragraph 9) or the Counterparty.
(g)	Credit Support Provider.
	BNY:	Not Applicable (except with respect to credit support furnished pursuant to Paragraph 9)
	Counterparty:	Not Applicable
(h)

Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)

Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j)

Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Ref No. 38408

(k)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.
(l)

Non-Recourse. Notwithstanding any provision herein or in the ISDA Form Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from the Yield Maintenance Trust and the proceeds thereof to satisfy the Counterparty’s obligations hereunder. In the event that the Yield Maintenance Trust and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Yield Maintenance Trust and the distribution of the proceeds thereof in accordance with the Yield Maintenance Allocation Agreement, any claims against or obligations of the Counterparty under the ISDA Form Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

(m)

Limitation on Institution of Bankruptcy Proceedings. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

(n)	Remedy of Failure to Pay or Deliver. The ISDA Form Master Agreement is hereby amended by replacing the word “third” in the third line of Section 5(a)(i) by the word “second”.
(o)

“Affiliate” will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

(p)

Deutsche Bank’s Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Administrator (i) this Confirmation is executed and delivered by Deutsche Bank, not in its individual capacity but solely as Administrator pursuant to the Yield Maintenance Allocation Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein and in the Pooling and Servicing Agreement (ii) each of the representations, undertakings and agreements herein made on behalf of the Yield Maintenance Trust is made and intended not as a personal representation, undertaking or agreement of the Administrator but is made and intended for the purpose of binding only the Counterparty, and (iii) under no circumstances will Deutsche Bank, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

Ref No. 38408

(q)	Deutsche Bank’s Representation. Deutsche Bank, as Administrator, represents and warrants that:

It has been directed under the Yield Maintenance Allocation Agreement to enter into this letter agreement as Administrator on behalf of the Counterparty.

(r)

Amendment to Yield Maintenance Allocation Agreement. Notwithstanding any provisions to the contrary in the Yield Maintenance Allocation Agreement, none of GCFP, the Administrator or the Trustee shall enter into any amendment thereto which could have a material adverse affect on BNY without the prior written consent of BNY.

6)	Additional Representations. Section 3 is hereby amended by adding, at the end thereof, the following Sections 3(g) and 3(h):
“(g)	Relationship Between Parties.
(1)

Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2)	Evaluation and Understanding.
(i)	Each Party acknowledges that Deutsche Bank, has been directed under the Yield Maintenance Agreement to enter into this Transaction as Administrator on behalf of the Counterparty.
(ii)

It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

Ref No. 38408

(iii)

It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3)	Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.
(h)

Exclusion from Commodities Exchange Act. (A) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

7)

Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement (but without limiting the provisions of Section 2(c) and Section 6, except as provided in the next sentence), each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) shall not apply for purposes of this Transaction.

8)	Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to BNY as the sole Affected Party (unless otherwise provided below):

(i) Downgrade. BNY fails to comply with the Downgrade Provisions as set forth in Paragraph 4(9). BNY shall be the sole Affected Party.

(ii) Provision of Information Required by Regulation AB. BNY shall fail to comply with the provisions of Paragraph 4(10) below within the time provided for therein. BNY shall be the sole Affected Party.

9)	Ratings Downgrade. For purposes of each Transaction:

(i) Certain Definitions.

(A) “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the Trustee shall have received prior written confirmation from each of the applicable Rating Agencies, and shall have provided notice thereof to BNY, that the proposed action or inaction would not cause a downgrade or withdrawal of their then-current ratings of the Certificates.

Ref No. 38408

(B) “Qualifying Ratings” means, with respect to the debt of any assignee or guarantor under Paragraph 4(9)(ii) below,

(x) a short-term unsecured and unsubordinated debt rating of “P-1” (not on watch for downgrade), and a long-term unsecured and unsubordinated debt of “A1” (not on watch for downgrade) (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of “Aa3” (not on watch for downgrade) by Moody’s, and

(y) a short-term unsecured and unsubordinated debt rating of “A-1” by S&P or a long-term unsecured and unsubordinated debt rating of “A+” by S&P.

(C) A “Collateralization Event” shall occur with respect to BNY (or any applicable credit support provider) if:

(x) its short-term unsecured and unsubordinated debt rating is reduced to “P-1” (and is on watch for downgrade) or below, and its long-term unsecured and unsubordinated debt is reduced to “A1” (and is on watch for downgrade) or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “Aa3” (and is on watch for downgrade) or below) by Moody’s, or

(y) its short-term unsecured and unsubordinated debt rating is reduced below “A-1” or its long-term unsecured and unsubordinated debt rating of “A+” by S&P.

(D) A “Ratings Event” shall occur with respect to BNY (or any applicable credit support provider) if:

(x) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to “P-2” or below by Moody’s and its long-term unsecured and unsubordinated debt is reduced to “A3” or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “A2” or below) by Moody’s, or

(y) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P.

For purposes of (C) and (D) above, such events include those occurring in connection with a merger, consolidation or other similar transaction by BNY or any applicable credit support provider, but they shall be deemed not to occur if, within thirty (30) days (or, in the case of a Ratings Event, ten (10) Business Days) thereafter, each of the applicable Rating Agencies has reconfirmed the ratings of the Certificates, as applicable, which were in effect immediately prior thereto. For the avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that BNY does not post sufficient collateral.

Ref No. 38408

(ii) Actions to be Taken Upon Occurrence of Event. Subject, in each case set forth in (A) and (B) below, to satisfaction of the Rating Agency Condition:

(A) Collateralization Event. If a Collateralization Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within thirty (30) days of such Collateralization Ratings Event:

(1) post collateral under agreements and other instruments approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates,

(2) assign the Transaction to a third party, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, on terms substantially similar to this Confirmation, which party is approved by the Counterparty, such approval not to be unreasonably withheld,

(3) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor BNY’s obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld, or

(4) establish any other arrangement approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of their Certificates.

(B) Ratings Event. If a Ratings Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within ten (10) Business Days of such Ratings Event:

(1) assign the Transaction to a third party, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, on terms substantially similar to this Confirmation, which party is approved by the Counterparty, such approval not to be unreasonably withheld,

(2) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor BNY’s obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld, or

Ref No. 38408

(3) establish any other arrangement approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates.

10)	Compliance with Regulation AB.
(a)

It shall be a swap disclosure event (“Swap Disclosure Event”) if, at any time after the date hereof, the Administrator (acting on behalf of the Depositor or the Sponsor) notifies BNY that the aggregate “significance percentage” (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by BNY and any of its affiliates to Counterparty (collectively, the “Aggregate Significance Percentage”) is 10% or more.

(b)

Upon the occurrence of a Swap Disclosure Event, BNY, at its own cost and expense (and without any expense or liability to the Depositor, the Sponsor, the Underwriter, the Depositor, the Trustee, the Trust Fund, the Administrator or the Yield Maintenance Trust), shall take one of the following actions: (i) provide to the Sponsor and the Depositor: (x) if the Aggregate Significance Percentage is 10% or more, but less than 20%, the information required under Item 1115(b)(1) of Regulation AB or (y) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; or (ii) assign its rights and delegate its obligations under the Transaction to a counterparty with the Approved Ratings Thresholds (or which satisfies the Rating Agency Condition), that (x) provides the information specified in clause (i) above to the Depositor and Sponsor and (y) enters into documentation substantially similar to the documentation then in place between BNY and the Counterparty.

(c)

For so long as the Aggregate Significance Percentage is 10% or more, BNY shall provide any updates to the information provided pursuant to clause (b) above to the Sponsor and the Depositor within five (5) Business Days following availability thereof (but in no event more than 45 days after the end of each of BNY’s fiscal quarter for any quarterly update, and in no even more than 90 days after the end of each of BNY’s fiscal year for any annual update).

(d)

All information provided pursuant to clauses (b) and (c) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from BNY’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

Ref No. 38408

11)

Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if the Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party.

12)

BNY Payments to be made to Deutsche Bank in its capacity as Administrator. BNY will, unless otherwise directed by GCFP, make all payments hereunder to Deutsche Bank in its capacity as Administrator. Payment made to Deutsche Bank at the account specified herein or to another account specified in writing by Deutsche Bank shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

Ref No. 38408

5. Account Details and Settlement Information:

Payments to BNY:

The Bank of New York

Derivative Products Support Department

32 Old Slip, 16th Floor

New York, New York 10286

Attention: Renee Etheart

ABA #021000018

Account #890-0068-175

Reference: Interest Rate Swap

Payments to Counterparty:

Deutsche Bank Trust Company - Americas

ABA: 021001033

Bene Acct: 014-19-663

Bene Acct Name: NYLTD Funds Control - Stars West

Attn: Radha Nilakantan HVMLT 2006-9

6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

Ref No. 38408

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK
By:

Name:
Title:

Ref No. 38408

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

YIELD MAINTENANCE TRUST

BY: DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT INDIVIDUALLY, BUT SOLELY AS ADMINISTRATOR ON BEHALF OF THE YIELD MAINTENANCE TRUST

By:

Name:
Title:

Ref No. 38408

SCHEDULE I

All dates subject to adjustment in accordance with the Following Business Day

Convention.

Accrual Start Date	Accrual End Dates	Notional Amount (in USD)	Cap Rate (%)	Ceiling Rate (%)

04/19/10	05/19/10	820,938,371.82	6.0000000	7.92185
05/19/10	06/19/10	791,538,915.55	6.0000000	7.86930
06/19/10	07/19/10	763,254,959.30	6.0000000	7.81264
07/19/10	08/19/10	735,946,291.26	6.0000000	7.74799
08/19/10	09/19/10	684,909,144.93	6.0000000	7.68334
09/19/10	10/19/10	660,481,750.59	6.0000000	7.60965
10/19/10	11/19/10	636,984,332.34	6.0000000	7.52761
11/19/10	12/19/10	614,381,508.94	6.0000000	7.44539
12/19/10	01/19/11	563,338,590.32	4.8100000	7.35162
01/19/11	02/19/11	544,559,931.99	4.8100000	7.25267
02/19/11	03/19/11	503,062,507.47	4.6404887	7.15120
03/19/11	04/19/11	486,414,096.28	4.6346868	7.04164
04/19/11	05/19/11	470,397,792.11	4.6287177	6.92326
05/19/11	06/19/11	454,999,991.89	4.6225829	6.80612
06/19/11	07/19/11	440,093,945.89	4.6162350	6.67199
07/19/11	08/19/11	425,768,715.65	4.6097157	6.58330
08/19/11	09/19/11	388,113,428.17	4.5902838	6.72913
09/19/11	10/19/11	374,533,474.81	4.5823173	6.87471
10/19/11	11/19/11	361,504,889.88	4.5741116	7.02843
11/19/11	12/19/11	349,005,916.99	4.5656638	7.17005
12/19/11	01/19/12	337,015,612.30	4.5569708	7.31899
01/19/12	02/19/12	325,513,790.33	4.5480302	7.46336
02/19/12	03/19/12	294,496,099.42	4.5204383	7.59259
03/19/12	04/19/12	284,445,722.35	4.5102071	7.74715
04/19/12	05/19/12	274,804,466.85	4.4996892	7.88553
05/19/12	06/19/12	265,555,220.92	4.4888811	8.01568
06/19/12	07/19/12	256,680,560.76	4.4777785	8.14982
07/19/12	08/19/12	248,161,685.08	4.4663740	8.27284
08/19/12	09/19/12	225,203,597.68	4.4313435	8.40462
09/19/12	10/19/12	217,617,483.43	4.4181436	8.53029

Ref No. 38408

10/19/12	11/19/12	210,320,671.23	4.4045487	8.64465
11/19/12	12/19/12	203,299,895.78	4.3905468	8.76051
12/19/12	01/19/13	196,544,713.96	4.3761303	8.86465
01/19/13	02/19/13	190,045,077.80	4.3612917	8.96278
02/19/13	03/19/13	169,707,646.69	4.3075194	9.05584
03/19/13	04/19/13	163,691,842.26	4.2890529	9.13546
04/19/13	05/19/13	157,903,673.36	4.2699569	9.22806
05/19/13	06/19/13	152,334,527.62	4.2502136	9.31798
06/19/13	07/19/13	146,976,118.73	4.2298051	9.37853
07/19/13	08/19/13	141,820,473.55	4.2087131	9.44097
08/19/13	09/19/13	125,957,927.31	4.1329898	9.51025
09/19/13	10/19/13	117,889,608.13	8.9757629	9.56586
10/19/13	11/19/13	113,019,115.68	8.9919073	9.60744
11/19/13	12/19/13	108,339,211.13	9.0149599	9.65708
12/19/13	01/19/14	103,842,153.70	9.0041903	9.67412
01/19/14	02/19/14	99,522,763.13	8.9995892	9.69859
02/19/14	03/19/14	95,373,748.45	8.9895840	9.71899
03/19/14	04/19/14	91,389,576.61	8.9540976	9.71531
04/19/14	05/19/14	87,564,396.32	8.9321001	9.72656
05/19/14	06/19/14	83,893,091.36	8.8923713	9.72160
06/19/14	07/19/14	80,369,548.04	8.8406840	9.70627

Ref No. 38408

EXHIBIT X

CLASS 2A-1C2 YIELD MAINTENANCE AGREEMENT

X-1

Dated: October 2, 2006

Rate Cap Transaction

Re: BNY Reference No. 38409

Ladies and Gentlemen:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the “Transaction”) between The Bank of New York (“BNY”), a trust company duly organized and existing under the laws of the State of New York, and Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement, dated as of September 1, 2006, among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc. (“GCFP”), as seller (the “Seller”) and the Trustee (the “Pooling and Servicing Agreement”). The Trustee, on behalf of the Harborview Mortgage Loan Trust 2006-9 (the “Issuing Entity”) is referred to herein as the “Counterparty”. This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. Form of Agreement. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the “Master Agreement”), shall be deemed to have been executed by you and us on the date we entered into the Transaction. Except as otherwise specified, references herein to Sections shall be to Sections of the ISDA Form Master Agreement and the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

Ref No. 38409

2.	Certain Terms. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Notional Amount:	With respect to any Calculation Period the amount set forth for such period on Schedule I attached hereto.

Trade Date:	October 2, 2006

Effective Date:	October 19, 2006

Termination Date:	January 19, 2015, subject to adjustment in accordance with the Following Business Day Convention.

FIXED AMOUNTS

Fixed Amount Payer:	Counterparty represents and warrants that it has directed GCFP to make payment of the Fixed Amount on its behalf.

Fixed Amount:	[ ]

Fixed Amount Payer
Payment Date:	October 4, 2006

FLOATING AMOUNTS

Floating Rate Payer:	BNY

Cap Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Ceiling Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Floating Rate for initial
Calculation Period:	To be determined

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Option:

USD-LIBOR-BBA, provided, however, if the Floating Rate Option for a Calculation Period is greater than Ceiling Rate then the Floating Rate Option for such Calculation Period shall be deemed equal to Ceiling Rate.

Designated Maturity:	One month

Spread:	Inapplicable

Ref No. 38408

Floating Rate Payer Period End Dates:	The 19th day of each month, beginning on November 19, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Reset Dates:	The first day of each Calculation Period or Compounding Period, if Compounding is applicable.

Compounding:	Inapplicable

Business Days for Payments
By both parties:	New York

Calculation Agent:	BNY
3.	Additional Provisions:

1) Reliance. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

2) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Certificates issued under the Pooling and Servicing Agreement (the “Certificates”).

4.	Provisions Deemed Incorporated in a Schedule to the Master Agreement:
1)	No Netting Between Transactions. The parties agree that subparagraph (ii) of Section 2(c) will apply to any Transaction.
2)	Termination Provisions. Subject to the provisions of Paragraph 4(11) below, for purposes of the Master Agreement:
(a)	“Specified Entity” is not applicable to BNY or the Counterparty for any purpose.

Ref No. 38409

(b)	The “Breach of Agreement” provision of Section 5(a)(ii) will not apply to BNY or the Counterparty.
(c)	The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to BNY (except with respect to credit support furnished pursuant to Paragraph 4 9) below or the Counterparty.
(d)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to BNY or the Counterparty.
(e)	“Default under Specified Transaction” is not applicable to BNY or the Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BNY or the Counterparty.
(f)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to BNY or to the Counterparty.
(g)

The “Bankruptcy” provisions of Section 5(a)(vii)(2) will not apply to the Counterparty; the words “trustee” and “custodian” in Section 5(a)(vii)(6) will not include the Trustee; and the words “specifically authorized “ are inserted before the word “action” in Section 5(a)(vii)(9).

(h)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to BNY or the Counterparty.
(i)	The “Automatic Early Termination” provision of Section 6(a) will not apply to BNY or to the Counterparty.
(j)	Payments on Early Termination. For the purpose of Section 6(e):
(i)	Market Quotation will apply.
(ii)	The Second Method will apply.
(k)	“Termination Currency” means United States Dollars.
(l)	No Additional Amounts Payable by Counterparty. The Counterparty shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) or 2(d)(ii).

Ref No. 38409

3)	Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e), BNY and the Counterparty make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f);
(ii)

the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

(iii)

the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.
(i)	The following representation will apply to BNY:

(x) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

(ii)	The following representation will apply to the Counterparty:

The beneficial owner of payments made to it under this Agreement is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

Ref No. 38409

4)	Documents to be delivered. For the purpose of Section 4(a):
(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

BNY and Counterparty	Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any tax.	Upon the execution and delivery of this Agreement	Yes

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

BNY

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.

		Upon the execution and delivery of this Agreement	Yes
Counterparty

(i) a copy of the executed Pooling and Servicing Agreement, and (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this letter agreement on behalf of the Counterparty.

		Upon the execution and delivery of this Agreement	Yes
BNY	A copy of the most recent publicly available regulatory call report.	Promptly after request by the other party	Yes
BNY	Legal Opinion as to enforceability of the Agreement.	Upon the execution and delivery of this Agreement.	Yes

Ref No. 38409

5)	Miscellaneous.
(a)	Address for Notices: For the purposes of Section 12(a):

Address for notices or communications to BNY:

The Bank of New York

Swaps and Derivative Products Group

Global Market Division

32 Old Slip 15th Floor

New York, New York 10286

Attention: Steve Lawler

with a copy to:

The Bank of New York

Swaps and Derivative Products Group

32 Old Slip 16th Floor

New York, New York 10286

Attention: Andrew Schwartz

Tele: 212-804-5103

Fax: 212-804-5818/5837

(For all purposes)

Address for notices or communications to the Counterparty:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attn: Harborview 2006-9

(b)	Process Agent. For the purpose of Section 13(c):

BNY appoints as its Process Agent: Not Applicable

The Counterparty appoints as its Process Agent: Not Applicable

(c)

Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c):

BNY is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

Ref No. 38409

(e)	Calculation Agent. The Calculation Agent is BNY.
(f)	Credit Support Document.	Not applicable for either BNY (except with respect to credit support furnished pursuant to Paragraph 9) or the Counterparty.
(g)	Credit Support Provider.
BNY:	Not Applicable (except with respect to credit support furnished pursuant to Paragraph 9)
Counterparty:	Not Applicable
(h)

Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)

Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j)

Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Ref No. 38409

(k)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.
(l)

Non-Recourse. Notwithstanding any provision herein or in the ISDA Form Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from the Issuing Entity and the proceeds thereof to satisfy the Counterparty’s obligations hereunder. In the event that the Issuing Entity and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Issuing Entity and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the ISDA Form Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

(m)

Limitation on Institution of Bankruptcy Proceedings. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

(n)	Remedy of Failure to Pay or Deliver. The ISDA Form Master Agreement is hereby amended by replacing the word “third” in the third line of Section 5(a)(i) by the word “second”.
(o)

“Affiliate” will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

(p)

Deutsche Bank’s Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Deutsche Bank, not in its individual capacity but solely as Trustee pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Trustee but is made and intended for the purpose of binding only the Counterparty, and (iii) under no circumstances will Deutsche Bank, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

Ref No. 38409

(q)	Deutsche Bank’s Representation. Deutsche Bank, as Trustee, represents and warrants that:

It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Trustee on behalf of the Counterparty.

(r)

Amendment to Pooling and Servicing Agreement. Notwithstanding any provisions to the contrary in the Pooling and Servicing Agreement, none of the Depositor, Seller, or the Trustee shall enter into any amendment thereto which could have a material adverse affect on BNY without the prior written consent of BNY.

6)	Additional Representations. Section 3 is hereby amended by adding, at the end thereof, the following Sections 3(g) and 3(h):
“(g)	Relationship Between Parties.
(1)

Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2)	Evaluation and Understanding.
(ii)	Each Party acknowledges that Deutsche Bank, has been directed under the Pooling and Servicing Agreement to enter into this Transaction as Trustee on behalf of the Counterparty.
(ii)

It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

Ref No. 38409

(iii)

It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3)	Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.
(h)

Exclusion from Commodities Exchange Act. (A) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

7)

Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement (but without limiting the provisions of Section 2(c) and Section 6, except as provided in the next sentence), each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) shall not apply for purposes of this Transaction.

8)	Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to BNY as the sole Affected Party (unless otherwise provided below):

(i) Downgrade. BNY fails to comply with the Downgrade Provisions as set forth in Paragraph 4(9). BNY shall be the sole Affected Party.

(ii) Provision of Information Required by Regulation AB. BNY shall fail to comply with the provisions of Paragraph 4(10) below within the time provided for therein. BNY shall be the sole Affected Party.

9)	Ratings Downgrade. For purposes of each Transaction:
(i) Certain Definitions.

(A) “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the Trustee shall have received prior written confirmation from each of the applicable Rating Agencies, and shall have provided notice thereof to BNY, that the proposed action or inaction would not cause a downgrade or withdrawal of their then-current ratings of the Certificates.

Ref No. 38409

(B) “Qualifying Ratings” means, with respect to the debt of any assignee or guarantor under Paragraph 4(9)(ii) below,

(x) a short-term unsecured and unsubordinated debt rating of “P-1” (not on watch for downgrade), and a long-term unsecured and unsubordinated debt of “A1” (not on watch for downgrade) (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of “Aa3” (not on watch for downgrade) by Moody’s, and

(y) a short-term unsecured and unsubordinated debt rating of “A-1” by S&P or a long-term unsecured and unsubordinated debt rating of “A+” by S&P.

(C) A “Collateralization Event” shall occur with respect to BNY (or any applicable credit support provider) if:

(x) its short-term unsecured and unsubordinated debt rating is reduced to “P-1” (and is on watch for downgrade) or below, and its long-term unsecured and unsubordinated debt is reduced to “A1” (and is on watch for downgrade) or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “Aa3” (and is on watch for downgrade) or below) by Moody’s, or

(y) its short-term unsecured and unsubordinated debt rating is reduced below “A-1” or its long-term unsecured and unsubordinated debt rating of “A+” by S&P.

(D) A “Ratings Event” shall occur with respect to BNY (or any applicable credit support provider) if:

(x) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to “P-2” or below by Moody’s and its long-term unsecured and unsubordinated debt is reduced to “A3” or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “A2” or below) by Moody’s, or

(y) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P.

For purposes of (C) and (D) above, such events include those occurring in connection with a merger, consolidation or other similar transaction by BNY or any applicable credit support provider, but they shall be deemed not to occur if, within thirty (30) days (or, in the case of a Ratings Event, ten (10) Business Days) thereafter, each of the applicable Rating Agencies has reconfirmed the ratings of the Certificates, as applicable, which were in effect immediately prior thereto. For the avoidance of doubt, a downgrade of the rating on the Certificates could occur in the event that BNY does not post sufficient collateral.

Ref No. 38409

(ii) Actions to be Taken Upon Occurrence of Event. Subject, in each case set forth in (A) and (B) below, to satisfaction of the Rating Agency Condition:

(A) Collateralization Event. If a Collateralization Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within thirty (30) days of such Collateralization Ratings Event:

(1) post collateral under agreements and other instruments approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates,

(2) assign the Transaction to a third party, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, on terms substantially similar to this Confirmation, which party is approved by the Counterparty, such approval not to be unreasonably withheld,

(3) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor BNY’s obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld, or

(4) establish any other arrangement approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of their Certificates.

(B) Ratings Event. If a Ratings Event occurs with respect to BNY (or any applicable credit support provider), then BNY shall, at its own expense, within ten (10) Business Days of such Ratings Event:

(1) assign the Transaction to a third party, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, on terms substantially similar to this Confirmation, which party is approved by the Counterparty, such approval not to be unreasonably withheld,

(2) obtain a guaranty of, or a contingent agreement of, another person, the ratings of the debt of which (or of the guarantor of which) meet or exceed the Qualifying Ratings, to honor BNY’s obligations under this Agreement, provided that such other person is approved by the Counterparty, such approval not to be unreasonably withheld, or

Ref No. 38409

(3) establish any other arrangement approved by the Counterparty, such approval not to be unreasonably withheld, which will be sufficient to restore the immediately prior ratings of the Certificates.

10)	Compliance with Regulation AB.
(a)

It shall be a swap disclosure event (“Swap Disclosure Event”) if, at any time after the date hereof, the Trustee (acting on behalf of the Depositor or the Sponsor) notifies BNY that the aggregate “significance percentage” (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by BNY and any of its affiliates to Counterparty (collectively, the “Aggregate Significance Percentage”) is 10% or more.

(b)

Upon the occurrence of a Swap Disclosure Event, BNY, at its own cost and expense (and without any expense or liability to the Depositor, the Sponsor, the Underwriters, the Depositor, the Trustee or the Issuing Entity), shall take one of the following actions: (i) provide to the Sponsor and the Depositor: (x) if the Aggregate Significance Percentage is 10% or more, but less than 20%, the information required under Item 1115(b)(1) of Regulation AB or (y) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; or (ii) assign its rights and delegate its obligations under the Transaction to a counterparty with the Approved Ratings Thresholds (or which satisfies the Rating Agency Condition), that (x) provides the information specified in clause (i) above to the Depositor and Sponsor and (y) enters into documentation substantially similar to the documentation then in place between BNY and the Counterparty.

(c)

For so long as the Aggregate Significance Percentage is 10% or more, BNY shall provide any updates to the information provided pursuant to clause (b) above to the Sponsor and the Depositor within five (5) Business Days following availability thereof (but in no event more than 45 days after the end of each of BNY’s fiscal quarter for any quarterly update, and in no even more than 90 days after the end of each of BNY’s fiscal year for any annual update).

(d)

All information provided pursuant to clauses (b) and (c) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from BNY’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

Ref No. 38409

11)

Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if the Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless BNY is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party.

12)

BNY Payments to be made to Deutsche Bank in its capacity as Trustee. BNY will, unless otherwise directed by the Trustee, make all payments hereunder to Deutsche Bank in its capacity as Trustee. Payment made to Deutsche Bank at the account specified herein or to another account specified in writing by Deutsch Bank shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

Ref No. 38409

5. Account Details and Settlement Information:

Payments to BNY:

The Bank of New York

Derivative Products Support Department

32 Old Slip, 16th Floor

New York, New York 10286

Attention: Renee Etheart

ABA #021000018

Account #890-0068-175

Reference: Interest Rate Swap

Payments to Counterparty:

Deutsche Bank Trust Company - Americas

ABA: 021001033

Bene Acct: 014-19-663

Bene Acct Name: NYLTD Funds Control - Stars West

Attn: Radha Nilakantan HVMLT 2006-9

6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

Ref No. 38409

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK
By:

Name: Title:

Ref No. 38409

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

HARBORVIEW MORTGAGE LOAN TRUST 2006-9

BY: DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON BEHALF OF HARBORVIEW MORTGAGE LOAN TRUST 2006-9

By:

Name: Title:

Ref No. 38409

SCHEDULE I

All dates subject to adjustment in accordance with the Following Business Day

Convention.

Accrual Start Date	Accrual End Date	Notional Amount (in USD)	Cap rate (%)	Ceiling Rate (%)

10/19/06	11/19/06	162,766,760.30	6.38842	10.000000
11/19/06	12/19/06	158,956,102.13	9.47567	10.000000
12/19/06	01/19/07	155,639,023.48	9.16742	10.000000
01/19/07	02/19/07	152,387,213.89	9.16742	10.000000
02/19/07	03/19/07	0.00	0.00000	0.000000
03/19/07	04/19/07	146,074,075.34	9.16743	10.000000
04/19/07	05/19/07	143,010,153.65	9.47568	10.000000
05/19/07	06/19/07	140,006,314.38	9.16743	10.000000
06/19/07	07/19/07	137,061,328.98	9.47568	10.000000
07/19/07	08/19/07	134,173,989.43	9.16743	10.000000
08/19/07	09/19/07	131,343,116.27	9.16743	10.000000
09/19/07	10/19/07	128,567,556.57	9.47568	10.000000
10/19/07	11/19/07	125,812,377.63	9.16744	10.000000
11/19/07	12/19/07	123,111,618.51	9.47569	10.000000
12/19/07	01/19/08	120,464,159.11	9.16744	10.000000
01/19/08	02/19/08	117,868,903.19	9.16744	10.000000
02/19/08	03/19/08	115,324,777.93	9.80520	10.000000
03/19/08	04/19/08	112,830,733.34	9.16744	10.000000
04/19/08	05/19/08	110,385,741.80	9.47569	10.000000
05/19/08	06/19/08	107,988,797.56	9.16745	10.000000
06/19/08	07/19/08	105,638,916.26	9.47570	10.000000
07/19/08	08/19/08	103,335,129.97	9.16745	10.000000
08/19/08	09/19/08	101,076,493.71	9.16745	10.000000
09/19/08	10/19/08	98,862,083.77	9.47570	10.000000
10/19/08	11/19/08	96,663,741.46	9.16745	10.000000
11/19/08	12/19/08	94,508,611.45	9.47570	10.000000
12/19/08	01/19/09	92,209,070.31	9.16744	10.000000
01/19/09	02/19/09	89,926,320.80	9.16743	10.000000
02/19/09	03/19/09	0.00	0.00000	0.000000
03/19/09	04/19/09	85,507,593.05	9.16741	10.000000
04/19/09	05/19/09	83,141,915.79	9.47566	10.000000

Ref No. 38409

05/19/09	06/19/09	80,722,815.60	9.16742	10.000000
06/19/09	07/19/09	78,361,704.45	9.47567	10.000000
07/19/09	08/19/09	76,057,078.47	9.16742	10.000000
08/19/09	09/19/09	73,807,710.52	9.16742	10.000000
09/19/09	10/19/09	71,612,281.25	9.47567	10.000000
10/19/09	11/19/09	69,469,502.75	9.16742	10.000000
11/19/09	12/19/09	67,378,117.75	9.47567	10.000000
12/19/09	01/19/10	65,336,898.94	9.16742	10.000000
01/19/10	02/19/10	63,344,648.23	9.16742	10.000000
02/19/10	03/19/10	0.00	0.00000	0.000000
03/19/10	04/19/10	59,502,400.74	9.16743	10.000000
04/19/10	05/19/10	57,650,147.74	9.47568	10.000000
05/19/10	06/19/10	56,002,859.82	9.16743	10.000000
06/19/10	07/19/10	54,648,677.97	9.47568	10.000000
07/19/10	08/19/10	53,327,004.01	9.16743	10.000000
08/19/10	09/19/10	52,037,061.19	9.16743	10.000000
09/19/10	10/19/10	50,778,091.26	9.47568	10.000000
10/19/10	11/19/10	49,549,354.04	9.16743	10.000000
11/19/10	12/19/10	48,350,126.99	9.47568	10.000000
12/19/10	01/19/11	47,179,704.76	9.16743	10.000000
01/19/11	02/19/11	46,037,398.82	9.16744	10.000000
02/19/11	03/19/11	0.00	0.00000	0.000000
03/19/11	04/19/11	43,834,463.39	9.16744	10.000000
04/19/11	05/19/11	42,772,537.32	9.47569	10.000000
05/19/11	06/19/11	41,736,133.65	9.16744	10.000000
06/19/11	07/19/11	40,724,642.07	9.47569	10.000000
07/19/11	08/19/11	39,737,466.83	9.16744	10.000000
08/19/11	09/19/11	38,774,026.38	9.16744	10.000000
09/19/11	10/19/11	37,833,753.00	9.47569	10.000000
10/19/11	11/19/11	36,916,092.55	9.16744	10.000000
11/19/11	12/19/11	36,020,504.07	9.47569	10.000000
12/19/11	01/19/12	35,146,459.50	9.16745	10.000000
01/19/12	02/19/12	34,293,443.39	9.16745	10.000000
02/19/12	03/19/12	33,460,952.54	9.80520	10.000000
03/19/12	04/19/12	32,648,495.80	9.16745	10.000000
04/19/12	05/19/12	31,855,593.69	9.47570	10.000000
05/19/12	06/19/12	31,081,778.19	9.16745	10.000000
06/19/12	07/19/12	30,326,592.42	9.47570	10.000000

Ref No. 38409

07/19/12	08/19/12	29,589,590.42	9.16745	10.000000
08/19/12	09/19/12	28,870,336.84	9.16746	10.000000
09/19/12	10/19/12	28,168,406.75	9.47571	10.000000
10/19/12	11/19/12	28,168,406.75	9.16746	10.000000
11/19/12	12/19/12	28,168,406.75	9.47571	10.000000
12/19/12	01/19/13	27,747,545.48	9.16746	10.000000
01/19/13	02/19/13	27,072,284.44	9.16746	10.000000
02/19/13	03/19/13	0.00	0.00000	0.000000
03/19/13	04/19/13	25,770,199.84	9.16746	10.000000
04/19/13	05/19/13	25,142,605.77	9.47571	10.000000
05/19/13	06/19/13	24,530,145.45	9.16747	10.000000
06/19/13	07/19/13	23,932,456.23	9.47572	10.000000
07/19/13	08/19/13	23,349,184.11	9.16747	10.000000
08/19/13	09/19/13	22,779,983.55	9.16747	10.000000
09/19/13	10/19/13	22,224,517.24	9.47572	10.000000
10/19/13	11/19/13	21,682,455.92	9.16747	10.000000
11/19/13	12/19/13	21,153,478.21	9.47572	10.000000
12/19/13	01/19/14	20,637,270.40	9.16748	10.000000
01/19/14	02/19/14	20,133,526.25	9.16748	10.000000
02/19/14	03/19/14	0.00	0.00000	0.000000
03/19/14	04/19/14	19,162,240.43	9.16748	10.000000
04/19/14	05/19/14	18,694,122.18	9.47573	10.000000
05/19/14	06/19/14	18,237,314.08	9.16748	10.000000
06/19/14	07/19/14	17,791,544.78	9.47573	10.000000
07/19/14	08/19/14	17,356,549.39	9.16749	10.000000
08/19/14	09/19/14	16,932,069.35	9.16749	10.000000
09/19/14	10/19/14	16,517,852.29	9.47574	10.000000
10/19/14	11/19/14	16,113,651.85	9.16749	10.000000
11/19/14	12/19/14	15,719,227.57	9.47574	10.000000
12/19/14	01/19/15	15,334,344.74	9.16749	10.000000

Ref No. 38409

SCHEDULE I

MORTGAGE LOAN SCHEDULE

SCHEDULE II

FINAL MATURITY RESERVE SCHEDULE

Distribution Date:	Aggregate Principal Balance ($):

October 2016	196,450,166.21
November 2016	193,485,463.55
December 2016	190,564,553.80
January 2017	187,686,797.19
February 2017	184,851,563.26
March 2017	182,058,230.68
April 2017	179,306,187.16
May 2017	176,594,829.31
June 2017	173,923,562.49
July 2017	171,291,800.70
August 2017	168,698,966.46
September 2017	166,144,490.69
October 2017	163,627,812.55
November 2017	161,148,379.38
December 2017	158,705,646.52
January 2018	156,299,077.25
February 2018	153,928,142.64
March 2018	151,592,321.44
April 2018	149,291,099.99
May 2018	147,023,972.08
June 2018	144,790,438.87
July 2018	142,590,008.76
August 2018	140,422,197.31
September 2018	138,286,527.12
October 2018	136,182,527.71
November 2018	134,109,735.46
December 2018	132,067,693.49
January 2019	130,055,951.56
February 2019	128,074,065.97
March 2019	126,121,599.48
April 2019	124,198,121.21
May 2019	122,303,206.55
June 2019	120,436,437.04
July 2019	118,597,400.34
August 2019	116,785,690.10
September 2019	115,000,905.85
October 2019	113,242,652.99
November 2019	111,510,542.64
December 2019	109,804,191.57
January 2020	108,123,222.15
February 2020	106,467,262.21

Distribution Date:	Aggregate Principal Balance ($):

March 2020	104,835,945.02
April 2020	103,228,909.20
May 2020	101,645,798.59
June 2020	100,086,262.25
July 2020	98,549,954.33
August 2020	97,036,534.01
September 2020	95,545,665.45
October 2020	94,077,017.68
November 2020	92,630,264.56
December 2020	91,205,084.70
January 2021	89,801,161.37
February 2021	88,418,182.49
March 2021	87,055,840.48
April 2021	85,713,832.27
May 2021	84,391,859.20
June 2021	83,089,626.94
July 2021	81,806,845.48
August 2021	80,543,229.01
September 2021	79,298,495.90
October 2021	78,072,368.59
November 2021	76,864,573.61
December 2021	75,674,841.45
January 2022	74,502,906.52
February 2022	73,348,507.12
March 2022	72,211,385.36
April 2022	71,091,287.09
May 2022	69,987,961.89
June 2022	68,901,162.97
July 2022	67,830,647.15
August 2022	66,776,174.79
September 2022	65,737,509.76
October 2022	64,714,419.34
November 2022	63,706,674.23
December 2022	62,714,048.47
January 2023	61,736,319.40
February 2023	60,773,267.58
March 2023	59,824,676.81
April 2023	58,890,334.02
May 2023	57,970,029.25
June 2023	57,063,555.60
July 2023	56,170,709.22
August 2023	55,291,289.19
September 2023	54,425,097.55
October 2023	53,571,939.22
November 2023	52,731,621.97

Distribution Date:	Aggregate Principal Balance ($):

December 2023	51,903,956.38
January 2024	51,088,755.79
February 2024	50,285,836.26
March 2024	49,495,016.55
April 2024	48,716,118.06
May 2024	47,948,964.79
June 2024	47,193,383.31
July 2024	46,449,202.74
August 2024	45,716,254.69
September 2024	44,994,373.22
October 2024	44,283,394.82
November 2024	43,583,158.36
December 2024	42,893,505.10
January 2025	42,214,278.57
February 2025	41,545,324.61
March 2025	40,886,491.33
April 2025	40,237,629.03
May 2025	39,598,590.21
June 2025	38,969,229.54
July 2025	38,349,403.80
August 2025	37,738,971.87
September 2025	37,137,794.68
October 2025	36,545,735.21
November 2025	35,962,658.44
December 2025	35,388,431.33
January 2026	34,822,922.78
February 2026	34,266,003.60
March 2026	33,717,546.51
April 2026	33,177,426.08
May 2026	32,645,518.70
June 2026	32,121,702.62
July 2026	31,605,857.81
August 2026	31,097,866.03
September 2026	30,597,610.78
October 2026	30,104,977.25
November 2026	29,619,852.31
December 2026	29,142,124.50
January 2027	28,671,683.97
February 2027	28,208,422.50
March 2027	27,752,233.45
April 2027	27,303,011.74
May 2027	26,860,653.83
June 2027	26,425,057.70
July 2027	25,996,122.82
August 2027	25,573,750.14

Distribution Date:	Aggregate Principal Balance ($):

September 2027	25,157,842.06
October 2027	24,748,302.41
November 2027	24,345,036.42
December 2027	23,947,950.74
January 2028	23,556,953.35
February 2028	23,171,953.61
March 2028	22,792,862.19
April 2028	22,419,591.09
May 2028	22,052,053.58
June 2028	21,690,164.22
July 2028	21,333,838.81
August 2028	20,982,994.40
September 2028	20,637,549.24
October 2028	20,297,422.81
November 2028	19,962,535.73
December 2028	19,632,809.83
January 2029	19,308,168.05
February 2029	18,988,534.49
March 2029	18,673,834.34
April 2029	18,363,993.92
May 2029	18,058,940.61
June 2029	17,758,602.87
July 2029	17,462,910.18
August 2029	17,171,793.11
September 2029	16,885,183.20
October 2029	16,603,013.04
November 2029	16,325,216.17
December 2029	16,051,727.13
January 2030	15,782,481.44
February 2030	15,517,415.52
March 2030	15,256,466.78
April 2030	14,999,573.51
May 2030	14,746,674.93
June 2030	14,497,711.15
July 2030	14,252,623.16
August 2030	14,011,352.81
September 2030	13,773,842.83
October 2030	13,540,036.76
November 2030	13,309,879.01
December 2030	13,083,314.78
January 2031	12,860,290.08
February 2031	12,640,751.74
March 2031	12,424,647.34
April 2031	12,211,925.26
May 2031	12,002,534.63

Distribution Date:	Aggregate Principal Balance ($):

June 2031	11,796,425.32
July 2031	11,593,547.96
August 2031	11,393,853.90
September 2031	11,197,295.19
October 2031	11,003,824.62
November 2031	10,813,395.65
December 2031	10,625,962.44
January 2032	10,441,479.82
February 2032	10,259,903.29
March 2032	10,081,189.02
April 2032	9,905,293.80
May 2032	9,732,175.07
June 2032	9,561,790.92
July 2032	9,394,100.02
August 2032	9,229,061.69
September 2032	9,066,635.83
October 2032	8,906,782.92
November 2032	8,749,464.06
December 2032	8,594,640.89
January 2033	8,442,275.64
February 2033	8,292,331.09
March 2033	8,144,770.58
April 2033	7,999,557.98
May 2033	7,856,657.70
June 2033	7,716,034.67
July 2033	7,577,654.35
August 2033	7,441,482.71
September 2033	7,307,486.23
October 2033	7,175,631.86
November 2033	7,045,887.07
December 2033	6,918,219.79
January 2034	6,792,598.45
February 2034	6,668,991.93
March 2034	6,547,369.56
April 2034	6,427,701.16
May 2034	6,309,956.96
June 2034	6,194,107.66
July 2034	6,080,124.39
August 2034	5,967,978.69
September 2034	5,857,642.54
October 2034	5,749,088.33
November 2034	5,642,288.86
December 2034	5,537,217.35
January 2035	5,433,847.38
February 2035	5,332,152.97

Distribution Date:	Aggregate Principal Balance ($):

March 2035	5,232,108.48
April 2035	5,133,688.69
May 2035	5,036,868.74
June 2035	4,941,624.12
July 2035	4,847,930.72
August 2035	4,755,764.77
September 2035	4,665,102.85
October 2035	4,575,921.90
November 2035	4,488,199.19
December 2035	4,401,912.34
January 2036	4,317,039.30
February 2036	4,233,558.35
March 2036	4,151,448.09
April 2036	4,070,687.45
May 2036	3,991,255.65
June 2036	3,913,132.25
July 2036	3,836,297.08
August 2036	3,760,730.32
September 2036	3,686,412.39
October 2036	3,613,324.04
November 2036	3,541,446.30
December 2036	0.00

EXHIBIT Y

CERTIFICATE INSURANCE POLICY

Y-1

CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming part of Certificate Guaranty Insurance Policy #AB1037BE issued to:	Effective Date of Endorsement: October 4, 2006

Deutsche Bank National Trust Company

as Trustee for the Holders of

HarborView Mortgage Loan Trust, Mortgage

Loan Pass-Through Certificates, Series 2006-9,

Class 2A-1C2 Certificates.

For all purposes of this Policy, the following terms shall have the following meanings:

“Agreement” shall mean, for purposes of the Policy, the Pooling Agreement.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

“Certificate Insurer” shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of this Policy.

“Class 2A-1C2 Certificates” shall mean HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2006-9, Class 2A-1C2 Certificates, substantially in the form set forth in Exhibit A to the Agreement.

“Deficiency Amount” shall mean (a) for any Distribution Date prior to the Final Distribution Date, the sum of (1) the excess, if any, of the Monthly Interest Distributable Amount on the Insured Certificates net of any net interest shortfalls, Basis Risk Shortfalls or net deferred interest over the amount of Available Funds to such net amount on the Insured Certificates on such Distribution Date, and (2) the amount, if any, of any Realized Losses allocable to the Insured Certificates on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date, other than pursuant to a claim on the Policy) and (b) for the Final Distribution Date, the sum of (x) the amount set forth in clause (a)(1) above and (y) the outstanding Certificate Principal Balance of the Insured Certificates, after giving effect to all payments of principal on the Insured Certificates on such Final Distribution Date, other than pursuant to a claim on the Policy on that Distribution Date.

“Distribution Date”: The 19th day of any month, or if such 19th day is not a Business Day, the Business Day immediately following such 19th day, commencing in October 2006.

“Due for Payment” shall mean with respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the Agreement.

“Final Distribution Date” shall mean the Distribution Date occurring in December 2037.

“First Distribution Date” shall mean October 19, 2006.

“Holder” shall mean the registered owner or beneficial owner of an Insured Certificate, but shall not include the Trustee, the Seller, the Depositor, or any of their respective affiliates; Greenwich Capital Markets, Inc., however, may be a Holder.

“Insured Amounts” shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

“Insured Certificates” shall mean the Class 2A-1C2 Certificates.

“Insured Payments” shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

“Late Payment Rate” shall mean for any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Insured Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Nonpayment” shall mean, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Agreement.

“Notice” shall mean the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A to this Policy, from the Trustee specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable Distribution Date.

“Policy” shall mean the Certificate Guaranty Insurance Policy together with each and every endorsement thereto.

“Pooling Agreement” shall mean the Pooling and Servicing Agreement, dated September 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company, as Trustee, as such agreement may be amended, modified or supplemented from time to time.

“Preference Amount” shall mean any payment of principal or interest on an Insured Certificate which has become Due for Payment and which is made to a Holder by or on behalf of the Trust, which has been deemed a preferential transfer and was previously recovered from the Holder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

2

“Premium” shall mean the amount payable to the Certificate Insurer on each Distribution Date calculated at the Premium Percentage.

“Premium Percentage” shall mean 0.08% per annum.

“Reimbursement Amount” shall mean, as to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 5.01 of the Agreement, plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the related Late Payment Rate from the date the Trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the Certificate Insurer under the Agreement, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the related Late Payment Rate.

“Trustee” shall mean Deutsche Bank National Trust Company or its successor-in-interest, in its capacity as Trustee under the Agreement, or if any successor trustee shall be appointed as provided therein, then “Trustee” shall also mean such successor trustee, as the case may be, subject to the provisions thereof.

Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Agreement, without regard to any amendment or modification thereof, unless such amendment or modification has been approved in writing by the Certificate Insurer.

Notwithstanding any other provision of the Policy, the Certificate Insurer will pay any Insured Amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the related Insured Amount is Due for Payment and (ii) the second Business Day following receipt in New York, New York on a Business Day by the Certificate Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected Notice.

The Certificate Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event no earlier than the third Business Day following receipt by the Certificate Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or Holder, as applicable, is required to return such Preference Amount paid during the term of this Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or Holder (the “Order”), (ii) a notice by or on behalf of the Trustee or Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the Trustee or Holder, as applicable, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee or Holder relating to or arising under the Agreement against the estate of the Trust or otherwise with respect to such Preference Amount and (iv) a Notice (in the form attached hereto as Exhibit A) appropriately completed and executed by the Trustee; provided, that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day; provided, further, that the Certificate Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Insured Certificates prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Holder directly, unless the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay the Holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

3

The Certificate Insurer shall be subrogated to the rights of each Holder to the extent of any payment by the Certificate Insurer under the Policy.

The Certificate Insurer hereby agrees that if it shall be subrogated to the rights of Holders by virtue of any payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders’ allocable distributions for such Distribution Date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it hereunder or under the Agreement.

The Policy does not cover Basis Risk Shortfalls, Deferred Interest, Net Deferred Interest or Net Interest Shortfalls allocated to the Insured Certificates, nor does the Policy guarantee to the Holders of the Insured Certificates any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the Trustee or Paying Agent to make any payment required under the Agreement to the Holders of the Insured Certificates. The Policy will not cover any reduction in the amount of current interest payable to the holders of the Insured Certificates on any Distribution Date due to the pass-through rate for the Insured Certificates exceeding the adjusted cap rate for the Insured Certificates on such Distribution Date.

The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

A premium will be payable on this Policy on each Distribution Date as provided in Section 5.01 of the Agreement, beginning with the First Distribution Date, in an amount equal to the Premium.

IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

4

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

To the extent the provisions of this endorsement conflict with the provisions in the above-mentioned Policy, the provisions of this endorsement shall govern.

The Policy and the obligations of the Certificate Insurer thereunder will terminate without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Insured Certificates have been paid in full and (ii) the Final Distribution Date. Upon termination of the Policy, the Trustee shall deliver the original of the Policy to the Certificate Insurer.

No person other than the Trustee shall be entitled to present the Notice.

No waiver of any rights or powers of the Certificate Insurer, the Holders or the Trustee or consent by any of them shall be valid unless signed by an authorized officer or agent thereof.

This Policy is issued under and pursuant to, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

The Certificate Insurer’s obligations under the Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the Insured Certificates whether or not those funds are properly paid by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Insured Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

5

IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this endorsement to the Policy to be signed by its duly authorized officers

Assistant Secretary	Managing Director

EXHIBIT A

TO THE CERTIFICATE GUARANTY INSURANCE POLICY

Policy No. AB1037BE

NOTICE OF NONPAYMENT AND DEMAND

FOR PAYMENT OF INSURED AMOUNTS AND PREFERENCE AMOUNTS

Date: [ ]

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: General Counsel

Reference is made to Certificate Guaranty Insurance Policy No. AB1037BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, dated as of August 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller and Deutsche Bank National Trust Company, as Trustee, as the case may be, unless the context otherwise requires.

The Trustee hereby certifies as follows:

1.	The Trustee is the Trustee under the Agreement for the Holders.
2.	The relevant Distribution Date is [date].
3.	Payment on the Insured Certificates in respect of the Distribution Date is due to be received on _________________________ under the Agreement in an amount equal to $_________.
4.	[There is an Insured Amount of $______________ in respect of the Class Class 2A-1C2 Certificates, which amount is Due for Payment pursuant to the terms of the Agreement.]

[There is a Preference Amount of $______________ in respect of the Class 2A-1C2 Certificates, which is due and payable pursuant to the terms of the Agreement.]

5.	The Trustee has not heretofore made a demand for the [Insured Amount] [Preference Amount] in respect of the Distribution Date.
6.

The Trustee hereby requests the payment of the [Insured Amount that is Due For Payment] [Preference Amount] be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to: ______________________________ (Trustee’s account number).

A-1

7.

The Trustee hereby agrees that, following receipt of the [Insured Amount] [Preference Amount] from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class 2A-1B Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Policy Account and not commingle such funds with other funds held by Trustee and (d) maintain an accurate record of such payments with respect to each certificate and the corresponding claim on the Policy and proceeds thereof.

For your protection California law requires the following to appear on this form:

Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

By:

Trustee
Title:

(Officer)

A-2

GREENWICH CAPITAL MARKETS, INC.

600 Steamboat Road

Greenwich, CT 06830

October 4, 2006

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Ladies and Gentlemen:

This letter will confirm the understanding between Greenwich Capital Markets, Inc. (the “Company”) and Ambac Assurance Corporation (“Ambac”) regarding certain matters relating to Ambac’s issuance of a certificate guaranty insurance policy (the “Policy”) in connection with the Company’s HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2006-9, approximately $166,727,000 initial Principal Balance, Class 2A-1C2 Certificates, (the “Guaranteed Certificates”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the prospectus supplement, dated October 3, 2006 (the “Prospectus Supplement”).

1. The Policy will provide for the full and complete payment (a) on each Distribution Date the sum of (i) the excess, if any, of the Monthly Interest Distributable Amount for the Guaranteed Certificates on such Distribution Date, but excluding therefrom any Basis Risk Shortfalls, net deferred interest or net interest shortfalls allocable to the Guaranteed Certificates on such Distribution Date over the amount of Available Funds available to pay such net amount on the Guaranteed Certificates on such Distribution Date and (ii) the amount of any Realized Losses allocable to the Guaranteed Certificates on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date, other than pursuant to a claim on the Policy) and (b) for the Distribution Date occuring in December 2037 the Certificate Principal Balance of the Guaranteed Certificates to the extent unpaid on such Distribution Date after taking into account all distributions to be made on such date from sources other than the Policy.

2. Ambac will be entitled to be subrogated to the rights of the holders of the Guaranteed Certificates with respect to the amounts for which Ambac has made a payment under the Policy and shall be entitled to reimbursement of any payment made under the Policy in accordance with the priorities set forth in Section 5.01 of the Pooling and Servicing Agreement (as defined below) in an amount equal to the amount of such payments, together with interest on any and all remaining unreimbursed payments at the Late Payment Rate (as defined in the Policy). Ambac shall also be entitled to the assignment of the holders’ rights in conjunction with such payments. Ambac will be entitled to no other amounts either from the Company or holders of the Guaranteed Certificates with respect to payments made under the Policy.

3. Prior to printing the Prospectus Supplement to be used in connection with the offering of the Guaranteed Certificates, Ambac, the Company, Greenwich Capital Financial Products, Inc. and Greenwich Capital Acceptance, Inc. will execute an Indemnification Agreement substantially in the form of Attachment A hereto (the “Indemnification Agreement”). The Company will not be obligated to execute any other agreement with Ambac in connection with the issuance of the Policy, nor provide Ambac with any information, opinions or other documentation not required by this letter, the Pooling Agreement or the Indemnification Agreement (collectively, the “Agreements”).

Ambac Assurance Corporation
September 30, 2005	Page 2

4. The Pooling and Servicing Agreement, to be dated as of September 1, 2006 (the “Pooling Agreement”) pursuant to which the Certificates are issued will contain provisions (i) setting forth the mechanism by which Deutsche Bank National Trust Company, as Trustee, will make draws on the Policy, (ii) setting forth the mechanism for the surrender of the Policy upon payment in full of the Guaranteed Certificates, (iii) providing for Ambac’s right to receive the statement sent each Distribution Date to the holders of the Guaranteed Certificates and providing for Ambac’s right to receive from the Trustee, any other reports or statements provided under the Servicing Agreement (as defined in the Pooling Agreement) from Countrywide Home Loans Servicing L.P. to the Trustee, (iv) providing that the Servicer shall designate an officer who shall be available to Ambac to provide reasonable access to information regarding the Mortgage Loans, (v) providing for the subrogation of Ambac to the rights of the holders of the Guaranteed Certificates for payments made by Ambac on the Policy and the assignment to Ambac of the holders’ rights in conjunction with such payment, (vi) providing for the payment of Ambac’s monthly premium in arrears from the trust estate in an amount equal to the product of (1) the product of (a) 8 basis points (0.08%) per annum and (b) a fraction, expressed as a percentage, the numerator of which is the actual number of days elapsed since the prior Distribution Date (for the first Distribution Date, from the Closing Date) and the denominator of which is 360 (the “Monthly Premium Rate”) and (2) the principal balance of the Guaranteed Certificates immediately prior to such Distribution Date and (vii) providing that any amendment which may adversely effect Ambac will require the prior consent of Ambac. It shall be a condition to the issuance of the Policy that the provisions of the Agreements relating to the above matters shall be satisfactory to Ambac. Ambac shall not unreasonably request any other changes to the Agreements as a condition to Ambac’s issuance of the Policy.

5. Ambac will provide to the Company an opinion of counsel, dated October 4, 2006, which may be an opinion of in-house counsel to Ambac, substantially in the form attached as Attachment B hereto.

6. The Company shall not be obligated to place Ambac’s name or logo on the front cover of the Prospectus Supplement and shall not put Ambac’s logo on the front cover without the prior consent of Ambac.

7. The Company shall not be personally responsible for paying any premium for the Policy (such payments to be made solely pursuant to the provisions of the Pooling Agreement referred to in paragraph 4 above), nor any other fees or expenses of Ambac, including any fees or expenses of counsel or accountants for Ambac, incurred in connection with the issuance of the Policy; provided, however, that it is a condition to the issuance of the Policy that Ambac shall be paid $25,800 for expenses in respect of the Policy at the closing in cash or available funds (which amounts due Ambac shall not be satisfied from any amounts paid Ambac in respect of any other financial guaranty insurance policy). Such payment of expenses will be made by the Company.

Ambac Assurance Corporation
September 30, 2005	Page 3

8. It shall be a condition to the issuance of the Policy that Ambac shall have received oral confirmation from the rating agencies that the Guaranteed Certificates would have been rated “AAA” by Standard and Poor’s Ratings Service, a division of the McGraw-Hill Companies (“S&P”) and “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), without the issuance of the Policy. Ambac will use its best efforts and shall be solely responsible for providing such documentation and other information to S&P and Moody’s and taking such other steps as are necessary to obtain the foregoing oral confirmation from S&P and Moody’s, without cost to the Company.

9. The Company is obligated to pay all rating agency fees of S&P and Moody’s.

10. Ambac shall be entitled to receive one complete set of closing documents.

11. It shall be a condition to the issuance of the Policy that the description of Ambac and the Policy set forth under the captions “The Certificate Insurer” and “Description of the Certificates - The Certificate Insurance Policy” in the Prospectus Supplement be satisfactory to Ambac; provided, however, that the execution by Ambac of the Indemnification Agreement shall mean such descriptions set forth under the captions “The Certificate Insurer” and “Description of the Certificates - The Certificate Insurance Policy” as they appear in the Prospectus Supplement are satisfactory to Ambac.

12. In the event that the Policy has not been issued by Ambac on or prior to October 4, 2006, as a result of the failure to occur of any condition to the issuance of the Policy, Ambac shall not be obligated to issue such Policy.

If the foregoing is in accordance with your understanding, please execute the enclosed copy of this letter and return it to Vinu Phillips, Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, CT 06830.

GREENWICH CAPITAL MARKETS, INC.
By:

Name:
Title:

Accepted and Agreed:
AMBAC ASSURANCE CORPORATION
By:

Name:
Title: